Filed with the Securities and Exchange Commission on August 28, 2026.

Registration No. 333-295577

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AZUL SA
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Federative Republic of Brazil	4512	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Edifício Jatobá, 8th Floor, Castelo Branco Office Park
Avenida Marcos Penteado de Ulhôa Rodrigues, 939
Tamboré, Barueri, São Paulo, SP 06460-040, Brazil
+55 (11) 4831 2880
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 (212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Jonathan Lewis
Hogan Lovells Cadwalader US LLP
390 Madison Avenue
New York, NY 10017
+1 (212) 918-3000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company. ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Post-Effective Amendment No. 1 to Form F-1 shall become effective in accordance with Section 8(c) of the Securities Act, on such date as the Commission, acting pursuant to Section 8(c), may determine.

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE
On May 6, 2026, Azul S.A. (the “Registrant”) filed a Registration Statement on Form F-1 (File No. 333-295577) (as amended, the “Registration Statement”), which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on July 1, 2026. The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement pursuant to the undertakings in Item 9 of Form F-1 to, among other things:

(i)	include its unaudited interim consolidated financial statements as of and for the six months ended June 30, 2026;
(ii)	include our management’s discussion and analysis of financial condition and results of operations for the six-month periods ended June 30, 2026 and 2025;
(iii)	amend the section titled “Unaudited Pro Forma Condensed Consolidated Financial Information”;
(iv)	update certain other information contained in the Registration Statement to reflect developments since the effective date of the Registration Statement;
(v)	include the identity of an Unnamed Selling Shareholder (as defined in the prospectus which forms part of the Registration Statement) and the number of common shares, including in the form of ADS, to be offered and resold by such Unnamed Selling Shareholder that has requested to be named as a Selling Shareholder in the prospectus, as contemplated by the “Selling Shareholders” section therein;
(vi)	include updated information regarding the number of common shares, including in the form of ADSs, held by the Selling Shareholders named in the prospectus which forms of the Registration Statement; and
(vii)	file Exhibit 23.1 and Exhibit 23.2 to the Registration Statement as indicated in Part II of this Post-Effective Amendment No. 1.
The information included in this Post-Effective Amendment No. 1 amends the Registration Statement and the prospectus contained therein. No additional securities are being registered by this post-effective amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement on May 6, 2026.

The information in this prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until post-effective amendment no. 1 to the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to completion, dated August 28, 2026)
Up to 363,050,536 common shares, including in the form of ADSs, and up to 9,383,899 common shares, including in the form of ADSs, issuable upon exercise of Warrants
(incorporated in the Federative Republic of Brazil)

This prospectus relates to the offer and resale from time to time by the (a) selling shareholders named herein, and (b) the Unnamed Selling Shareholders (as defined herein) if and when set forth in a post-effective amendment to the registration statement of which this prospectus forms a part (together, the “Selling Shareholders”) of up to 372,434,435 common shares, without par value, of Azul S.A. (the “common shares”), including common shares in the form of American depositary shares (“ADSs”), each representing two common shares, and may be evidenced by an American depositary receipt (“ADR”), or may be held in uncertificated form (see “Description of American Depositary Shares”) (or approximately 98.5% of our outstanding common shares on the date of this prospectus and assuming and after giving effect to the issuance of 9,383,899 common shares issuable upon exercise of the relevant Warrants), comprising (i) the offer and resale of up to 360,581,198 common shares, including in the form of ADSs, issued in connection with the Equity Rights Offering (as defined below) or otherwise owned by the relevant holder on the date of this prospectus, (ii) the offer and resale of up to 9,383,899 common shares, including in the form of ADSs, issuable upon exercise of Additional Investment Warrants and the Incremental Warrants (each as defined below) issued to the Additional Investment Warrant Holders (as defined below) and investors that exercised preemptive subscription rights to subscribe for Additional Investment Warrants, and (iii) the offer and resale of up to 2,469,338 common shares, including in the form of ADSs, that were issued upon exercise of the Exercised Stock Options (as defined below).
We are filing the registration statement of which this prospectus forms a part (i) pursuant to our obligations under a registration rights agreement (the “Registration Rights Agreement”) entered between us and certain of the Selling Shareholders, among others, dated February 20, 2026, as further described under “Registration Rights Agreement,” and (ii) to register the resale of certain common shares represented by Rule 144A Restricted ADSs (as defined below) acquired by certain professional investors (or their permitted transferees) in the Equity Rights Offering (as defined below) that are not party to the Registration Rights Agreement (“Restricted ADS Holders”).
The Selling Shareholders identified in this prospectus may offer our common shares, including in the form of ADSs, from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at privately negotiated prices. For the purposes of the requirements of Item 501(d)(3) of Regulation S-K, the Company is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To the extent required, we will provide the specific terms of transactions in supplements to this prospectus. You should read this prospectus and any applicable supplements carefully before you invest. See “Plan of Distribution.”
Our common shares are currently listed on the Level 2 (Nível 2) segment of the São Paulo Stock Exchange (B3 S.A.—Brasil, Bolsa, Balcão) (the “B3”) under the symbol “AZUL3.” On August 27, 2026, the last reported sale price of our common shares on the B3 was R$19.05 per common share, which is equivalent to a price of US$3.69 per common share (based on the commercial selling rate published by the Central Bank of Brazil (the “Central Bank”) on August 27, 2026, which was R$5.1642 to US$1.00), which is the equivalent of US$7.38 per ADS because each ADS represents two common shares.
On July 9, 2026 our ADSs and our common shares became listed on the New York Stock Exchange LLC (the “NYSE”), and our ADSs commenced trading on the NYSE under the symbol “AZUL”. On August 27, 2026, the last reported sale price of our ADSs on the NYSE was US$7.52 per ADS, which is the equivalent of US$3.76 per common share because each ADS represents two common shares.
We will not receive proceeds from any disposition of our common shares, including in the form of ADSs, by the Selling Shareholders.
Investing in our common shares, including in the form of ADSs, involves risk. See “Risk Factors” beginning on page 19 of this prospectus and in our other filings with the Securities and Exchange Commission (the “SEC”) incorporated by reference in this prospectus to read about factors you should consider before investing in our common shares, including in the form of ADSs.
Neither the SEC, the Brazilian Securities Commission (Comissão de Valores Mobiliários) (the “CVM”), nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is            2026.

i

This prospectus has been prepared by us solely for use in connection with the proposed offering of common shares, including in the form of ADSs, in the United States and elsewhere outside Brazil.
Neither we, the Selling Shareholders, nor any of their respective agents, have authorized anyone to provide any information other than that contained in or incorporated by reference into this prospectus or in any applicable prospectus supplement. We, the Selling Shareholders and their respective agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we, the Selling Shareholders, nor their respective agents, are making an offer to sell the common shares, including in the form of ADSs, in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus is accurate only as of the date of such document (except as otherwise indicated), regardless of the time of delivery of this prospectus or any sale of the common shares, including in the form of ADSs. Our business, financial condition, results of operations, cash flows and prospects may have changed since the date specified on such document.
For investors outside the United States: Neither we nor the Selling Shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares including the common shares, including in the form of ADSs, and the distribution of this prospectus outside the United States and in their jurisdiction.

In this prospectus, references to the “Company” refer to Azul S.A., a sociedade por ações incorporated under the laws of Brazil, unless the context requires otherwise, and references to “Azul,” “we,” “us” and “our” refer to the Company and its subsidiaries on a consolidated basis, unless the context requires otherwise.
The term “Brazil” refers to the Federative Republic of Brazil and the phrase “Brazilian government” refers to the federal government of Brazil. References in the prospectus to “real,” “Brazilian real,” “reais,” “Brazilian reais” or “R$” refer to the Brazilian real, the official currency of Brazil and references to “U.S. dollar,” “U.S. dollars” or “US$” refer to U.S. dollars, the official currency of the United States.

ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement that we filed with the SEC using a “shelf” registration process. The Selling Shareholders may offer and sell, from time to time, an aggregate of up to 372,434,435 common shares, including in the form of ADSs, under this prospectus. In some cases, we and the Selling Shareholders will also be required to provide a prospectus supplement containing specific information about the Selling Shareholders and the terms on which they are offering and selling our common shares, including in the form of ADSs. We may also add, update or change in a prospectus supplement information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, and any documents incorporated by reference, as well as any post-effective amendments to the registration statement of which this prospectus is a part, before you make any investment decision. To the extent there is a conflict between the information contained in this prospectus and any applicable prospectus supplement, including the information incorporated by reference, you should rely on the information in the applicable prospectus supplement.
You should rely only on the information contained in this prospectus and any accompanying prospectus supplement, including the information incorporated by reference herein. Neither we nor the Selling Shareholders have authorized anyone to provide you with information different from that contained in this prospectus or any accompanying prospectus supplement, including the information incorporated by reference herein.
The Selling Shareholders may only offer to sell, and seek offers to buy, our common shares, including in the form of ADSs, in jurisdictions where offers and sales are permitted. The information contained in this prospectus speaks only as of the date of this prospectus.
Certain of the Selling Shareholders acquired the interests they hold in the common shares (including in the form of ADSs) in accordance with the Plan of Reorganization (as supplemented, revised or amended, or otherwise modified in accordance with its terms, the “Plan of Reorganization” or “Plan”) filed by the Company and certain of its subsidiaries (which we refer to, together with the Company, as the “Debtors”) pursuant to Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) and the terms of the Backstop Commitment Agreement, the United Investment Agreement, the Additional Investment Agreement and the American Investment Agreement (each as defined herein) and the transactions contemplated therein. On February 20, 2026, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) entered an order confirming the Plan. See “Prospectus Summary—Recent Developments”. We agreed to register for resale of the common shares (including in the form of ADSs) owned as of the date of this prospectus and certain common shares (including in the form of ADSs) that may be owned in the future by the Selling Shareholders set forth herein or set forth in the applicable prospectus supplement and in accordance with the terms of the Registration Rights Agreement.
In connection with the Chapter 11 process, the Company and certain of its subsidiaries were required to prepare projected financial information. These projections are not part of this prospectus and should not be relied upon in connection with any offering of our common shares, including in the form of ADSs. The projections were not prepared for the purpose of any offering of our common shares, including in the form of ADSs, and have not been updated after the date as of which such projections were prepared. The projections reflected numerous assumptions concerning our anticipated future performance and prevailing and anticipated market and economic conditions at the time they were prepared that were and continue to be beyond our control and that may not materialize. Projections are inherently subject to uncertainties and to a wide variety of significant business, market, economic and competitive risks, including those risks discussed under “Risk Factors” in this prospectus and other risks described in our Annual Report on Form 20-F for the year ended December 31, 2025 filed with the SEC on April 3, 2026 (the “2025 Annual Report”), which is incorporated by reference into this prospectus. Our actual results will vary from those contemplated by the projections and the variations may be material. As a result, you should not rely upon the above-mentioned projections in deciding whether to invest in our common shares, including in the form of ADSs

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and the documents incorporated herein by reference are forward-looking in nature, such as statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results.
These estimates and forward-looking statements are based mainly on our current expectations and estimates of future events and trends that affect or may affect our business, financial condition, results of operations, cash flow, liquidity, prospects and the trading price of our common shares, including in the form of ADSs. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to many significant risks, uncertainties and assumptions and are made in light of information currently available to us.
These statements appear throughout this prospectus and the documents incorporated herein by reference and include statements regarding our intent, belief or current expectations in connection with:

•	our recent emergence from the Voluntary Reorganization (as defined below) and the transactions entered into in connection with the Voluntary Reorganization;
•
inflation, appreciation, depreciation and devaluation of the Brazilian real, as well as interest rates and exchange rates in Brazil and the other markets in which we operate, which have been particularly volatile as a result of, among other factors, monetary stimulus in response to the COVID-19 pandemic, supply chain disruptions, natural disasters (such as the significant floods experienced in the state of Rio Grande do Sul in April and May 2024) and geopolitical tensions (such as tensions as a result of the Russia-Ukraine conflict, rising tensions between the United States and Venezuela, the United States and Cuba, and among the United States, Israel and Iran);

•	our level of debt and other fixed obligations, including obligations owed to lessors and original equipment manufacturers (“OEMs”), as well as our ability to obtain additional financing and to refinance our existing debt and other obligations;
•	the economic, financial and other effects of pandemics, epidemics, diseases, public health threats and similar crises (including the coronavirus, or COVID-19, pandemic), and natural disasters (such as the significant floods experienced in the state of Rio Grande do Sul in April and May 2024), and governmental responses thereto, particularly as such factors impact or may impact Brazil and the other markets in which we operate, thus adversely affecting our results of operations and financial condition, and heightening many of the other risks described in the “Risk Factors” section of our 2025 Annual Report);
•	increases in maintenance costs, fuel costs and insurance premiums, especially in light of the Russia-Ukraine conflict, rising tensions between the United States and Venezuela, the United States and Cuba, and the escalation of conflicts in the Middle East, including among the United States, Israel and Iran;
•	developments and the perception of risks in connection with laws, regulations and policies the President of Brazil may adopt or change during his term in office, including economic, healthcare and fiscal reforms, any of which may negatively affect growth prospects in the Brazilian economy as a whole;
•	our ability to implement in a timely and efficient manner, any measure necessary to respond to or reduce the impacts of developments related to pandemics, epidemics, diseases, public health threats and similar crises (including the COVID-19 pandemic) and natural disasters (such as the significant floods experienced in the state of Rio Grande do Sul in April and May 2024), on our business, operations, cash flow, prospects, liquidity and financial conditions;
•	changes in market prices, customer demand and preferences and competitive conditions;
•	general economic, political and business conditions in Brazil, particularly in the geographic markets we serve as well as any other countries where we currently operate and may operate in the future, including developments and the perception of risks in connection with volatility from the heightened political and social tensions following the presidential elections in Brazil;
•	our ability to keep costs low;
•	risks associated with our lessors and aircraft and engine suppliers and maintenance providers, and our commercial relationship with them, including expected aircraft delivery schedules and availability of spare parts and the provision of maintenance services;
•	existing and future governmental regulations;
•	our ability to maintain landing rights in the airports where we operate;
•	air travel substitutes;

•	labor disputes, employee strikes and other labor-related disruptions, including in connection with negotiations with unions;
•	our ability to attract and retain qualified personnel;
•	our aircraft utilization rate;
•	defects or mechanical problems with our aircraft, as well as availability of spare parts and maintenance services;
•	our ability to successfully implement our growth strategy, including our expected fleet growth, passenger growth, our capital expenditure plans, our future joint venture and partnership plans, our ability to enter new airports (including certain international airports), that match our operating criteria;
•	management’s expectations and estimates concerning our future financial performance and our financing, plans and programs, as well as our plans for refinancing or amending our financial obligations;
•	our reliance on third parties, including changes in the availability or increased cost of air transport infrastructure and airport facilities;
•	risks associated with cybersecurity incidents and privacy, including potential disruptions to our information technology systems, and information security breaches;
•	impact of global climate change and legal, regulatory or market response to such change;
•	increasing attention to, and evolving expectations regarding environmental, social and governance matters; and
•	other factors or trends affecting our financial condition or results of operations, including those factors identified or discussed as set forth under “Risk Factors” of the 2025 Annual Report.

The words “believe,” “understand,” “may,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “seek,” “intend,” “expect,” “should,” “could,” “forecast” and similar words are intended to identify forward-looking statements. You should not place undue reliance on such statements, which speak only as of the date they were made. We do not undertake any obligation to update publicly or to revise any forward-looking statements after we distribute this prospectus because of new information, future events or other factors. Our independent auditors have neither examined nor compiled the forward-looking statements and, accordingly, do not provide any assurance with respect to such statements. In light of the risks and uncertainties described above, the future events and circumstances discussed in this prospectus might not occur and are not guarantees of future performance. Because of these uncertainties, you should not make any investment decision based upon these estimates and forward-looking statements.
v

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Financial Statements
We maintain our books and records in Brazilian reais. Our financial statements are prepared in accordance with the IFRS Accounting Standards, as issued by the International Accounting Standards Board.
Market Share and Other Information
This prospectus contains or incorporates by reference data related to economic conditions in the market in which we operate. The information contained in or incorporated by reference into this prospectus concerning economic conditions is based on publicly available information from third-party sources that we believe to be reasonable. Data and statistics regarding the Brazilian civil aviation market are based on publicly available data published by the Brazilian National Civil Aviation Agency (Agência Nacional de Aviação Civil—ANAC), Empresa Brasileira de Infraestrutura Aeroportuária—INFRAERO, the Brazilian Corporate Agencies Association (Associação Brasileira de Agências Corporativas—ABRACORP), Ministry of Transportation, Ports and Civil Aviation and Aeroportos Brasil (a private consortium that operates Viracopos airport jointly with INFRAERO), among others. Data and statistics regarding international civil aviation markets are based on publicly available data published by the International Civil Aviation Organization or the International Air Transport Association. We also make in this prospectus or incorporate by reference statements about our competitive position and market share in, and the market size of, the Brazilian airline industry. We have made these statements on the basis of statistics and other information from third-party sources that we believe to be reasonable, such as Cirium, ANAC and Dados Comparativos Avançados (Advanced Comparative Data, a monthly report issued by ANAC that contains preliminary information on the number of available seat kilometers (“ASKs”) and revenue passenger kilometers (“RPKs”) recorded in the Brazilian civil aviation market), and the Brazilian Association of Airline Companies (Associação Brasileira das Empresas Aéreas—ABEAR). In addition, we include additional operating and financial information about Gol Linhas Aéreas Inteligentes S.A. and its subsidiaries (“Gol”), Latam Airlines Group S.A. and its subsidiaries operating in Brazil (“LATAM”), Smiles and LATAM Pass (the loyalty programs of Gol and LATAM respectively), which is derived from the information released publicly by them, including disclosure filed with or furnished to the SEC and other information made available on their respective websites. Although we have no reason to believe any of this information or these reports are inaccurate in any material respect and believe and act as if they are reliable, neither we, the Selling Shareholders, nor their respective agents have independently verified it. Governmental publications and other market sources, including those referred to above, generally state that their information was obtained from recognized and reliable sources, but the accuracy and completeness of that information is not guaranteed. Neither we, the Selling Shareholders, nor their respective agents can guarantee the accuracy of such information. In addition, the data that we compile internally and our estimates have not been verified by an independent source.
Convenience Translations
We have translated some of the Brazilian real amounts contained in or incorporated by reference into this prospectus into U.S. dollar amounts at specified rates solely for the convenience of the reader. You should not construe these translations as representations that the Brazilian real amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at the rate or any other exchange rate as of that or any other date.
Presentation of Share Capital Information
As described in this prospectus, since December 31, 2025, the Company has completed the First Reverse Share Split (as defined below) and the Second Reverse Share Split. In this prospectus, unless the context otherwise requires, references to the numbers of common shares that were issued at the various points in connection with the Voluntary Reorganization are expressed as the number of preferred shares and common shares (as the case may be) on the date of the relevant issuance and have not been adjusted to reflect the cumulative effects of the First Reverse Share Split and the Second Reverse Share Split.
In this prospectus, unless the context otherwise requires, references to percentages of our outstanding common shares are calculated based on the number outstanding common shares as of the date of this prospectus

PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere in this prospectus and in the documents we incorporate herein by reference. This summary does not contain all of the information you should consider before investing in our common shares, including in the form of ADSs. You should read the entire prospectus carefully, including the section titled “Risk Factors” and “Forward-Looking Statements” contained in this prospectus, any applicable prospectus supplement and the section titled “Risk Factors” and “Operating and Financial Review and Prospects” in our 2025 Annual Report incorporated by reference herein, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference into this prospectus.
Overview
We are the largest airline in Brazil in terms of cities served, according to ANAC (Brazil’s National Civil Aviation Agency), with around 970 daily departures to 160 destinations, creating a network of more than 390 non-stop routes as of December 31, 2025. As the sole airline on 80% of our routes, we are the leading airline in 115 Brazilian cities in terms of departures according to ANAC, and carried about to 30 million passengers in the year ended December 31, 2025. In addition to having an extensive network, optimized fleet, and a high-quality product, we also have strategic revenue generating business units including our wholly-owned loyalty program Azul Fidelidade, our logistics solutions business Azul Cargo and Azul Viagens, our tourism travel business.
Brazil is geographically similar in size to the continental United States and is currently the fifth largest market for domestic airline passengers in the world, according to Cirium. Since 2008, the number of domestic airline passengers carried in Brazil has increased by 102% to 101 million in 2025, according to ANAC.
We have the most extensive route network in Brazil, serving 160 domestic destinations, about twice as many as our main competitors Gol and LATAM, which served 65 and 59 destinations respectively as of December 31, 2025, according to data from those companies. We are the only provider of scheduled service to 80 of our domestic destinations and hold the leading position in four out of the 10 largest domestic airports in which we operate in terms of departures, according to ANAC. Through our network, we connect travelers to destinations exclusively served by us from our three hubs, which cater to the São Paulo, Belo Horizonte and Recife markets, all among the largest metropolitan areas in the country. Notably, we are the leading airline at Viracopos airport, one of the principal airports in the São Paulo area and the largest domestic hub in South America in terms of non-stop destinations served, with a 96% share of its 140 domestic daily departures as of December 31, 2025, according to data from ANAC.
We operate a young, fuel-efficient fleet that we believe is better tailored for Brazil than those of our main competitors, as it allows us to serve markets with different demographics, ranging from large capitals to smaller cities. As of December 31, 2025, our passenger operating fleet in service totaled 155 aircraft with an average age of 7.2 years (excluding Cessna aircraft), which is significantly younger than that of our main competitors. We believe that our diversified fleet is optimized to efficiently match capacity to demand. This enables us to offer superior connectivity as well as more convenient and frequent non-stop service to more airports than our main competitors, Gol and LATAM, which mainly operate larger aircraft.
A key driver of our profitability is our management team’s extensive experience in implementing a disciplined, low-cost operating model. Our optimized fleet yields lower trip costs than our main competitor, according to data published by the relevant company. With the recovery and the increase in the number of next-generation Airbus A320neos and Embraer E2s in our fleet in the coming years, we expect to maintain our market-leading low trip cost advantage. In addition, we believe our full time-equivalent employees per aircraft were the lowest in Brazil as of December 31, 2025. We have built a strong brand by offering what we believe is a superior travel experience, based on a culture of customer service provided by a highly-motivated and well-trained team of Crewmembers. Our service features include advance seat assignment, leather seats, individual entertainment screens with free live television at every seat in all our Embraer jets and most of our A320neos, extensive legroom with a pitch of 30 inches or more, complimentary beverage and snack services, and free bus service to key airports we serve. In addition, we offer Wi-Fi service in some of our A320neo and E2 fleet and are currently installing it in additional aircraft. As a result of our strong focus on customer service, our NPS (Net Promoter Score) average in 2025 totaled 38.5. In 2020, Azul was awarded best airline in the world by TripAdvisor, the first time a Brazilian Flag Carrier ranked number one in the Traveler’s Choice Awards. We were also recognized as the 4th most on time airline in 2025, the 6th most on time airline in 2024 and the 2nd most on time airline in 2023, with on time rates of 85.2%, 82.4% and 85.7%, respectively, according to Cirium.
We continue to invest in and expand our loyalty program Azul Fidelidade, which had more than 20 million members as of December 31, 2025. Azul Fidelidade has been the fastest growing loyalty program in terms of members in Brazil for the past nine years compared to Smiles and LATAM Pass, the loyalty programs of Gol and LATAM respectively, according to information made publicly available by such companies. We believe that the Azul Itaucard Infinite is the best positioned co-branded credit card in the Itaucard portfolio, which was awarded the “Best credit card from Brazilian airlines” by Melhores Destinos in 2025. Given our network strength and the expected growth of passenger air travel, credit card penetration and usage and customer loyalty in Brazil, we believe that Azul Fidelidade is a key strategic asset for us. Given our network strength and the expected growth of passenger air travel, credit card penetration and usage and customer loyalty in Brazil, we believe that Azul Fidelidade is a key strategic asset for us.
In the year ended December 31, 2025, we generated net revenue of R$21.6 billion and income for the year of R$124.9 million. In the three-month period ended March 31, 2026, we generated net revenue of R$5.5 billion and an income for the period of R$6.0 billion. Income exceeded net revenue primarily due to the recognition in the first quarter of 2026 of a non-cash deferred tax asset of R$7.5 billion following the completion of the Voluntary Reorganization, as management concluded that there is now convincing evidence that sufficient future taxable profits will be available to fully absorb accumulated tax losses. For further information, see our unaudited interim consolidated financial statements as of and for the six months ended June 30, 2026 included in this prospectus starting on page F-1 and our management’s discussion and analysis of financial condition and results of operations for the six-month periods ended June 30, 2026 and 2025 included herein.
Our Competitive Strengths
We believe the following business strengths allow us to compete successfully:
Largest Network in Brazil
We have the largest network in Brazil in terms of departures and cities served, with around 970 daily departures to 160 destinations, creating a network of more than 390 non-stop routes as of December 31, 2025, according to ANAC. We believe our connectivity at large hubs allows us to consolidate traffic, serving larger and medium-sized markets as well as smaller cities that do not generate sufficient demand for point-to-point service. We believe that our extensive network coverage allows us to connect more passengers than our competitors, who serve significantly fewer destinations. As of December 31, 2025, we served 160 destinations in Brazil, compared to 65 for Gol and 59 for LATAM. In addition, we were market leader in 88% of our routes as of December 31, 2025. By comparison, as of December 31, 2025, Gol and LATAM were leading carriers in 13 and 21 cities in Brazil, respectively. In addition, the routes in which we hold a leadership position represent approximately 82% of our total ASKs.
Our Optimized Fleet Enables Us to Efficiently Serve Our Target Markets
Our fleet strategy is based on optimizing the type of aircraft for the different markets we serve. Our diversified fleet of ATR, E-Jets and Airbus aircraft enables us to serve markets that we believe our main competitors, who fly mainly larger narrow-body aircraft, cannot serve profitably. We believe our current fleet of aircraft allows us to match capacity to demand, achieve high load factors, provide greater convenience and frequency, and serve low and medium density routes and markets in Brazil that are not served by our main competitors. Our domestic fleet consists of Embraer E-Jets which seat up to 136 passengers, fuel-efficient ATR aircraft which seat 70 passengers, next-generation Airbus A320neos which seat 174 passengers and Cessna Caravan which seat 9 passengers, while the narrow-body aircraft used by Gol and LATAM in Brazil have between 138 and 220 seats. We also operate Airbus A330s to serve international markets, E-Jets converted to dedicated freighters and two Airbus A321 freighter aircraft to support our cargo business.
Our fleet plan focuses on maintaining a trip cost advantage relative to our main competitors while also providing us with flexibility for growth into new markets both domestically and internationally. Based on our current firm orders, we expect to continuously transform our fleet adding next-generation E2 aircraft and A320neo aircraft mainly for domestic market and improving our international fleet with A330neo aircraft replacing older generation aircraft. These new generation aircraft are more fuel-efficient than older generation aircraft, and therefore we expect that our fleet plan will allow us to maintain market-leading trip costs and to reduce our total operating cost divided by ASK (CASK), both in absolute terms and relative to our main competitors
Optimized Passenger Yields
We utilize a proprietary yield management system that is key to our strategy of optimizing yield through dynamic fare segmentation and demand stimulation. We target both business travelers, to whom we offer convenient flight options, and cost-conscious leisure travelers, to whom we offer low fares to stimulate air travel and to encourage advanced purchases. This segmentation model has enabled us to achieve a passenger revenue per ASK (PRASK) of R$ 39.28 cents in the year ended December 31, 2025, and R$ 39.15 cents in December 31, 2024. We believe our superior network and product offering allows us to attract high-yield and frequent business travelers.
According to ABRACORP, in 2025, we held a 31.5% share in terms of Brazilian revenue share.
Most Efficient Cost Structure in the Brazilian Market
We have leveraged our management team’s experience by implementing a disciplined, low-cost operating model to achieve our operational efficiencies. We believe we have achieved these operational efficiencies primarily through:
•optimized aircraft for markets and routes served;
•low cost of sales, distribution and marketing through direct-to-consumer marketing, e-commerce and associated use of social networking tools;
•lower costs due to single-class cabin configuration for our domestic flights;
•operation of a modern fleet with better fuel-efficiency and lower maintenance costs than previous generation aircraft;
•innovative and beneficial financial arrangements for our aircraft, as a result of being one of the largest customers for Embraer and ATR aircraft;
•investment in check-in technology to increase operating efficiencies; and
•creation of a company-wide business culture focused on driving down costs.
As a result, on December 31, 2025 our average cost per flight of our fleet was R$55,739.
We have a scalable operating platform that features advanced technology such as ticketless reservations, an Oracle financial system, a mobile app, and electronic check-in kiosks at our main destination airports. We believe that our scalable platform provides superior reliability and safety and will generate economies of scale as we continue to expand
High-Quality Customer Experience Through Product and Service-Focused Culture
We believe we provide a high-quality, differentiated travel experience and have a strong culture focused on customer service. Our Crewmembers are trained to be service-oriented, focusing on providing the customer with a travel experience that we believe is unique among Brazilian airlines. We provide extensive training for our Crewmembers that emphasizes the importance of both safety and customer service. We strive to hold our employees accountable to maintain the quality of our crew and customer service.
Our service features include advance seat assignment, leather seats, individual entertainment screens with free live television at every seat in all our jets, extensive legroom with a pitch of 30 inches or more, complimentary beverage and snack service, free bus service to key airports we serve (including between the city of São Paulo and Viracopos airport) and a fleet younger than that of our competitors. We also offer Wi-Fi services in most of our A320 neo and E2 fleet.
We focus on meeting our customers’ needs and in 2025 Azul was elected the fourth most on-time airline in the world, according to Cirium. We were the first Brazilian airline to achieve this recognition in 2022, awarded by

Cirium, the world's leading reference for operational data in the airline industry. An airline is considered punctual when its flights land up to 14 minutes after the planned arrival time, and Azul has been recognized for meeting this goal in most of its almost 1,000 daily flights. We are very proud to show the world the excellence of Brazilian work.
Well-Recognized Brand
We believe we have been successful in building a strong brand by using innovative marketing and advertising techniques with low expenditures that focus on social networking tools to generate word-of-mouth recognition of our high-quality service. As a result of our strong focus on customer service, surveys that we have conducted indicate that, as of December 31, 2025, 71% of our customers would recommend or strongly recommend Azul to a friend or relative. In addition, we use the NPS (Net Promoter Score) metric to measure customer satisfaction and in 2025, our average score totaled 38.5. The strength of our brand has been recognized in a number of awards, most recently being named the “Best Domestic Airline” by Melhores Destinos’s Awards 2025 for the seventh consecutive year, named the “Best Brazilian Airline” by the Consumidor Moderno’s Award 2025 for the fourth consecutive year, being named “Best Regional Airline of South America” by SkyTrax’s World Airline Awards 2025 and being named “Mais Brasil Airline” by Secretaria Nacional de Aviação Civil’s Aviação Mais Brasil 2025 Awards.
In addition, as a result of our strong brand awareness and focus on customer service, our Azul Fidelidade loyalty program had more than 20 million members as of December 31, 2025 and has been recognized with various awards, including being named “Best National Loyalty Program” for fifth time by Melhores Destinos 2024 and winning the “Points and Advantage Club Programs” category by Reclame Aqui Awards 2024.
Experienced Management Team
We believe we benefit from our knowledgeable and experienced management team. Our senior management, which has senior airline experience both in Brazil and in the United States, includes:
•our Chairman and founder David Gary Neeleman, a dual Brazilian and U.S. citizen, who has founded five airlines in three different countries, including JetBlue Airways and Breeze;
•our Chief Executive Officer, John Peter Rodgerson, who previously served as our Chief Financial Officer and our Investor Relations Officer, where he was responsible for implementing our financial strategy and cost structure since our inception. Mr. Rodgerson also served as Director of Planning and Financial Analysis at JetBlue Airways for five years, and as President of our main operating subsidiary, Azul Linhas Aéreas Brasileiras S.A. (“ALAB”) from August 2019 to October 2022;
•our Chief Financial Officer and Investor Relations Officer, Antonio Carlos Garcia. Before joining Azul on April 20, 2026, Mr. Garcia worked for more than six years at Embraer, where he served as Executive Vice President of Finance and Investor Relations. Previously, Mr. Garcia worked at ThyssenKrupp in Germany, most recently as the global CFO of the Forged Technologies business unit. He also held notable positions at the ZF Group in Brazil and at Siemens Group;
•our Chief Revenue Officer, Abhi Manoj Shah, who has nearly 20 years of experience in the aviation industry and has previously held executive positions at JetBlue Airways and Boeing. He was responsible for developing our yield management, network planning and revenue structure. Mr. Shah also serves as President of our main operating subsidiary, ALAB, since October 2022; and
•our Chief Technical Officer, Daniel Tkacz, who has been part of the Azul crewmember team since 2009 and has over 20 years of experience in the airline industry. Throughout his career at Azul, he has served as a director of Planning and as Chief Commercial Officer.
Many of the members of our senior management team have been with us since our launch. Certain of our directors and officers are or may be equityholders in our company, and all are motivated by the opportunity to participate in our MIP (as defined below), which we believe aligns shareholders’ and management’s interests. Our management team has focused on establishing a successful working environment and employee culture. We believe the experience and commitment of our senior management team have been a critical component in our growth, as well as in the continuing enhancement of our operating and financial performance.
To align senior management interests with our results of operations, we provide a leadership incentive plan based on the achievement of pre-defined company performance targets including operating margin, customer satisfaction, Crewmember satisfaction, and on-time performance. Upon emergence from our Voluntary Reorganization (as defined below), we also established a stock option plan for our leadership designed to reward performance and align the incentives of our executive management team, non-management members of the Company’s board of directors (the “Board of Directors”), other holders of our common shares and certain employees with our long-term strategic objectives, pursuant to which equity awards of up to 7% of our outstanding capital can be granted. As of the date of this prospectus, equity awards of 1% of our outstanding share capital have been granted and exercised.
Recent Developments
Voluntary Reorganization
On May 28, 2025, the Company and the other Debtors voluntarily commenced reorganization proceedings under Chapter 11 of the Bankruptcy Code, which process was supported by our key stakeholders, including a group of supporting bondholders, our largest lessor representing the majority of our lease liabilities and strategic partners United Airlines, Inc. (“United Airlines”) and American Airlines, Inc. (“American Airlines,” and we refer to American Airlines and United Airlines collectively as the “Strategic Partners”). Our Plan of Reorganization was confirmed by the Bankruptcy Court on February 20, 2026 and we emerged from the Chapter 11 proceedings on February 20, 2026. In this prospectus, we refer to the Chapter 11 proceedings and the related restructuring transactions implemented thereunder as the “Voluntary Reorganization”.
We conducted the Voluntary Reorganization as a result of the economic distress and travel disruptions that resulted from the COVID-19 pandemic and a catastrophic flood in 2024 which forced the temporary closure of Porto Alegre airport (one of our strategic airports), combined with the effects of customer litigation, a difficult macroeconomic environment, including the effect of global inflation, as well as OEMs disruptions.
We implemented the Voluntary Reorganization through a series of coordinated steps designed to strengthen our balance sheet, streamline our fleet and reposition our capital structure. These steps included, among other measures, (i) a comprehensive global settlement with AerCap Ireland Limited and its applicable affiliates, our largest aircraft lessor counterparty, (ii) the assumption, amendment or rejection of selected aircraft lease agreements to improve commercial terms and enhance operational flexibility, (iii) the refinancing of our senior, secured, superpriority, priming debtor-in-possession financing (“DIP Financing”) through the issuance of US$ 1.375 billion of 9.875% senior secured notes due 2031, (iv) the conversion of approximately US$ 1.8 billion of first lien and second lien secured claims against the Debtors into equity in the Company (the “Equitization of 1L/2L Claims”), (v) a US$850 million equity issuance, including US$650 million backstopped by existing creditors, US$100 million provided by United Airlines and US$ 100 million provided by additional committed investments pursuant to an equity offering in Brazil (the “Equity Rights Offering”), as well as a US$100 million investment to be provided by American Airlines upon the exercise of the American Warrants (as defined below), subject to certain terms and conditions referred to below, (vi) the adoption of a new governance structure, including the conversion of the Company’s shares into a single class of share capital, and (vii) and the establishment of a trust for the benefit of certain holders of general unsecured claims.
Equitization of 1L/2L Claims
In order to implement the Equitization of 1L/2L Claims pursuant to the Plan of Reorganization, the Company conducted a primary public offering of common shares and preferred shares pursuant to the automatic registration procedure under Resolution 160 of the CVM (the “Equitization Offering”). The claims subject to the Equitization of 1L/2L Claims were used to subscribe for the common shares and preferred shares issued in the Equitization Offering. The Equitization Offering was conducted with priority subscription rights granted to existing shareholders of the Company.
The Equitization Offering was launched on December 22, 2025 and closed on January 9, 2026. Pursuant to the Equitization Offering, the Company issued 723,861,340,715 common shares and 723,861,340,715 preferred shares at a price of approximately R$0.00013527 per common share and a price of R$0.01014509 per preferred share. The Equity Offering was also accompanied by the issuance of warrants to subscribe for common shares and preferred shares of Azul to subscribers who subscribed for shares in the Equitization Offering. On January 14, 2026, the Company issued 7,018,994,185,085 preferred shares and 10,390,846,154,360 common shares in satisfaction of the warrant exercises at an exercise price of approximately R$0.00006655 per preferred share or common shares. Any unexercised warrants issued in connection with the Equitization Offering have expired worthless and are no longer outstanding. As a result of the Equitization Offering, approximately US$1.6 billion of first lien and second lien secured claims against the Debtors were converted into equity of the Company. In aggregate, the common shares and preferred shares issued by the Company as described in this paragraph, after giving effect to the Conversion, represent approximately 14.3% of our outstanding common shares on the date of this prospectus.
The Equitization Offering was not registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any other federal or state securities laws of the United States and was conducted pursuant to exemptions from, or through transactions not subject to, the registration requirements of the Securities Act, including pursuant to Section 1145 of the Bankruptcy Code and Regulation S under the Securities Act (“Regulation S”).
Approximately US$ 200 million of first lien secured claims against the Debtors arose from a convertible debenture issued by the Company on October 26, 2020. On January 7, 2026, at a debentureholders’ meeting, holders of the convertible debentures approved the mandatory conversion of the convertible debentures (the “Debenture Conversion”) as contemplated by the Plan of Reorganization. On January 19, 2026, the Company issued 102,087,603,241,650 common shares pursuant to the Debenture Conversion (which is the equivalent of 1,361,168,043,222 common shares following the First Reverse Share Split (or approximately 2.6% of our outstanding common shares on the date of this prospectus).

Conversion to Single Class Share Structure
Prior to completion of the Voluntary Restructuring, the Company’s share capital was divided into common shares (which were primarily held by David Neeleman, our founder and the chairman of our Board of Directors) and preferred shares. Each common share entitled the holder to cast one vote at the Company’s shareholders meetings, whereas the preferred shares were non-voting (except for certain limited matters). Holders of our common shares were entitled to convert preferred shares into common shares at the ratio of 75 common shares for one preferred share
Pursuant to the terms of the Plan of Reorganization, the Company implemented a single class share structure, whereby the Company’s entire issued share capital comprises solely of common shares, with each common share carrying one vote. In an extraordinary general meeting held on January 12, 2026, the Company’s shareholders approved the conversion of all of the Company’s preferred shares into a single class of common shares at a ratio of 75 common shares for each preferred share (the “Conversion”). The Conversation became effective on January 15, 2026 and as of that date the common shares are the only shares of the Company that are listed on the B3.
See “Item 10.B—Memorandum and Articles of Association—Conversion and Reverse Share Split” of our 2025 Annual Report, which is incorporated by reference into this prospectus.
First Reverse Share Split and ADS Reverse Share Split
To reduce the number of outstanding common shares, the Company completed a reverse share split of its common shares, at a ratio of 75 pre-split common shares to form one post-split common share (the “First Reverse Share Split”). The First Reverse Share Split did not result in any change to the amount of the Company’s share capital. The First Reverse Share Split was approved by the Company’s shareholders in an extraordinary general meeting held on January 12, 2026, and became effective on February 18, 2026.
As a result of the First Reverse Share Split, a share split was also implemented in respect of the ADSs, at a ratio of 75 pre-split ADSs to form one post-split ADS (the “ADS Reverse Share Split”). Therefore, the ADS ratio immediately prior to, and immediately following, the ADS Reverse Share Split was one ADS representing 500,000 common shares.
See “Item 10.B—Memorandum and Articles of Association—Conversion and Reverse Share Split” of our 2025 Annual Report, which is incorporated by reference into this prospectus.
Equity Rights Offering
When we filed for our Voluntary Restructuring on May 28, 2025, we did so having received commitments to participate in the Equity Rights Offering, with US$650 million being backstopped by certain holders of our pre-petition indebtedness pursuant to a backstop commitment agreement dated as of July 31, 2025, as amended on

November 4, 2025 (the “Backstop Commitment Agreement”), with additional investment commitments being provided by United Airlines and American Airlines, in each case subject to the satisfaction or waiver of certain conditions. On February 17, 2026, the Company, the other Debtors and certain holders of our pre-petition indebtedness (the “Backstop Commitment Parties”) entered into an amended and restated Backstop Commitment Agreement in relation to the backstop of the Equity Rights Offering.
In order to implement the Equity Rights Offering pursuant to the Plan of Reorganization, the Company conducted a primary public offering of common shares pursuant to the automatic registration procedure under Resolution 160 of the CVM. The Equity Rights Offering was conducted with priority subscription rights granted to existing shareholders of the Company.
The Equity Rights Offering was launched on February 3, 2026 and closed on February 20, 2026. Pursuant to the Equity Rights Offering, the Company issued 45,477,707,683,900 common shares (or approximately 82.3% of our outstanding common shares on the date of this prospectus) at a price of approximately R$0.00010966 per common share, resulting in a capital increase in the Company of R$4.99 billion. Common shares were required to be subscribed for cash or, for certain creditors under our DIP Financing, by delivering the relevant DIP Financing notes. As part of the aforementioned number of common shares issued in the Equity Rights Offering, (i) United Airlines acquired 4,775,816,000,000 common shares (or approximately 8.6% of our outstanding common shares on the date of this prospectus) for a subscription price equivalent to US$100 million pursuant to an equity investment agreement dated November 7, 2025, as amended and restated on February 17, 2026 entered into between the Company, the other Debtors and United Airlines (the “United Investment Agreement”), (ii) certain other Additional Investment Warrant Holders acquired 4,847,450,307,051 common shares (or approximately 8.8% of our outstanding common shares on the date of this prospectus) for a subscription price equivalent to US$100 million pursuant to an additional equity investment agreement entered into between the Company and the Additional Investment Warrant Holders dated February 17, 2026 (the “Additional Investment Agreement”), and (iii) R$44.1 million of gross proceeds was provided to the Company through the exercise of preemption rights by existing shareholders). As described below, the investment American Airlines into the Company is to be made pursuant to the American Warrants (as defined below).
The Equity Rights Offering was not registered under the Securities Act or under any other federal or state securities laws of the United States and was conducted pursuant to exemptions from, or through transactions not subject to, the registration requirements of the Securities Act, including pursuant to Section 4(a)(2) of the Securities Act and Regulation S.
In connection with the settlement of the Equity Rights Offering, the Company established two series of restricted ADSs pursuant to a restricted ADS letter agreement (common shares), dated as of January 5, 2026 (the “Restricted ADS Letter Agreement”), that was entered into in connection with the deposit agreement (as defined below). Common shares that were offered and sold in the Equity Rights Offering (i) outside the United States to certain investors that were not U.S. persons pursuant to Regulation S are represented by Regulation S restricted ADSs (“Regulation S Restricted ADSs”), and (ii) to certain professional investors in the United States in reliance on Section 4(a)(2) of the Securities Act are represented by Rule 144A restricted ADSs (“Rule 144A Restricted ADSs”). The terms of the Restricted ADS Letter Agreement provide for customary transfer restrictions in connection with the Regulation S Restricted ADSs and the Rule 144A Restricted ADSs (together, the “Restricted ADSs”) that the restrict the circumstances in which common shares underlying the Regulation ADSs can be withdrawn from the ADS program. The Regulation S Restricted ADSs (and the common shares represented thereby) shall cease to be restricted securities within the meaning of Rule 144(a)(3) under the Securities Act with effect from April 1, 2026 (which date is 40 days following the settlement of the Equity Rights Offering). Neither the Rule 144A Restricted ADSs nor the common shares represented thereby were, when issued, of the same class as securities listed on a national securities exchange registered under section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.
American Warrants
On February 17, 2026, (i) the Company, the other Debtors and American Airlines amended and restated the equity investment agreement dated November 7, 2025 (as so amended and restated, the “American Investment Agreement”), and (ii) the Company and American Airlines entered into a warrant agreement (the “American Warrant Agreement”), pursuant to which agreements American Airlines agreed to subscribe for 4,775,816,307,051 warrants (bonus de subscrição) – series 1 to be issued by the Company (the “American Warrants”) for an aggregate subscription price of R$1.00, subject to the satisfaction or waiver of certain conditions. The Company’s shareholders as of the record date of February 20, 2026 had preemptive rights to subscribe for the American Warrants, and such subscription rights were tradable on the B3 by the holders thereof.
After giving effect to the Second Reverse Share Split, 150,000 American Warrants entitle the holder thereof to subscribe for one common share, subject to the terms of the American Warrants. Therefore, pursuant to the American Investment Agreement and the American Warrant Agreement, American Airlines is entitled to subscribe for American Warrants exercisable for up to 8.6% of our common shares outstanding on the date of this prospectus for an aggregate exercise price of up to US$100 million, subject to the terms and conditions of the American Investment Agreement, the American Warrant Agreement and the American Warrants. The terms of the American Warrant Agreement provide that American Airlines shall be mandatorily required to exercise the American Warrants within 15 business days following receipt of the approval of the investment by the Brazilian Antitrust Authority (Conselho Administrativo de Defesa Econômica—CADE) (which obligation is further detailed in the American Warrant Agreement), subject to the terms and conditions of the American Warrant Agreement (which obligation to exercise the American Warrants does not apply to the American Warrants held by other holder that were issued American Warrants pursuant to the exercise of preemptive subscription rights).
On April 14, 2026, we issued 4,814,058,346,854 American Warrants, which American Warrants are exercisable for up to 32,093,722 common shares, or up to 8.7% of our common shares outstanding on the date of this prospectus for an aggregate exercise price of US$100.8 million), in each case pursuant to the terms of the American Warrants. On May 27, 2026, the Company delivered 3,944,268,657,051 American Warrants to American Airlines and 869,789,689,803 American Warrants to investors that exercised preemptive subscription rights to subscribe for the issuance of the American Warrants.
The outstanding American Warrants are currently exercisable, and the exercise period ends on May 1, 2027, and the exercise price payable for the issuance of one common share is approximately US$3.14 per common share (as adjusted to reflect the effect of the Second Reverse Share Split). For further information in relation to the terms of the American Warrants, see “Item 10.B Additional Information—Memorandum and Articles of Association—Warrants” of our 2025 Annual Report, which is incorporated by reference into this prospectus.

Additional Investment Warrants
On February 17, 2026, the Company, United Airlines and certain of our existing creditors (together, the “Additional Investment Warrant Holders”) entered into a warrant agreement (the “Additional Investment Warrant Agreement”), pursuant to which United Airlines and the other Additional Investment Warrant Holders agreed to subscribe for warrants (bonus de subscrição) – series 3 to be issued by the Company (the “Additional Investment Warrants”) for an aggregate subscription price of R$1.00 per initial holder, subject to the satisfaction or waiver of certain conditions. Pursuant to the Additional Investment Warrant Agreement, (i) United Airlines agreed to subscribe for 716,372,446,058 Additional Investment Warrants, and (ii) the other Additional Investment Warrant Holders agreed to subscribe for 477,581,630,701 Additional Investment Warrants. The Company’s shareholders as of the record date of February 20, 2026 had preemptive rights to subscribe for the Additional Investment Warrants, and such subscription rights were tradable on the B3 by the holders thereof.
After giving effect to the Second Reverse Share Split, 150,000 Additional Investment Warrants entitle the holder thereof to subscribe for one common share, subject to the terms of the Additional Investment Warrants. Therefore, pursuant to the Additional Investment Warrant Agreement, (i) United Airlines is entitled to subscribe for Additional Investment Warrants exercisable for up to 1.3% of our common shares outstanding on date of this prospectus for an aggregate exercise price of up to US$15 million, and (ii) the other Additional Investment Warrant Holders are entitled to subscribe for Additional Investment Warrants exercisable for an aggregate of up to 0.9% of our common shares outstanding on date of this prospectus for an aggregate exercise price of up to US$10 million, in each case subject to the terms and conditions of the Additional Investment Warrant Agreement and the Additional Investment Warrants
On April 14, 2026, we issued 1,203,415,375,755 Additional Investment Warrants, which Additional Investment Warrants are exercisable for up to 8,022,769 common shares, or up to 2.2% of our common shares outstanding on the date of this prospectus, for an aggregate exercise price of up to US$25.2 million, pursuant to the terms of the

Additional Investment Warrants. On May 27, 2026, the Company delivered 716,372,446,057 Additional Investment Warrants to United Airlines, 477,581,630,705 Additional Investment Warrants to the other Additional Investment Warrant Holders, and 9,461,298,992 Additional Investment Warrants to the investors that exercised preemptive subscription rights to subscribe for the issuance of the Additional Investment Warrants.
The outstanding Additional Investment Warrants will be exercisable during the period commencing on the date of delivery to the investors and ending on the first anniversary of such date, and the exercise price payable for the issuance of one common share is approximately US$3.14 per common share (as adjusted to reflect the effect of the Second Reverse Share Split). For further information in relation to the terms of the Additional Investment Warrants, see “Item 10.B Additional Information—Memorandum and Articles of Association—Warrants” of our 2025 Annual Report, which is incorporated by reference into this prospectus.
GUC Warrants
On April 14, 2026, the Company issued 886,294,565,016 warrants (bonus de subscrição) – series 2 (the “GUC Warrants”). After giving effect to the Second Reverse Share Split, 150,000 GUC Warrants entitle the holder thereof to subscribe for one common share, subject to the terms of the GUC Warrants. Therefore, the GUC Warrants are exercisable for up to 5,908,630 common shares, or up to 1.6% of our common shares outstanding on the date of this prospectus, for an aggregate exercise price of up to US$61.5 million, pursuant to the terms of the GUC Warrants.
In due course, 884,412,061,177 GUC Warrants will be delivered to the trust established for the benefit of certain holders of general unsecured claims established pursuant to a general unsecured claims trust agreement dated as of February 19, 2026 (the “GUC Trust”) pursuant to the Plan of Reorganization, and the remaining 1,882,503,839 GUC Warrants were delivered to investors that exercised preemptive subscription rights to subscribe for the issuance of the GUC Warrants on May 27, 2026.
The GUC Warrants will be exercisable during the period commencing on the date upon which there are no Disputed Claims (as defined in the Plan) remaining in Class 6 of the Plan (the general unsecured claims class of creditors) and ending on April 14, 2031, and the exercise price payable for the issuance of one common share is approximately US$10.41 per common share (as adjusted to reflect the effect of the Second Reverse Share Split). For further information in relation to the GUC Warrants, see “Item 10.B Additional Information—Memorandum and Articles of Association—Warrants” of our 2025 Annual Report, which is incorporated by reference into this prospectus.

Incremental Warrants
As a result of the volume of exercises of preemptive rights to subscribe for American Warrants and the Additional Investment Warrants, the Company was unable to deliver certain of the American Warrants and the Additional Investment Warrant Holders that the Company had previously agreed to issue and deliver to American Airlines, Inc., United Airlines, Inc. and the other Additional Investment Warrant Holders. Therefore, On May 21, 2026, the Company entered into amended and restated warrant agreements (and, in respect of American Airlines, Inc., an amendment to the equity investment agreement) (the “Amended Warrant Agreements”) with these investors to provide for the issuance of the remaining American Subscription Warrants and Additional Investment Subscription Warrants as one new series of subscription warrants (bonus de subscrição) – series 4 to be issued by the Company to such investors pursuant to a private subscription (the “Incremental Warrants” and, together with the American Warrants, the Additional Investment Warrants and the GUC Warrants, the “Warrants”). Pursuant to the Amended Warrant Agreements, (i) American Airlines agreed to subscribe for 5,449,247 Incremental Warrants, (ii) United Airlines agreed to subscribe for 816,677 Incremental Warrants, and (iii) the other Additional Investment Warrant Holders agreed to subscribe for 544,453 Incremental Warrants, in each case subject to the terms of the Incremental Warrants and the Amended Warrant Agreements.
On June 30, 2026, we issued 6,904,589 Incremental Warrants, which Incremental Warrants are exercisable for up to 6,904,589 common shares, or up to 1.9% of our common shares outstanding on the date of this prospectus, for an aggregate exercise price of up to US$21.7 million, pursuant to the terms of the Incremental Warrants. American Airlines holds 5,449,247 Incremental Warrants (which are exercisable for up to 1.5% of our common shares outstanding on the date of this prospectus), United Airlines holds 816,677 Incremental Warrants (which are exercisable for up to 0.2% of our common shares outstanding on the date of this prospectus), the other Additional Investment Warrant Holders hold 544,453 Incremental Warrants (which are exercisable for up to 0.1% of our common shares outstanding on the date of this prospectus), investors that exercised preemptive subscription rights to subscribe for the issuance of the Incremental Warrants hold 94,212 Incremental Warrants (which are exercisable for up to 0.03% of our common shares outstanding on the date of this prospectus), in each case subject to the terms of the Incremental Warrants.
Except as described above, the terms of the Incremental Warrants are substantially consistent with the terms of the American Warrants and the Additional Investment Warrants.
The offering and issuance of the Warrants was not registered under the Securities Act or under any other federal or state securities laws of the United States and was conducted pursuant to exemptions from, or through transactions not subject to, the registration requirements of the Securities Act, including pursuant to Section 4(a)(2) of the Securities Act and Regulation S, except that the GUC Warrants were offered and issued pursuant to Section 1145 of the Bankruptcy Code.

Issuance of Exit Notes and Repayment of DIP Financing Notes
On February 6, 2026, Azul Secured Finance LLP issued US$1.375 billion in aggregate principal amount of its 9.875% senior secured notes due 2031 (the “Exit Notes”) at an issue price to investors of 99.028% of the principal amount thereof. The Exit Notes are guaranteed by Azul S.A. and certain of its subsidiaries. The Exit Notes are secured by first-priority liens on a collateral package comprising certain receivables generated by Azul Fidelidade (our loyalty program), Azul Viagens (our travel package business) and Azul Cargo (our cargo business), as well as certain brands, domain names and other intellectual property used by our airline business, Azul Fidelidade, Azul Viagens and Azul Cargo, as well as shares and/or quotas (as applicable) of certain of our subsidiaries. We used the proceeds of the offering of the Exit Notes to repay the outstanding principal amount under the DIP Financing notes, and to support the implementation of the Plan, optimize our capital structure and enhance our liquidity position.
The offering of the Exit Notes and the related guarantees was not registered under the Securities Act or under any other federal or state securities laws of the United States and was conducted pursuant to exemptions from, or through transactions not subject to, the registration requirements of the Securities Act, including pursuant to Rule 144A under the Securities Act and Regulation S.
On February 20, 2026, the Company prepaid in full US$1,443,879,142.17 in aggregate principal amount of its DIP Financing notes at a mandatory prepayment price of approximately 100.8% of the principal amount thereof, plus accrued and unpaid interest thereon.
Second Reverse Share Split
On March 25, 2026, an extraordinary general meeting of shareholders (assembleia geral extraordinária) approved a reverse share split of the Company’s common shares, at a ratio of 150,000 pre-split common shares to form one post-split common share (the “Second Reverse Share Split”). The Second Reverse Share Split became effective on April 23, 2026. Upon its implementation, the Second Reverse Share Split reduced the number of the Company’s issued and outstanding common shares by consolidating 150,000 existing common shares into one common share. The Second Reverse Share Split has not resulted in any change to the amount of the Company’s share capital.
Unless otherwise indicated herein, (i) the number of outstanding common shares, (ii) the number of common shares held by the shareholders referred to herein, and (iii) the number of common shares offered hereby, in each case, are already included herein giving effect to the Second Reverse Share Split.
ADS Ratio Change
In order to accommodate the number of shares issued by the Company in early 2026, the Company has changed the number of shares represented by its ADSs. Prior to January 2, 2026, one ADS represented three preferred shares. Effective as of January 2, 2026, the ADS ratio was changed so that one ADS represented 50,000 preferred shares. Effective as of February 11, 2026, the ADS ratio was changed so that one ADS represents 500,000 common shares.
As a result of the Second Reverse Share Split, the Company amended the ADS program to change the ADS ratio, so that one ADS now represents two common shares (the “ADS Ratio Change”). On April 3, 2026, the Company filed post-effective amendment no. 2 to the registration statement on Form F-6 (Registration No. 333-292373) in order to reflect the Second Reverse Share Split and the ADS Ratio Change. The ADS Ratio Change became effective on April 23, 2026.
As a result of the ADS Ratio Change, holders of pre-Second Reverse Share Split ADSs received 0.666666 of a new ADS for every one existing ADS held as of the close of business on April 20, 2026, subject to the terms of the deposit agreement (as defined below) and the operational procedures of the DTC (as defined below). Only whole ADSs were distributed. No fractional ADSs were issued. Cash-in-lieu of fractional entitlements to ADSs may be distributed at a rate based upon the net proceeds received by the Depositary (as depositary) for the sale of the aggregate of the fractional ADS entitlements, subject to the terms of the deposit agreement.
For the avoidance of doubt, the ADS Ratio Change did not affect the total number of our outstanding common shares underlying the ADS.
MIP
In connection with the implementation of the Voluntary Reorganization, we have agreed to the terms of the Company’s restricted share granting plan (plano de outorga de ações restritas da companhia) (the “MIP”), which was approved at our extraordinary shareholders’ meeting (assembleia geral extraordinária) held on February 12, 2026. Upon our emergence from the voluntary reorganization proceedings under Chapter 11 of the Bankruptcy Code, the MIP became effective. The MIP provides for equity-based awards representing up to 7.0% of our common shares on a fully-diluted basis, calculated to include shares outstanding and shares issuable in connection with the transactions contemplated by the Voluntary Reorganization. The MIP is designed to reward performance and align the incentives of our executive management team, non-management members of our Board of Directors, other holders of our common shares and certain employees with our long-term strategic objectives.
On March 26, 2026, our founder and Chairman, David Gary Neeleman, was granted stock options under the MIP in respect of 1.0% of our common shares outstanding on that date (the “Exercised Stock Options”). This prospectus relates to the offer and resale from time to time by Mr. Neeleman of up to 2,469,338 common shares (or approximately 0.67% of our common shares outstanding on the date hereof), including in the form of ADSs, issued upon exercise of the Exercised Stock Options. For further information, see “Selling Shareholders”.
Appointment of Antonio Carlos Garcia as Chief Financial Officer
As disclosed by us on April 6, 2026, Alexandre Wagner Malfitani resigned from his positions as our Chief Financial Officer and Investor Relations Officer effective as of April 20, 2026.
On April 14, 2026, our Board of Directors elected Antonio Carlos Garcia as our Chief Financial Officer and Investor Relations Officer, effective as of April 20, 2026, with a unified term of office with the other members of our board of executive officers ending on January 13, 2027. Before joining Azul on April 20, 2026, Mr. Garcia worked for more than six years at Embraer, where he served as Executive Vice President of Finance and Investor Relations. Previously, Mr. Garcia worked at ThyssenKrupp in Germany, most recently as the global CFO of the Forged Technologies business unit. He also held notable positions at the ZF Group in Brazil and at Siemens Group.
Listing on the NYSE
On July 9, 2026 our ADSs and our common shares became listed on the NYSE, and our ADSs commenced trading on the NYSE under the symbol “AZUL”. On August 27, 2026, the last reported sale price of our ADSs on the NYSE was US$7.52 per ADS, which is the equivalent of US$3.76 per common share because each ADS represents two common shares. There can be no assurance that our common shares and ADSs will continue to be listed on the NYSE.
Audit Committee
On May 5, 2026, our Board of Directors approved the appointment of Mr. Sérgio Eraldo de Salles Pinto as an independent member of our Audit Committee, effective May 5, 2026, to fill the vacancy created by the resignation of Mr. James Jason Grant. Mr. Sérgio Eraldo de Salles Pinto was appointed upon recommendation of our Strategy Committee, for a term of office ending on May 2, 2027, concomitantly with the terms of the other members of our Audit Committee.

Following such appointment, our Audit Committee is comprised of the following members: (i) Mr. Gilberto de Almeida Peralta, independent member and coordinator, (ii) Mr. Sérgio Eraldo de Salles Pinto, independent member, and (iii) Ms. Renata Faber Rocha Ribeiro, independent member.
Our Board of Directors has determined that Mr. Gilberto de Almeida Peralta and Mr. Sérgio Eraldo de Salles Pinto qualify as "audit committee financial experts," as such term is defined in Item 407(d)(5) of Regulation S-K under the Securities Act and Section 303A.02 of the NYSE Listed Company Manual.
Corporate Information
We are incorporated as a Brazilian Corporation (sociedade por ações), with headquarters at Avenida Marcos Penteado de Ulhôa Rodrigues, 939, Tamboré, Edifício Jatobá, 8th Floor, Castelo Branco Office Park, Barueri, São Paulo, SP 06460-040, Brazil. Our investor relations office can be reached at +55 (11) 4831-2880 and our website address is www.voeazul.com.br. Information provided on our website is not part of this prospectus and is not incorporated by reference herein.
Summary of Risk Factors
An investment in our common shares, including in the form of ADSs, is subject to a number of risks, including risks relating to our business and the Brazilian civil aviation industry, risk relating to the Voluntary Reorganization, risks relating to Brazil and risks relating to our common shares, including in the form of ADSs. The list set forth below summarizes some, but not all, of these risks.
Prospective investors should carefully consider the risks described in “Risk Factors,” below and in Item 3. Key Information—D. Risk Factors of the 2025 Annual Report, which is incorporated by reference into this prospectus, as well as other information contained in, or incorporated by reference into, this prospectus before making an investment decision. Any of the factors set forth under “Risk Factors” and in “Item 3. Key Information—D. Risk Factors” of our 2025 Annual Report could materially adversely affect our business, financial condition, results of operations, cash flows and prospects and could impact any forward-looking statements. Prospective investors should note that such risks are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect us in the future.
Risks Relating to Our Business and the Brazilian Civil Aviation Industry

•Substantial fluctuations in fuel costs or fuel unavailability, primarily sourced from a single supplier, could have an adverse effect on us. Ongoing conflicts and heightened geopolitical tensions in various regions of the world (including conflicts between Russia and Ukraine, among the United States, Israel and Iran, and between the United States and Venezuela) have contributed to increases in fuel prices and heightened volatility in fuel prices.
•We have significant levels of indebtedness and other financial obligations and insufficient liquidity could materially adversely affect our financial condition and business.
•The affirmative and negative covenants in our financing agreements impose significant operating and financial restrictions on us, which limits our flexibility to respond to changing business and economic conditions, to complete certain transactions and to take advantage of business opportunities. Failure to comply with the terms of our debt and other obligations may result in the acceleration of debt and enforcement action being taken against collateral.
•We, as the airline industry as a whole, are particularly sensitive to changes in economic conditions, and prolonged negative economic conditions that would likely continue to adversely affect our business and limit our ability to secure financing on favorable terms.
•The airline industry is characterized by with high fixed costs and relatively elastic revenues, making it challenging to quickly reduce expenses (including debt service costs and obligations owed to lessors and OEMs) in response to revenue shortfalls, which may harm our ability to achieve our strategic goals.
•We are highly dependent on our three hubs at Viracopos airport, Confins airport and Recife airport for a large portion of our business and as such, a material disruption at any of our hubs could adversely affect us.

•We operate in a highly competitive industry, and actions by our competitors could adversely affect us.
•Delays or failures by original equipment manufacturers, lessors, suppliers, or maintenance providers to fulfill their obligations may adversely affect us.
•We are particularly reliant on Embraer, ATR and Airbus aircraft for our operations, and our business could be adversely if deliveries from these companies are affected, if aircraft from these companies become unavailable or if these aircraft are subject to significant maintenance events or if the public has a negative perception of these aircraft.
•We could be adversely affected by expenses or disruptions associated with planned or unplanned maintenance on our aircraft, as well as any inability to obtain spare parts in a timely manner.
•We rely significantly on automated systems, and any cyberattacks, breakdown, hacking, or changes in these systems may adversely affect us.
•Our business, reputation, and the trading price of our common shares, including in the form of ADSs, could be adversely affected by events beyond our control, including accidents or incidents involving our aircraft, adverse weather conditions, natural disasters, epidemics, terrorist attacks, war, or political and social instability.
•We depend on our senior management team, and the loss of any member of this team, including our Chairman and key executives, could adversely affect us.

Risks Relating to the Voluntary Reorganization

•The Voluntary Reorganization is based in large part upon assumptions and analyses developed by us, which may be incorrect.

•Our actual financial results may vary significantly from the financial projections relied upon in the Voluntary Reorganization.

•Our historical financial information may not be indicative of our future financial performance.

•We may be subject to claims that will not be discharged in the Voluntary Reorganization or that must be repaid in full under the Plan, which could have a material adverse effect on our financial condition and results of operations.

Risks Relating to Brazil

•The Brazilian government has exercised, and continues to exercise, significant influence over the Brazilian economy, which, combined with Brazil’s political and economic conditions, could adversely affect our operations and the price of our common shares, including in the form of ADSs.

•Economic, health, political, and environmental crises, or any other kind of crisis that could impact the Brazilian economy, may affect the purchasing power of the Brazilian population, which may result in a decrease in demand for air travel and, consequently, affect our business.

•Developments and the perceptions of risks in other countries, including in other emerging markets, the United States, and Europe, as well as developments relating to the Russia-Ukraine conflict, the conflict between Israel and militant groups in the Middle East (including Hamas), rising tensions between the United States and Venezuela, between the United States and Cuba, and the conflict among the United States, Israel and Iran, may adversely affect the Brazilian economy and the price of Brazilian securities, including the trading price of our common shares, including those in the form of ADSs.

•We cannot predict which policies the President of Brazil may adopt or change during his remainder of his mandate, or the effect that any such policies may have on our business and on the Brazilian economy, and political uncertainty may increase as we approach the next presidential elections in October 2026.

•Exchange rate instability may have adverse effects on the Brazilian economy, our business, and the trading price of our common shares, including in the form of ADSs.

•Inflation and the Brazilian government’s measures to curb inflation have historically adversely affected the Brazilian economy and Brazilian capital markets. If inflation remains high in the future, it could adversely affect us and the trading price of our common shares, including in the form of ADSs.

Risks Relating to Our Common Shares, Including in the Form of ADSs

•Trading of our ADSs and common shares in the securities markets is limited and could experience further illiquidity and price volatility.

•An active and liquid trading market for our common shares, including in the form of ADSs, may not be maintained, which could adversely affect the price our common shares, including in the form of ADSs.

•The sale of a significant number of our common shares, including in the form of ADSs, may negatively affect the trading price of our common shares, including in the form of ADSs.

Risks Related to this Offering

•Sales of our common shares, including in the form of ADSs, by existing shareholders in the public market, or the perception that these sales may occur, especially by significant shareholders, could cause the market price of our common shares, including in the form of ADSs, to decline.

•The price of our common shares and our ADSs may fluctuate significantly following this offering, and you may not be able to resell common shares or ADSs at or above the price you paid or at all, and you could lose all or part of your investment as a result.

•Changes in Brazilian tax laws may have an adverse impact on the taxes applicable to the disposition of our common shares, including in the form of ADSs.

Implications of Being a Foreign Private Issuer

We are considered a “foreign private issuer.” Accordingly, we report under the Exchange Act as a non-U.S. company with foreign private issuer status. This means that, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. Our status as a foreign private issuer is tested on June 30 in each calendar year. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.
In addition, as a foreign private issuer, we may also be entitled to rely on exceptions from certain corporate governance requirements of any national securities exchange on which we may be listed from time to time, to the extent that the rules of any such national securities exchange provide for such exceptions. As a result, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.
In this prospectus and the documents incorporated by reference herein, we have taken advantage of certain of the reduced reporting requirements as a result of being a foreign private issuer. Accordingly, the information contained in or incorporated by reference into this prospectus may be different than the information you receive from other public companies in which you hold equity securities

SUMMARY OF THE OFFERING

The following summary of the offering contains basic information about the offering and our common shares and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common shares and the ADSs, please refer to the sections of this prospectus entitled “Description of Capital Stock” and “Description of American Depositary Shares.”

Issuer	Azul S.A.

Securities offered by the Selling Shareholders
The offer and resale from time to time by the (a) selling shareholders named herein, and (b) the Unnamed Selling Shareholders if and when set forth in a post-effective amendment to the registration statement of which this prospectus forms a part (which are together referred to herein as the Selling Shareholders) of up to 372,434,435 common shares, including common shares in the form of ADSs (or approximately 98.5% of our outstanding common shares on the date of this prospectus and assuming and after giving effect to the issuance of 9,383,899 common shares issuable upon exercise of the relevant Warrants), comprising (i) the offer and resale of up to 360,581,198 common shares, including in the form of ADSs, issued in connection with the Equity Rights Offering or otherwise owned by the relevant holder on the date of this prospectus, (ii) the offer and resale of up to 9,383,899 common shares, including in the form of ADSs, issuable upon exercise of Additional Investment Warrants and the Incremental Warrants issued to the Additional Investment Warrant Holders and investors that exercised preemptive subscription rights to subscribe for Additional Investment Warrants, and (iii) the offer and resale of up to 2,469,338 common shares, including in the form of ADSs, that were issued upon exercise of the Exercised Stock Options.

Shares outstanding prior to and immediately after this offering	On the date of this prospectus, we have 368,557,924 common shares outstanding. We are not issuing any common shares in connection with this offering.

Common shares underlying the ADSs being offered	Common shares with the rights mentioned in “Description of Capital Stock” in this prospectus and the documents incorporated by reference herein.

ADSs	Each ADS represents two common shares. ADSs may be evidenced by ADRs. The ADSs will be issued under a deposit agreement, dated as of January 5, 2026, entered into among us, Citibank, N.A., as depositary (the “Depositary”), and the holders and beneficial owners of ADSs issued under the deposit agreement (as amended from time to time, the “deposit agreement”). For more information, see “Description of American Depositary Shares.”

Determination of offering price	The Selling Shareholders may sell all or some of our common shares, including in the form of ADSs, offered hereby, from time to time at such prices as they may determine at the time of sale, as more fully described under the heading “Plan of Distribution.”

Use of proceeds	The Selling Shareholders will receive all of the proceeds from the sale of our common shares, including in the form of ADSs, offered by this prospectus. We will not receive any of the proceeds from this offering.

Dividends and dividend policy
According to our bylaws, as long as we record a net income and there are no accumulated losses, we must pay our common shareholders at least 0.1% of our annual adjusted net income as dividends or interest on shareholders’ equity, as determined and adjusted under the Brazilian corporations law. Interim dividends and interest on our shareholders’ equity declared for each fiscal year may be attributed toward our minimum obligatory dividend for the year in which they are declared.
This adjusted net income may be capitalized, used to absorb losses or otherwise retained as allowed under the Brazilian corporations law and may not be made available for payment as dividends or interest on shareholders’ equity. Additionally, the Brazilian corporations law allows a company like ours to suspend the mandatory distribution of dividends in any particular fiscal year if our Board of Directors informs our shareholders that such distribution would be inadvisable in view of our financial condition.
For further details, see See “Item 8. Financial Information—Consolidated Statements and Other Financial Information—Dividend Policy” and “Item 10.F. Additional Information—Memorandum and Articles of Association” of our 2025 Annual Report, which is incorporated by reference into this prospectus.

Depositary	Citibank, N.A.

Taxation	For a discussion of the material Brazilian and U.S. federal income tax consequences relating to an investment in our common shares, including in the form of ADSs, see “Taxation.”

Risk factors	Investing in our common shares, including in the form of ADSs, involves risks. See “Risk Factors” for a discussion of risks you should carefully consider before deciding to invest in our common shares, including in the form of ADSs.

Listing
Our common shares are currently listed on the Level 2 (Nível 2) segment of the B3 under the symbol “AZUL3.” On August 27, 2026, the last reported sale price of our common shares on the B3 was R$19.05 per common share, which is equivalent to a price of US$3.69 per common share (based on the commercial selling rate published by the Central Bank on August 27, 2026, which was R$5.1642 to US$1.00), which is the equivalent of US$7.38 per ADS because each ADS represents two common shares.
On July 9, 2026 our ADSs and our common shares became listed on the NYSE, and our ADSs commenced trading on the NYSE under the symbol “AZUL”. On August 27, 2026, the last reported sale price of our ADSs on the NYSE was US$7.52 per ADS, which is the equivalent of US$3.76 per common share because each ADS represents two common shares.

Registration Rights Agreement	We and certain of the Selling Shareholders entered into the Registration Rights Agreement on February 20, 2026. The Registration Rights Agreement grants holders customary demand, shelf and piggyback registration rights, subject to the limitations set forth therein. We are filing the registration statement of which this prospectus forms a part pursuant to the obligations set forth in the Registration Rights Agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part. See “Registration Rights Agreement.”

RISK FACTORS

This offering and an investment in our common shares, including in the form of ADSs, involve a high degree of risk. You should carefully consider the risks described below, as well as (i) risks relating to the Voluntary Reorganization, (ii) risks relating to Brazil, (iii) risks relating to our business and the Brazilian civil aviation industry, and (iv) risks relating to our common shares, including in the form of ADSs, that are set forth under the heading “Risk Factors” in our 2025 Annual Report incorporated by reference herein, and all of the other information contained in this prospectus and in the documents incorporated by reference herein, before making an investment decision. We could be materially and adversely affected by any of these risks. The trading price of our common shares, including in the form of ADSs, could decline due to any of these risks or other factors, and you may lose all or part of your investment.
Risks Related to this Offering
Sales of our common shares, including in the form of ADSs, by existing shareholders in the public market, or the perception that these sales may occur, especially by significant shareholders, could cause the market price of our common shares, including in the form of ADSs, to decline.
Following our emergence from the Voluntary Restructuring, a substantial portion of our common shares (substantially all of which are currently held as ADSs) are being held by a limited number of holders. As part of the Voluntary Reorganization, (i) pursuant to the Equitization of 1L/2L Claims, we issued shares equivalent to approximately 14.3% of our outstanding common shares on the date of this prospectus, and (ii) pursuant to the Equity Rights Offering, we issued common shares equivalent to approximately 82.3% of our outstanding common shares on the date of this prospectus. See “Prospectus Summary—Recent Developments” above and “Item 4.B. Business Overview—Voluntary Reorganization” of our 2025 Annual Report, which is incorporated by reference into this prospectus. Therefore, we have issued a significant amount of common shares a short period of time in compliance with the terms of the Plan of Reorganization. Furthermore, we may issue further common shares from time to time, and the holders of common shares, including in the form of ADSs, may seek to sell their common shares and ADSs from time to time.
The resale, or expected or potential resale, of a substantial number of common shares, including in the form of ADSs, in the public market, including the resale of the common shares, including in the form of ADSs, covered by this prospectus, could occur at any time. Some of our creditors who receive common shares, including in the form of ADSs, in connection with the Voluntary Reorganization may sell the common shares, including in the form of ADSs, for any number of reasons. Other creditors may hold their common shares, including in the form of ADSs, for the holding period applicable to them under U.S. securities law and could sell after such holding period expires, which could result in further price volatility.
We entered into the Registration Rights Agreement on February 20, 2026, as part of the Voluntary Reorganization. Pursuant to such agreement, we are required to register under the Securities Act the resale of common shares, including in the form of ADSs, held by certain of the Selling Shareholders. See “Registration Rights Agreement.” Furthermore, we are also filing the registration statement of which this prospectus forms a part to register the resale of certain common shares represented by Rule 144A Restricted ADSs acquired by certain professional investors (or their permitted transferees) in the Equity Rights Offering that are not party to the Registration Rights Agreement which we refer to herein as Restricted ADS Holders). The Selling Shareholders can sell, under this prospectus, up to 372,434,435 common shares, constituting approximately 98.5% of our outstanding common shares on the date of this prospectus (assuming and after giving effect to the issuance of 9,383,899 common shares issuable upon exercise of the relevant Warrants). We expect that, because there is a large number of common shares, including in the form of ADSs, being registered pursuant to the registration statement of which this prospectus forms a part, the Selling Shareholders will continue to offer such securities covered thereby pursuant to this prospectus or pursuant to Rule 144 under the Securities Act for a significant period of time.
Sales of a substantial number of our common shares, including in the form of ADSs, or the perception that such sales could occur, could adversely affect the market price for our common shares, including in the form of ADSs, and make it more difficult for you to sell your holdings at times and prices that you determine are appropriate. The adverse market and price pressures resulting from sales pursuant to this prospectus or otherwise may continue for an extended period of time. In addition, sales of a substantial number of our common shares, including in the form of

ADSs, or the perception that such sales could occur, could impair our ability to raise additional equity financing, should we wish to do so. Furthermore, differences between the value at which the Selling Shareholders received common shares, including in the form of ADSs, pursuant to the Voluntary Reorganization and the prevailing market prices of our common shares, including in the form of ADSs, may influence the decisions of such Selling Shareholders relating to the sale of such securities.
The price of our common shares and our ADSs may fluctuate significantly following this offering, and you may not be able to resell common shares or ADSs at or above the price you paid or at all, and you could lose all or part of your investment as a result.
The trading price of our common shares and our ADSs may experience volatility following this offering. Market volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your common shares or your ADSs at or above the price you pay for them due to a number of factors such as:
•the factors described above under the heading “Forward-Looking Statements;”
•the factors described in this section headed “Risk Factors;” and
•the risk factors described in our 2025 Annual Report, which is incorporated by reference into this prospectus.

Changes in Brazilian tax laws may have an adverse impact on the taxes applicable to the disposition of our common shares, including in the form of ADSs.
Under Law No. 10,833, of December 29, 2003, the disposition of assets located in Brazil by a non-resident holder to either a resident or a non-resident of Brazil is subject to taxation in Brazil, regardless of whether the disposition takes place inside or outside the country. This means that withholding income tax may be imposed on the gains arising from a disposition of our common shares by a non-resident of Brazil to either a resident or a non-resident of Brazil. However, there is no judicial guidance determining whether ADSs are considered assets located in Brazil, we cannot predict whether Brazilian courts will rule that withholding income tax under Law No. 10,833 applies to gains from dispositions of our ADSs. In the event that the disposition of assets is interpreted to include the disposition of our ADSs, this tax law would result in the imposition of withholding taxes on the sale of our ADSs by a non-resident of Brazil to either a resident or a nonresident of Brazil. Because any gain or loss recognized by a U.S. Holder (as defined in “Taxation—Material U.S. Federal Income Tax Considerations”) on the disposition of common shares or ADSs will generally be treated as U.S.-source gain or loss for purposes of the U.S. foreign tax credit, the U.S. Holder may not be able to benefit from a U.S. foreign tax credit for Brazilian income tax imposed on the disposition of common shares or ADSs. See “Taxation—Material U.S. Federal Income Tax Considerations —Sale or Other Taxable Disposition of Common Shares, Including in the Form of ADSs.”

USE OF PROCEEDS

The common shares, including in the form of ADSs, offered hereby, are being offered by the Selling Shareholders identified in this prospectus. See “Selling Shareholders.” All net proceeds from the sale of such common shares, including in the form of ADSs, will go to the Selling Shareholders. We will not receive any part of the proceeds from the sale of common shares, including in the form of ADSs.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma condensed consolidated financial information of Azul S.A. and subsidiaries, together with the accompanying explanatory notes (the “Pro Forma Financial Information”), have been prepared to illustrate the effects of the Joint Chapter 11 Plan of Reorganization of Azul S.A. and its Debtor Affiliates within the proceedings jointly administered under the caption In re Azul S.A., et al., Case No. 25-11176 (the “Plan”), including the relevant transactions contemplated thereunder, as set forth below. The Pro Forma Financial Information assumes that the effective date of the Plan, which was on February 20, 2026 (the “Effective Date”) occurred on January 1, 2025 for purposes of the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2025 and for the unaudited pro forma condensed consolidated statement of income for the six months ended on June 30, 2026 with all related transaction accounting adjustments.
The Pro Forma Financial Information presented in this prospectus is provided for informational and illustrative purposes only and it is not necessarily indicative of the financial results that would have been achieved had the events and transactions occurred on the dates assumed, nor is such financial data necessarily indicative of the results of operations in future periods. The pro forma adjustments are based on currently available information and certain assumptions that we believe are reasonable. The Pro Forma Financial Information should be read in conjunction with the notes hereto, “Item 5. Operating and Financial Review and Prospects,” and the consolidated financial statements and notes, which are included in our annual report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 2, 2026, which is incorporated by reference into this prospectus, and with our unaudited interim consolidated financial statements as of and for the six months ended June 30, 2026 included in this prospectus starting on page F-1.
In the Pro Forma Financial Information, all references to Brazilian reais or R$ are to thousands of Brazilian reais, except as otherwise noted.
The Transaction Accounting Adjustments included in the unaudited pro forma condensed consolidated statement of income give effect to the consummation of the Plan, which became effective on February 20, 2026, and the related transactions described below, as if such transactions had occurred on January 1, 2025 for the year ended December 31, 2025 and on January 1, 2026 for the six months ended June 30, 2026.
The statement of financial position as of June 30, 2026 is not presented because such effects are already reflected in the Company’s historical consolidated statement of financial position as of that date, which has been presented in our unaudited interim consolidated financial statements as of and for the six months ended June 30, 2026 included in this prospectus starting on page F-1.

1
the reverse share split of all of our common shares, at a ratio of 150,000 pre-split common shares to form one post-split common share, with no change to the amount of the Company’s share capital, which was approved in an extraordinary general meeting of shareholders and which was effective as of April 23, 2026 (which we refer to herein as the Second Reverse Share Split);

2	the recognition, in finance results, of a gain on derecognition of the Company’s lease liability;

3
the conversion of all of the Company’s preferred shares into a single class of common shares at a ratio of 75 common shares for each preferred share, which was approved in an extraordinary general meeting of shareholders held on January 12, 2026, and which was effective as of January 15, 2026 (which we refer to herein as the Conversion); and

4
the recognition of accrued interest related to the debtor-in-possession (“DIP”) financing and Exit Notes, in the amount of R$253,526 in 2025 and R$105,600 in 2026, upon the Company’s emergence from the Chapter 11 proceedings.

AZUL S.A. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the year ended December 31, 2025 (*)
(In thousands of R$, except share and per share data)

	Historical	Transaction Accounting Adjustments	Notes	Pro Forma
	R$	R$		R$
Passenger revenue	19,997,726	-		19,997,726
Other revenues	1,642,667	-		1,642,667
Total revenue	21,640,393	-		21,640,393
Aircraft fuel	(5,710,291)	-		(5,710,291)
Salaries and employee benefits	(2,693,363)	-		(2,693,363)
Airport taxes and fees	(1,266,186)	-		(1,266,186)
Auxiliary services for air transport	(956,933)	-		(956,933)
Maintenance	(824,058)	-		(824,058)
Selling expenses	(915,442)	-		(915,442)
Depreciation and amortization	(3,013,375)	76,105	(a)	(2,937,270)
Insurance	(100,401)	-		(100,401)
GUC (net of restructuring costs)	1,035,732	-		1,035,732
Others	(2,874,606)	-		(2,874,606)
Operating profit	4,321,470	76,105		4,397,575
Financial income	904,083	-		904,083
Financial expenses	(10,295,119)	1,014,036	(b)	(9,281,083)
Derivative financial instruments, net	986,521	-		986,521
Foreign currency exchange, net	4,207,915	-		4,207,915
Financial result	(4,196,600)	1,014,036		(3,182,564)
Profit before income tax and social contribution	124,870	1,090,141		1,215,011
Current income tax and social contribution	(12)	(370,648)	(c)	(370,660)
Profit for the year	124,858	719,493		844,351
Basic profit per share (1)	0.34106			2.30640
Diluted profit per share (1)	0.34106			2.30640

(1)	Share position adjusted to reflect the Second Reverse Share Split.
 (*) This pro forma information reflects only the adjustments that had not incurred during the first half of 2026 and, accordingly, illustrates the estimated effects of such items as if they had occurred on January 1, 2025. As the historical results for the six months ended June 30, 2026 already incorporate certain adjustments previously disclosed in the F-1 filing, those adjustments were not repeated in the pro forma column for the year ended December 31, 2025 in this presentation.

AZUL S.A. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the six months ended June 30, 2026 (**)
(In thousands of R$, except share and per share data)

	Historical	Transaction Accounting Adjustments	Notes	Pro Forma
	R$	R$		R$
Passenger revenue	9,609,310	-		9,609,310
Other revenues	840,709	-		840,709
Total revenue	10,450,019	—		10,450,019

Aircraft fuel	(3,301,752)	-		(3,301,752)
Salaries and employee benefits	(1,477,581)	-		(1,477,581)
Share-based incentive	(80,885)			(80,885)
Airport taxes and fees	(590,744)	-		(590,744)
Auxiliary services for air transport	(468,128)	-		(468,128)
Maintenance	(495,607)	-		(495,607)
Selling expenses	(525,246)	-		(525,246)
Depreciation and amortization	(1,401,490)	12,684	(a)	(1,388,806)
Insurance	(60,073)	-		(60,073)
Renegotiations – Chapter 11	(314,617)			(314,617)
Breakage – GUC	1,589,798			1,589,798
Restructuring costs - Chapter 11	(382,834)	-		(382,834)
Others	(1,501,592)	-		(1,501,592)
	(9,010,751)	12,684		(8,998,067)

Operating profit	1,439,268	12,684		1,451,952

Financial income	44,312	-		44,312
Financial expenses	(5,891,650)	125,044	(b)	(5,766,606)
Derivative financial instruments, net	14,402			14,402
Foreign currency exchange, net	1,499,867	-		1,499,867
Financial result	(4,333,069)	125,044		(4,208,025)

Loss before income tax and social contribution	(2,893,801)	137,728		(2,756,073)

Current income tax and social contribution	(1,877)	(46,827)	(c)	(48,704)
Deferred income tax and social contribution	7,515,404	-		7,515,404

Profit for the period	4,619,726	90,901		4,710,627

Basic profit (loss) per share	14.62			14.91
Diluted profit (loss) per share	14.62			14.91

(**) There were no additional pro forma adjustments arising from the first half of 2026, and the adjustments reflected herein are consistent with those disclosed for the first quarter, presented on a six-month basis for the period ended June 30, 2026.

NOTE 1 – BASIS OF PRESENTATION
The accompanying unaudited Pro Forma Financial Information presents the Pro Forma Financial Information of Azul S.A. and subsidiaries assuming that the Plan’s Effective Date occurred on June 30, 2026 for the unaudited pro forma condensed consolidated statement of income for the year ended on December 31, 2025 and for the six months ended June 30, 2026, respectively.
The following are descriptions of the columns included in the accompanying Pro Forma Financial Information:

•	Historical—Represents the historical consolidated statement of income for the six months ended June 30, 2026 and for the year ended December 31, 2025; and

•
Transaction accounting adjustments—Represents the transaction accounting adjustments for the six months ended June 30, 2026; and for the year ended December 31, 2025, assuming the Effective Date of the Plan occurred on January 1, 2025.

NOTE 2 – PRO FORMA ADJUSTMENTS

(a)	Depreciation and amortization
The renegotiations conducted as part of the Chapter 11 proceedings resulted in revised lease terms that directly affect the depreciation and amortization of right-of-use assets. These changes reflect the reassessment of expected economic benefits and useful lives associated with the restructured lease agreements. As a consequence, the pro forma financial information incorporates adjustments to the depreciation and amortization of right-of-use assets in the amounts of R$76,105 for the year ended December 31, 2025 and R$12,684 for the six months ended June 30, 2026, consistent with the application of the relevant transaction accounting adjustments under the reorganization.

(b)	Financial expenses
The Company recognized the derecognition of interests related to the DIP financing, reflecting the accounting removal of previously recorded interest obligations. As a result of this derecognition, the Company recorded R$253,526 in the year ended December 31, 2025 and R$105,600 in the six months ended June 30, 2026, corresponding to the elimination of these interest amounts from its financial statements in accordance with the applicable transaction accounting adjustments. Additionally, the change in the lease liability arising from the lease renegotiations executed as part of the Chapter 11 proceedings has been presented. This adjustment reflects the reduction in the lease liability compared to what would have been recognized absent the reorganization, resulting in pro forma impacts of R$760,510 in the year ended December 31, 2025 and R$19,444 in the six months ended June 30, 2026.

	December 31, 2025	June 30, 2026
	R$	R$
Derecognition of interests related to the DIP	253,526	105,600
Change in the lease liability	760,510	19,444
Total	1,014,036	125,044

(c)	Income taxes
Reflecting 34% of taxes on the adjustments. Only demonstrating impacts for presentation purposes.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of the results of operations of Azul and its subsidiaries on a consolidated basis as of June 30, 2026 and for the six-month periods ended June 30, 2026 and 2025, respectively, should be read in conjunction with (i) the 2025 Annual Report, which is incorporated by reference into this prospectus and, in particular, “Item 4. Information on the Company” and “Item 5. Operating and Financial Review and Prospects” of the 2025 Annual Report, and (ii) the unaudited interim condensed consolidated financial statements of Azul S.A. as of June 30, 2026 and for the six-month periods ended June 30, 2026 and 2025, which are included in this prospectus starting on page F-1.
Significant Events Affecting Our Financial Performance During the Six-Month Period Ended June 30, 2026
On February 20, 2026, we emerged from the Voluntary Reorganization, which substantially transformed our capital structure, mostly through the Equitization of 1L/2L Claims, the Equity Rights Offering and the refinancing of the DIP Financing with the proceeds of the Exit Notes. As a result, our issued capital increased to R$21,756.9 million as of June 30, 2026 from R$7,131.9 million as of December 31, 2025, and our total loans and financing decreased to R$9,884.0 million from R$23,059.6 million. For a description of the Voluntary Reorganization and the transactions implemented thereunder, see "Prospectus Summary—Recent Developments."
In connection with our emergence from the Chapter 11 proceedings, we recorded a R$1,589.8 million gain related to breakage on claims from general unsecured creditors settled under our Chapter 11 plan of reorganization, R$382.8 million in direct restructuring costs, and a R$5,090.1 million fair value adjustment on the conversion of debt into equity, which was recognized as a financial expense. Additionally, following the completion of the Voluntary Reorganization, management concluded that there is now convincing evidence that sufficient future taxable profits will be available to fully absorb the Company’s accumulated tax losses, and accordingly recognized a non-cash deferred tax asset of R$7,515.4 million in the six-month period ended June 30, 2026.
During the first half of 2026, global developments related to the conflict in the Strait of Hormuz contributed to increased Brent oil prices, directly affecting our fuel costs. Our average fuel cost per liter increased to R$5.03 in the six-month period ended June 30, 2026 from R$4.12 in the corresponding period in 2025. As of December 31, 2025, Brent oil prices were approximately US$61 per barrel, as compared to approximately US$73 per barrel as of June 30, 2026. In response, we adopted measures to preserve operational efficiency, including temporary adjustments to our route network to reduce capacity, which decreased 6.7% in the six-month period ended June 30, 2026 compared to the six-month period ended June 30, 2025, resource optimization and the pursuit of additional financing sources to help mitigate the related financial impacts.
Results of Operations
The financial data for the six-month periods ended June 30, 2026 and 2025, respectively, set out in the table below are derived from our unaudited interim condensed consolidated financial statements, which are included in this prospectus starting on page F-1, and which were prepared in accordance with IAS 34—Interim Financial Reporting, as issued by the International Accounting Standards Board.

	For the Six-Month Period Ended June 30		Percentage Change
	2026	2025
	(in thousands of Brazilian reais)
Net revenue:
Passenger revenue	9,609,310	9,596,296	0.1%
Other revenues	840,709	740,470	13.5%
Total revenue	10,450,019	10,336,766	1.1%

Operating expenses:
Aircraft fuel	(3,301,752)	(2,960,683)	11.5%
Salaries and employee benefits	(1,477,581)	(1,376,856)	7.3%
Share-based incentive	(80,885)	(70,515)	14.7%
Airport taxes and fees	(590,744)	(634,393)	(6.9)%
Auxiliary services for air transport	(468,128)	(484,808)	(3.4)%
Maintenance	(495,607)	(405,255)	22.3%
Selling expenses	(525,246)	(410,709)	27.9%
Depreciation and amortization	(1,401,490)	(1,578,014)	(11.2)%
Insurance	(60,073)	(49,801)	20.6%
Renegotiations – Chapter 11	(314,617)	(297,024)	5.9%
Breakage – GUC	1,589,798	—	n.m.
Restructuring costs - Chapter 11	(382,834)	—	n.m.
Others	(1,501,592)	(624,075)	140.6%
	(9,010,751)	(8,892,133)	1.3%

Operating profit	1,439,268	1,444,633	(0.4)%

Financial result:
Financial income	44,312	815,238	(94.6)%
Financial expenses	(5,891,650)	(4,527,879)	30.1%
Derivative financial instruments, net	14,402	860,716	(98.3)%
Foreign currency exchange, net	1,499,867	4,528,935	(66.9)%
Financial result	(4,333,069)	1,677,010	n.m.

Profit (loss) before income tax and social contribution	(2,893,801)	3,121,643	n.m.

Current income tax and social contribution	(1,877)	(27)	6851.9%
Deferred income tax and social contribution	7,515,404	—	n.m.

Net profit for the period	4,619,726	3,121,616	48.0%

n.m. = not meaningful

The table below sets forth a breakdown of our net revenue and expenses on a per-ASK basis (“available seat kilometers,” or “ASKs,” represent aircraft seating capacity multiplied by the number of kilometers the aircraft has flown) for the periods indicated:

	For the Six-Month Period Ended June 30		Percentage Change
	2026	2025
	(per ASK in R$ cents)
Net revenue:
Passenger revenue	40.17	37.44	7.3%
Other revenues	3.51	2.89	21.5%
Operating revenue	43.69	40.33	8.3%
Operating expenses:
Aircraft fuel	(13.8)	(11.55)	19.5%
Salaries and benefits	(6.18)	(5.37)	15.1%
Share-based incentive	(0.34)	(0.28)	21.4%
Airport taxes and fees	(2.47)	(2.48)	(0.4)%
Auxiliary services for air transport	(1.96)	(1.89)	3.7%
Maintenance	(2.07)	(1.58)	31.0%
Advertising and publicity	(2.2)	(1.6)	37.5%
Depreciation and amortization	(5.86)	(6.16)	(4.9)%
Insurance	(0.25)	(0.19)	31.6%
Rent and ACMI	(1.32)	(1.16)	13.8%
Accounts payables – GUC – Chapter 11	6.6	—	n.m.
Restructuring costs – Chapter 11	(1.6)	—	n.m.
Other	(6.28)	(2.43)	158.4%
Total operating expenses, net	(37.67)	(34.69)	8.6%

Operating income per ASK	6.02	5.64	6.7%
n.m. = not meaningful
The components of our results of operations for the six-month period ended June 30, 2026 compared to the six-month period ended June 30, 2025 are as described below.
Revenues
Revenues increased 1.1%, or R$113.3 million, to R$10,450.0 million in the six-month period ended June 30, 2026, from R$10,336.8 million in the six-month period ended June 30, 2025, as explained below.

The table below sets forth our passenger revenue and selected operating data for the periods indicated:

	For the Six-Month Period Ended June 30		Percentage Change
	2026	2025

Passenger revenue (in millions of Brazilian reais)	9,609.3	9,596.3	0.1%
Available seat kilometers (ASKs) (millions)	23,921	25,630	(6.7)%
Load factor (%)	82.2%	81.5%	0.9%
Passenger revenue per ASK (R$ cents) (PRASK)	40.17	37.44	7.3%
Operating revenue per ASK (R$ cents) (RASK)	43.69	40.33	8.3%
Number of departures	141,104	159,108	(11.3)%
Block hours	263,375	293,677	(10.3)%

assenger Revenue

Passenger revenue increased 0.1%, or R$13.0 million, from R$9,596.3 million in the six-month period ended June 30, 2025 to R$9,609.3 million in the six-month period ended June 30, 2026, mainly due to a 6.1% increase in average fares implemented to partially offset the significant increase in fuel prices.
Other Revenues
Other revenues increased 13.5%, or R$100.2 million, from R$740.5 million in the six-month period ended June 30, 2025 to R$840.7 million in the six-month period ended June 30, 2026. This increase was mainly due to better performance in our domestic logistics operation, driven by stronger freighter operations and supported by healthy margins and the improvement in our charter business.
Operating Expenses
Operating expenses increased 1.3%, or R$118.6 million, from R$8,892.1 million in the six-month period ended June 30, 2025, to R$9,010.8 million in the six-month period ended June 30, 2026, as explained below.
Aircraft Fuel. Aircraft fuel expenses increased 11.5%, or R$341.1 million, from R$2,960.7 million in the six-month period ended June 30, 2025, to R$3,301.8 million in the six-month period ended June 30, 2026, mainly due to increased Brent oil prices related to the geopolitical developments in the Strait of Hormuz described in this prospectus.
Salaries and Benefits. Salaries and benefits increased 7.3%, or R$100.7 million, from R$1,376.9 million in the six-month period ended June 30, 2025, to R$1,477.6 million in the six-month period ended June 30, 2026, mainly driven by strategic and temporary investments in crew retention, hiring and training to support our future operations, and a 5% union increase in salaries as a result of collective bargaining agreements applicable to all airline employees in Brazil, partially offset by a 4.1% reduction in the number of FTE-equivalent employees.
Share-based Incentive. Share-based incentive increased 14.7%, or R$10.4 million, from R$70.5 million in the six-month period ended June 30, 2025, to R$80.9 million in the six-month period ended June 30, 2026, mainly driven by our restricted shares granting plan approved in connection with the Voluntary Reorganization.
Airport Taxes and Fees. Airport taxes and fees decreased 6.9%, or R$43.6 million, from R$634.4 million in the six-month period ended June 30, 2025, to R$590.7 million in the six-month period ended June 30, 2026, primarily due to the 11.3% reduction in departures in the six-month period ended June 30, 2026 in comparison with the six-month period ended June 30, 2025.
Auxiliary Services for Air Transport. Auxiliary services for air transport decreased 3.4%, or R$16.7 million, from R$484.8 million in the six-month period ended June 30, 2025, to R$468.1 million in the six-month period ended June 30, 2026, primarily due to a 9.1% reduction in the number of passengers carried during the period.

Maintenance. Maintenance increased 22.3%, or R$90.4 million, from R$405.3 million in the six-month period ended June 30, 2025, to R$495.6 million in the six-month period ended June 30, 2026, primarily due to higher maintenance events in the period, partially offset by the appreciation of the Brazilian real against the U.S. dollar.
Advertising and Publicity. Advertising and publicity increased 27.9%, or R$114.5 million, from R$410.7 million in the six-month period ended June 30, 2025, to R$525.2 million in the six-month period ended June 30, 2026, mostly driven by higher incentive costs associated with increased fares and stronger logistics revenue performance, which grew 13.5% and contributed to higher commissions.
Depreciation and Amortization. Depreciation and amortization decreased 11.2%, or R$176.5 million, from R$1,578.0 million in the six-month period ended June 30, 2025, to R$1,401.5 million in the six-month period ended June 30, 2026, primarily due to an 2.8% reduction in right-of-use assets following the lease write-offs and modifications negotiated during our Voluntary Reorganization, partially offset by additions mostly connected with the larger Embraer E2 fleet compared to the corresponding period in 2025 as part of our ongoing fleet transformation.
Insurance. Insurance increased 20.6%, or R$10.3 million, from R$49.8 million in the six-month period ended June 30, 2025, to R$60.1 million in the six-month period ended June 30, 2026, mainly due to the expansion of our next generation fleet.
Rent and ACMI. Rent and ACMI expenses increased 5.9%, or R$17.6 million, from R$297.0 million in the six-month period ended June 30, 2025, to R$314.6 million in the six-month period ended June 30, 2026, reflecting our lease costs for aircraft, crew, maintenance and insurance (ACMI) arrangements.

Accounts Payables – GUC – Chapter 11. In connection with our emergence from the Voluntary Reorganization on February 20, 2026, we recognized a R$1,589.8 million gain in the six-month period ended June 30, 2026, reflecting the reversal of breakage on accounts payable claims held by general unsecured creditors that were settled under the Plan. No comparable amount was recorded in the six-month period ended June 30, 2025, as the Voluntary Reorganization had not yet been implemented.

Restructuring Costs – Chapter 11. We recorded R$382.8 million in restructuring costs in the six-month period ended June 30, 2026, in connection with our emergence from the Voluntary Reorganization, primarily comprising professional fees and other costs incurred in connection with the Chapter 11 proceedings. No comparable amount was recorded in the six-month period ended June 30, 2025, as the Voluntary Reorganization had not yet implemented.

Other. Other expense items increased 140.6%, or R$877.5 million, from R$624.1 million in the six-month period ended June 30, 2025, to R$1,501.6 million in the six-month period ended June 30, 2026. Other expense items in the six-month period ended June 30, 2026 included R$1,088.2 million in other cost of services, primarily comprising technology services and travel expenses, R$96.9 million in other administrative expenses, primarily comprising professional services expenses, and R$316.4 million in other expenses, primarily comprising legal expenses.

Operating Profit
Our operating profit decreased 0.4%, or R$5.4 million, to R$1,439.3 million, from R$1,444.6 million in the six-month period ended June 30, 2025, due to the factors described above.
Financial Results
Financial Income. Financial income decreased 94.6%, or R$770.9 million, from R$815.2 million in the six-month period ended June 30, 2025, to R$44.3 million in the six-month period ended June 30, 2026, mainly due to a R$734.4 million gain on debt-to-equity conversion recognized in the six-month period ended June 30, 2025, together with lower interest income on short and long-term investments, which decreased from R$48.6 million to R$25.6 million.

Financial Expenses. Financial expenses increased 30.1%, or R$1,363.8 million, from R$4,527.9 million in the six-month period ended June 30, 2025, to R$5,891.7 million in the six-month period ended June 30, 2026, mainly due to a R$5,090.1 million fair value adjustment on the conversion of debt into equity in connection with our emergence from the Voluntary Reorganization on February 20, 2026, partially offset by a change in interest on loans and financing from an expense of R$942.7 million in the six-month period ended June 30, 2025 to income of R$715.2 million in the six-month period ended June 30, 2026, and R$857.0 million in gains on the renegotiation of general unsecured loans and supplier obligations and lower interest on lease obligations, which decreased from R$1,384.3 million to R$890.5 million, following the lease modifications negotiated during the restructuring.
Derivative Financial Instruments, Net. Derivative financial instruments, net, decreased 98.3%, or R$846.3 million, from a net gain of R$860.7 million for the six-month period ended June 30, 2025 to a net gain of R$14.4 million for the six-month period ended June 30, 2026, mostly due to the R$880.7 million gain recognized in the six-month period ended June 30, 2025 on the conversion right embedded in our convertible debentures, which were extinguished in connection with our Voluntary Reorganization. In the second quarter of 2026, we began entering into non-deliverable forwards to hedge our foreign currency exposure on certain financial obligations.
Foreign Currency Exchange, Net. Foreign currency exchange, net, decreased 66.9%, or R$3,029.1 million, from a gain of R$4,528.9 million in the six-month period ended June 30, 2025, to a gain of R$1,499.9 million in the six-month period ended June 30, 2026, mostly due to the appreciation of the Brazilian real against the U.S. dollar during the period.
Income Tax and Social Contribution
Current Income Tax and Social Contribution. Current income tax and social contribution expense increased 6,851.9%, or R$1.9 million, from R$0.03 million in the six-month period ended June 30, 2025, to R$1.9 million in the six-month period ended June 30, 2026, mostly due to higher profits generated in the period.
Deferred Income Tax and Social Contribution. Deferred income tax and social contribution swung from nil in the six-month period ended June 30, 2025 to an income of R$7,515.4 million in the six-month period ended June 30, 2026, mostly due to the recognition of a non-cash deferred tax asset following the completion of the Voluntary Reorganization on February 20, 2026, as management concluded that there is now convincing evidence that sufficient future taxable profits will be available to fully absorb the Company's accumulated tax losses.
Net Profit
Net profit increased 48.0%, or R$1,498.1 million, from R$3,121.6 million in the six-month period ended June 30, 2025, to R$4,619.7 million in the six-month period ended June 30, 2026, due to the factors described above.
Liquidity and Capital Resources
General
Our short-term liquidity requirements relate to the payment of operating costs, including aircraft fuel and salaries, payment obligations under our lease liabilities and loans and financing (including aircraft debt financing and debentures) and the funding of working capital requirements. Our medium and long-term liquidity requirements include equity payments for aircraft and debt financing, the working capital required to start up new routes and new destinations, and payment obligations under our borrowings and financings.
For our short-term liquidity needs, we rely primarily on cash provided by operations and cash reserves. For our medium and long-term liquidity needs, we rely primarily on cash provided by operations, cash reserves, working capital loans and bank credit lines including, but not limited to, bank loans, debentures and promissory notes.
In order to manage our liquidity, we review our cash and cash equivalents, short-term investments, and trade and other receivables on an ongoing basis. Trade and other receivables include credit card sales and accounts receivable from travel agencies and cargo transportation. Our accounts receivable are affected by the timing of our receipt of credit card revenues and travel agency invoicing. One general characteristic of the retail sector in Brazil and the aviation sector in particular is the payment for goods or services in installments via personal credit cards. Our customers may pay for their purchases in up to ten installments without interest. This is similar to the payment options offered by other airlines in Brazil. Once the transaction is approved by the credit card processor, we are no longer exposed to cardholder credit risk, and the payment is guaranteed by the credit card issuing bank in case of default by the cardholder. Since the risk of non-payment is low, banks are willing to advance these receivables, which are paid the same day they are requested. As a result, we believe our ability to advance receivables at any time significantly increases our liquidity position.
As of June 30, 2026, our total cash position, consisting of cash and cash equivalents and short-term and long-term investments, was R$1,268.9 million, an increase of 24.6%, or R$251.0 million, compared to R$1,017.9 million as of December 31, 2025, mainly due to the proceeds received from the equity rights offering that we completed on February 20, 2026 as part of our emergence from the Voluntary Reorganization. We issued US$1.375 billion principal amount of Exit Notes on February 6, 2026 at an issuance price of 99.028% of the principal amount thereof; however, we used the proceeds of the issuance of the Exit Notes to prepay in full US$1.4 billion in aggregate principal amount of our DIP Financing at a mandatory prepayment price of approximately 100.8% of the principal amount thereof, plus accrued and unpaid interest thereon. See "Prospectus Summary—Recent Developments—Voluntary Reorganization."
We believe that we will continue to be able to access equity and debt capital markets if and when necessary.
Cash Flows
The table below presents our cash flows from operating, investing and financing activities for the periods indicated:

	For the Six-Month Period Ended June 30
	2026	2025
	(in thousands of Brazilian reais)
Cash Flows
Net cash used by operating activities	(336,861)	(381,397)
Net cash used by investing activities	(173,271)	(186,142)
Net cash provided (used) by financing activities	947,318	888,260
Exchange rate changes on cash and cash equivalents	(159,938)	(71,954)
Increase (decrease) in cash and cash equivalents	277,248	248,767
Net Cash Used by Operating Activities. Net cash used by operating activities decreased R$44.5 million, to R$336.9 million in the six-month period ended June 30, 2026, compared to R$381.4 million in the six-month period ended June 30, 2025, principally due to a R$715.5 million reduction in interest paid, following the deleveraging implemented under the Voluntary Reorganization, partially offset by a R$652.0 million increase in cash consumed by changes in operating assets and liabilities.
Net Cash Used by Investing Activities. Net cash used by investing activities decreased R$12.9 million, to R$173.3 million in the six-month period ended June 30, 2026, compared to R$186.1 million in the six-month period ended June 30, 2025. Cash outflows increased by R$157.1 million, primarily reflecting higher acquisitions of property and equipment, capitalized maintenance and intangible assets. Cash inflows increased by R$170.0 million, reflecting higher proceeds from sale and leaseback transactions and a net redemption of short-term investments, resulting in the R$12.9 million net decrease.
Net Cash Provided (Used) by Financing Activities.
Net cash provided by financing activities increased by R$59.1 million, from R$888.3 million in the six-month period ended June 30, 2025 to R$947.3 million in the six-month period ended June 30, 2026, primarily reflecting financing transactions completed in connection with our emergence from the Voluntary Reorganization. Funding from loans and financing increased by R$2,269.4 million and we had a R$2,703.4 million increase in proceeds from our capital increase, in each case in connection with our emergence from the Voluntary Reorganization. These increases were offset by a R$5,557.8 million increase in payments of loans and financing, principally the repayment in full of the DIP Financing, partially offset by a R$310.0 million decrease in costs, a R$289.8 million decrease in leases, and the absence in the six-month period ended June 30, 2026 of the R$43.0 decrease in costs of issuing shares recorded for the period ended June 30, 2025. See “Prospectus Summary—Recent Developments—Voluntary Reorganization.”
Exchange Rate Changes on Cash and Cash Equivalents. Exchange rate changes on cash and cash equivalents resulted in a loss of R$159.9 million in the six-month period ended June 30, 2026, compared to a loss of R$72.0 million in the six-month period ended June 30, 2025, a variation of R$88.0 million, mostly due to the appreciation of the Brazilian real against the U.S. dollar impacting our dollar-denominated cash balances.
Loans and Financings
As of June 30, 2026, total loans and financing amounted to R$9,884.0 million, compared to R$23,059.6 million as of December 31, 2025.
The following table sets forth our outstanding loans and financing as of the dates indicated:

	Average Nominal Rate p.a.	Maturity Date	As of June 30, 2026	As of December 31, 2025
			(in millions of Brazilian reais)
Foreign Currency:
Senior notes – 2026	7.3%	June 2026	—	187.6
Senior notes – 2028	11.9%	August 2028	—	19.3
Senior notes – 2029	11.5%	May 2029	—	29.2
Senior notes – 2030	11.9%	May 2030	—	192.4
Senior notes 1L – 2028	11.9%	August 2028	—	6,348.7
Senior notes 2L – 2029	11.5%	May 2029	—	933.4
Senior notes 2L – 2030	10.9%	May 2030	—	2,133.4
DIP Financing	15.0%	February 2026	—	9,594.9
Exit Notes	9.9%	February 2031	7,261.3	—
Executed letters of credit	SOFR 3M + 3.0%	December 2029	681.0	1,376.1
Aircraft, engines and others	SOFR 1M + 4.6%	August 2026	304.0	646.4
	SOFR 3M +2.6%	March 2029	164.5	220.3
	4.7%	December 2026	2.7	11.7
	11.0%	July 2027	58.2	—
Total:			8,471.7	21,693.4
Local Currency:
Debentures	CDI + 3.0%	February 2031	431.0	658.5
Executed derivatives	—	—	—	38.2
Executed letters of credit	—	December 2035	651.0	669.5
Working capital	CDI	December 2026	330.5	—
Total:			1,412.5	1,366.2
Total loans and financing			9,884.2	23,059.6

The significant decrease in total loans and financing as of June 30, 2026 compared to December 31, 2025 reflects our emergence from the Voluntary Reorganization and the implementation of our plan of reorganization. As further detailed in "Prospectus Summary—Recent Developments—Voluntary Reorganization," pursuant to our Voluntary Reorganization, (i) we converted first lien and second lien debt claims into equity, (ii) our DIP Financing was repaid in full with proceeds from the Exit Notes, and (iii) the Exit Notes in an aggregate principal amount of US$1.375 billion were issued by Azul Secured Finance LLP on February 6, 2026.
As of June 30, 2026, we had 206 leased aircraft and engines without a purchase option with an aggregate balance of R$11,109.9 million and 27 owned and leased aircraft and engines with a purchase option, with an aggregate outstanding balance of R$421.9 million, with the underlying aircraft serving as security and 29 owned aircraft, which are in property, plant and equipment at the net amount of depreciation of R$2,448.1 million.

Our financing agreements, aircraft finance leases and certain other material agreements contain customary financial and other covenants, restrictions and events of default, including events of default relating to non-payment, cross-default, cross-acceleration, change of control, and certain events relating to insolvency, restructuring, readjustment and rescheduling of debt. For more information, see note 19 to our unaudited interim condensed consolidated financial statements, which are included in this prospectus starting on page F-1.
Capital Expenditures
We typically hold our aircraft under leases or aircraft loans. Although we believe financing should be available for all of our future aircraft deliveries, we cannot assure you that we will be able to secure them on terms attractive to us, if at all. To the extent we cannot secure these and other financing, we may be required to modify our aircraft acquisition plans or incur higher than anticipated financing costs. We expect to meet our operating obligations as they become due through available cash, internally generated funds and credit lines. We believe that our cash provided by operations and our ability to obtain financing (including through finance leases and aircraft debt-financing), by already approved lines of credit with financial institutions, as well as our ability to obtain operating leases and issue debentures in the Brazilian capital market, will enable us to honor our current contractual and financial commitments.
Our gross capital expenditures (acquisitions of property, equipment and intangibles) from investing activities increased 74.3%, or R$149.8 million, from R$201.7 million in the six-month period ended June 30, 2025 to R$351.5 million in the six-month period ended June 30, 2026, mostly due to a R$118.0 million increase in aircraft and maintenance expenditures, from R$154.3 million to R$272.3 million, together with a R$31.8 million increase in intangible asset additions, from R$47.4 million to R$79.2 million. Notwithstanding the higher gross investment, net cash used in investing activities totaled R$173.3 million in the six-month period ended June 30, 2026, a decrease of 6.9% compared to R$186.1 million in the six-month period ended June 30, 2025, mostly due to a significant increase in proceeds from sale and leaseback transactions, from R$30.7 million in the six-month period ended June 30, 2025 to R$151.6 million in the six-month period ended June 30, 2026.
Quantitative and Qualitative Disclosures About Market Risk
General
Market risk is the risk that the fair value of future cash flows of a financial instrument fluctuates due to changes in market prices. Any such changes may adversely affect the value of our financial assets and liabilities or our future cash flows and results of operations. We have entered into derivative contracts and other financial instruments for the purpose of hedging against variations in these factors.
We have also implemented policies and procedures to evaluate such risks and approve and monitor our derivative transactions. Our risk management policy was implemented on April 14, 2011 and was revised on March 9, 2020 and October 5, 2022. It is our policy not to participate in any trading of derivatives for speculative purposes. We measure our financial derivative instruments at fair value, which is determined using quoted market prices, standard option valuation models or values provided by the counterparty.
Outstanding financial derivative instruments expose us to credit loss in the event of nonperformance by the counterparties to the agreements. The counterparties to our derivative transactions are major financial institutions with strong credit ratings, and we do not expect the counterparties to fail to meet their obligations. We do not have significant exposure to any single counterparty in relation to derivative transactions, and we believe the credit exposure related to our counterparties is negligible.
Market risk includes five types of risk: interest rate, foreign currency, commodity price, credit and liquidity risk. The sensitivity analyses provided below do not consider the effects that such adverse changes may have on overall economic activity, nor do they consider additional actions we may take to mitigate our exposure to such changes.
Interest Rate Risk
Interest rate risk is the risk that the fair value of future cash flows of a financial instrument fluctuates due to changes in market interest rates. Our exposure to the risk of changes in market interest rates refers primarily to long-term obligations (including lease liabilities and other financing) subject to variable interest rates. To manage this risk, we engage in interest rate swaps, whereby we agree to exchange at specified intervals the difference between the values of fixed and variable interest rates calculated based on the notional principal amount agreed between the parties.
We utilize swap contracts designated as hedges to protect us from fluctuations on part of the payments of lease liabilities and loans and financing in foreign currency. The swap contracts are used to hedge the risk of variation in interest rates tied to contractual commitments executed. The essential terms of the swap contracts were agreed to be coupled with the terms of the hedged loans and financing and lease commitments.
Foreign Currency Risk
Foreign currency risk is the risk that the fair value of future cash flows of a financial instrument fluctuates due to changes in foreign exchange rates. Our exposure to the risk of changes in exchange rates refers primarily to loans and lease liabilities indexed to the U.S. dollar (net of investments in U.S. dollars) and maintenance reserves. Also, slightly over half of our operating expenses are either payable in or affected by the U.S. dollar, such as aviation fuel, aircraft operating lease payments and certain flight hour maintenance contract payments. Therefore, according to our risk policy, we may enter into currency forward contracts for periods with a currency exposure of up to 12 months.
Additionally, as part of our international operations, we maintain offshore bank accounts in U.S. dollars that serve as natural hedges. As of June 30, 2026, we held U.S. dollar-denominated cash and cash equivalents equivalent to R$743.4 million.
We constantly monitor our net exposure in foreign currency and evaluate the possibility of entering into hedge transactions to protect non-operating cash flow, projecting for a maximum period of up to 12 months, and a longer term if deemed appropriate, to minimize such exposure.
Commodity Price Risk
The volatility of aviation fuel prices is one of the most significant market risks for airlines. For the six-month periods ended June 30, 2026 and 2025, aviation fuel accounted for 36.6% and 33.3%, respectively, of our operating expenses, which are linked to or denominated in U.S. dollars. The pricing of aviation fuel is volatile and cannot be predicted with any degree of certainty, as it is subject to many global and geopolitical factors. For example, oil prices experienced substantial variances beginning in 2009 and through June 2018. In addition, largely as a result of the war between Russia and Ukraine, Brent oil prices sharply increased from about US$75 per barrel at the end of 2021 to US$128 per barrel on March 8, 2022. As of June 30, 2026, the Brent oil price was approximately US$73. Airlines often use WTI crude or heating oil futures contracts to protect their exposure to jet fuel prices. We attempt to mitigate fuel price volatility primarily through derivative financial instruments or fixed price agreements with our suppliers. As of June 30, 2026, we had no fuel derivative instruments outstanding and, accordingly, our exposure to fluctuations in aviation fuel prices was unhedged. Our fuel forward positions were settled during the six-month period ended June 30, 2025. Following our emergence from the Chapter 11 proceedings, our hedging activity has been focused on our foreign currency exposure, and in the second quarter of 2026 we began entering into non-deliverable forwards to hedge our exposure on certain financial obligations. See "—Foreign Currency Risk.”
Credit Risk
Credit risk is inherent to Azul’s operating and financial activities, mainly disclosed in cash and cash equivalents, long-term investments, accounts receivable, aircraft sublease, security deposits and maintenance reserves. Financial assets classified as cash and cash equivalents and long-term investments are deposited with counterparties that have a minimum investment grade rating in the assessment made by S&P Global Ratings, Moody’s or Fitch (between AAA and A+).
Credit limits are established for all Azul’s customers based on internal classification criteria and the carrying amounts represent the maximum credit risk exposure. Outstanding receivables from customers are frequently monitored by Azul and, when necessary, allowances for expected credit losses are recognized.
Derivative financial instruments are contracted by Azul on the over-the-counter market (OTC) from counterparties with a minimum investment grade rating, or on commodities and futures exchanges (the B3 and the New York Mercantile Exchange), which substantially mitigates the credit risk. Azul assesses the risks of counterparties in financial instruments and diversifies its exposure periodically.

Liquidity Risk
The maturity schedules of our consolidated financial liabilities as of June 30, 2026, are as follows:

Description	Carrying Amount	Total	Until 1 year	From 2 to 5 years	After 5 years
	(in thousands of Brazilian reais)
Loans and financing	9,884,027	14,129,029	1,380,141	12,371,109	377,779
Leases	11,531,853	20,354,424	2,784,822	12,246,692	5,322,910
Accounts payable	2,777,925	2,809,151	2,653,959	155,192	—
Airport taxes and fees	1,624,609	2,237,956	844,201	688,128	705,627
Total:	25,818,414	39,530,560	7,663,123	25,461,121	6,406,316

Sensitivity Analysis
Our sensitivity analysis measures the impact of interest rate risk, foreign currency risk and commodity price risk on our results of operations considering two different scenarios: (i) the adverse scenario, which assumes that the relevant interest rate, foreign currency or fuel price will worsen by 10%; and (ii) the remote scenario, which assumes that the relevant interest rate, exchange rate or fuel price will worsen by 25%.

			As of June 30, 2026
Risk Factor	Financial Instrument	Risk	Adverse Scenario	Remote Scenario
			(in thousands of Brazilian reais)
Financing	Interest rate	CDI Rate	(2,662)	(6,656)
Financing	Interest rate	SOFR	(4,294)	(10,735)
Assets	Exchange rate	Euro rate decrease	(6,081)	(15,202)
Liabilities and aircraft leases		U.S. dollar rate increase	(1,885,845)	(4,714,613)
Aircraft fuel	Cost per liter	Fuel price	(330,175)	(825,438)

PRINCIPAL SHAREHOLDERS

Effective as of January 15, 2026, all of our preferred shares were converted into a single class of common shares, without par value upon the Conversion, and, effective as of February 18, 2026, all of our common shares were subject to the First Reverse Share Split, in each case, in accordance with the Brazilian corporations law, and as required to implement the transactions under our Voluntary Reorganization. See “Prospectus Summary—Recent Developments”.
On April 20, 2026, the reverse stock split approved at an Extraordinary General Meeting became effective, at a ratio of 150,000 old shares to 1 new share. The reverse stock split did not change the Company’s share capital but proportionally reduced the total number of outstanding shares. On the same date, the share classes were unified, with the cancellation of preferred shares and the adoption of a single class of common shares.
As of the date of this prospectus, approximately 98% of our outstanding common shares are held as ADSs, with the remainder held as common shares.
The table below show the numbers of shares and percentage ownership held by (i) each person that is a beneficial owner of 5% or more of our common shares, and (ii) all of our executive officers and directors as a group, in each case as of the date of this prospectus based on the most recent information available to us.

Name	Common Shares(1)	Percentage of Total Common Shares(2)
Readystate(3)	39,637,319	10.7%
BlackBarn(4)	33,580,653	9.0%
United Airlines Holdings, Inc.(5)	31,838,760	8.6%
Knighthead(6)	19,606,060	5.3%
VR(7)	17,580,006	4.8%
Directors and executive officers(8)	2,432,661	0.7%

(1)	Including in the form of ADSs.
(2)	The percentage of total common shares outstanding is calculated based on a denominator of 368,557,924 outstanding shares as of the date of this prospectus, except that where a principal shareholder’s beneficial ownership includes beneficial ownership of common shares issuable upon exercise of Warrants exercisable within 60 days from the date of this prospectus, the denominator used in that principal shareholder’s percentage calculation includes the common shares issuable to such principal shareholder upon exercise of such Warrants.
(3)	Consists of (i) 31,457,064 common shares directly held by Readystate Master Fund, Ltd. (“RMF”), and 649,178 common shares issuable to RMF upon exercise of Additional Investment Warrants exercisable in less than 60 days from the date of this prospectus, and (ii) 7,210,918 common shares directly held by Readystate Strategic Opportunities Master Fund Ltd. (“RSO”), and 320,159 common shares issuable to RSO upon exercise of Additional Investment Warrants exercisable in less than 60 days from the date of this prospectus. The common shares held by RMF and RSO may be deemed to be beneficially owned by (i) Readystate Asset Management, LP (“RAM”), in its capacity as investment manager of RMF and RSO, and (ii) Ryan Garino and David Grossman, in their capacity as managing partners of RAM. Each of Mr. Grossman and Mr. Garino disclaim beneficial ownership of the common shares, except to the extent of his pecuniary interest therein. The address for the aforementioned persons and entities is 360 N Green Street, Suite 1400, Chicago, IL, 60607, United States.

(4)	Consists of (i) 32,611,316 common shares directly held by BlackBarn Capital Master Fund, LP, and (ii) 969,337 common shares issuable to BlackBarn Capital Master Fund, LP upon exercise of Additional Investment Warrants exercisable in less than 60 days from the date of this prospectus. The securities held by BlackBarn Capital Master Fund, LP may be deemed to be beneficially owned by (i) BlackBarn Capital LP and BlackBarn Capital Offshore Fund, Ltd., which are feeder funds into BlackBarn Capital Master Fund, LP, (ii) BlackBarn Capital GP LLC, which is the general partner of BlackBarn Capital Master Fund, LP and BlackBarn Capital LP, (iii) BlackBarn Capital Partners GP, LLC, which is the general partner of BlackBarn Capital Partners LP, which is the investment manager of BlackBarn Capital Master Fund, LP, and (iv) Jonathan Carter, who is a limited partner of BlackBarn Capital Partners LP and a managing member of BlackBarn Capital GP, LLC and BlackBarn Capital Partners GP, LLC. The address for all of the aforementioned persons and entities (other than BlackBarn Capital Master Fund, LP) is 250 W 55th Street, 25th Floor, New York, NY 10019. The address for BlackBarn Capital Master Fund, LP is c/o Maples Corporate Services Limited, Ugland House, South Church Street, PO Box 309, Grand Cayman KY1-1104, Cayman Islands. For purposes of calculating the percentage ownership for this holder, the denominator includes the common shares issuable upon exercise of the Additional Investment Warrants held by such holder, but does not include securities issuable upon exercise of any Warrants held by any other person.
(5)	Consists of 31,838,760 common shares directly held by United Airlines, Inc. (“UAI”), a wholly-subsidiary of United Airlines Holdings, Inc. (“UAH”) in the form of ADRs. The securities held by UAI may be deemed to be beneficially owned by UAH. The address of the aforementioned entities is 233 South Wacker Drive, Chicago, IL, 60606, United States. The beneficial ownership set forth above excludes up to 4,775,816 common shares issuable upon exercise of the Additional Investment Warrants held by UAI.
(6)	Consists of (i) 19,415,028 common shares outstanding on the date of this prospectus and (ii) 191,032 common shares issuable upon exercise of Additional Investment Warrants exercisable in less than 60 days from the date of this prospectus. The aforementioned securities are managed by Knighthead Capital Management, LLC (“KCM”) and Knighthead Opportunities Capital Management, LLC (“KOCM”). The managing partners of KCM and KOCM are Ara D. Cohen and Thomas A. Wagner III (each individually beneficially owning less than 5% of our outstanding common shares on the date of this prospectus), and accordingly Ara D. Cohen and Thomas A. Wagner III may be deemed to beneficially own the above-mentioned securities. The address for the aforementioned entities and persons is 320 Park Avenue, Floor 28, New York, NY 10022, United States.
(7)	Consists of (i) 17,388,974 common shares directly held by VR Global Partners, L.P. (“VR Fund”) and 191,032 common shares issuable to VR Fund upon exercise of Additional Investment Warrants exercisable in less than 60 days from the date of this prospectus. The securities are directly held by VR Global Partners, L.P., and may be deemed to be beneficially owned by (i) VR Advisory Services Ltd. (“VR”), in its capacity as general partner and investment adviser, (ii) VR Capital Participation Ltd. (“VRCP”), in its capacity as sole shareholder of VR, (iii) VR Capital Group Ltd. (“VRCG”), in its capacity as sole shareholder of VRCP, (iv) VR Capital Holdings Ltd. (“VRCH”), in its capacity as sole shareholder of VCRG, and (v) Richard Deitz (“Mr. Deitz”), in his capacity as the control person of VR and VRCP. The address for all the aforementioned persons and entities (other than VR and Mr. Deitz) is c/o Intertrust (Cayman) Limited, One Nexus Way, Camana Bay, Grand Cayman, KY1-9005, Cayman Islands. The address for VR is 601 Lexington Avenue, 59th Floor, New York, New York, 10022, United States. The address for Mr. Deitz is The Kensington Building, 1 Wrights Lane, Fourth Floor, London W8 5RY, United Kingdom. The address for Mr. Deitz is The Kensington Building, 1 Wrights Lane, Fourth Floor, London W8 5RY, United Kingdom. For purposes of calculating the percentage ownership for this holder, the denominator includes the common shares issuable upon exercise of the Additional Investment Warrants held by such holder, but does not include securities issuable upon exercise of any Warrants held by any other person.
(8)	Comprises the aggregate holdings of common shares held by the seven members of our Board of Directors and the four members of our board of executive officers. Consists of (i) 179 common shares held, directly or indirectly, by our directors and executive officers as of the date of this prospectus, and (ii) 2,469,338 common shares that were issued upon exercise of the Exercised Stock Options held by David Gary Neeleman, our Chairman and founder.

SELLING SHAREHOLDERS

This prospectus relates to the offer and resale from time to time by the (a) selling shareholders named herein, and (b) the Unnamed Selling Shareholders if and when set forth in a post-effective amendment to the registration statement of which this prospectus forms a part (which are together referred to herein as the Selling Shareholders) of up to 372,434,435 common shares, including common shares in the form of ADSs (or approximately 98.5% of our outstanding common shares on the date of this prospectus and assuming and after giving effect to the issuance of 9,383,899 common shares issuable upon exercise of the relevant Warrants), comprising (i) the offer and resale of up to 360,581,198 common shares, including in the form of ADSs, issued in connection with the Equity Rights Offering or otherwise owned by the relevant holder on the date of this prospectus, (ii) the offer and resale of up to 9,383,899 common shares, including in the form of ADSs, issuable upon exercise of Additional Investment Warrants and the Incremental Warrants issued to the Additional Investment Warrant Holders and investors that exercised preemptive subscription rights to subscribe for Additional Investment Warrants, and (iii) the offer and resale of up to 2,469,338 common shares, including in the form of ADSs, that were issued upon exercise of the Exercised Stock Options.
The Selling Shareholders comprise:
•certain Backstop Commitment Parties and certain Additional Investment Warrant Holders party to the Registration Rights Agreement, in each case, in respect of common shares, including in the form of ADSs, acquired by them in the Equity Rights Offering;
•certain Additional Investment Warrant Holders party to the Registration Rights Agreement, in respect of the common shares, including in the form of ADSs, issuable to such Additional Investment Warrant Holders upon exercise of the Additional Investment Warrants in accordance with the terms of the Additional Investment Warrants; and
•certain Restricted ADS Holders, in respect of common shares, including in the form of ADSs, acquired by them in the Equity Rights Offering that are not party to the Registration Rights Agreement; and
•David Gary Neeleman, our founder and the Chairman of our Board of Directors, in respect of the common shares, including in the form of ADS, issued to Mr. Neeleman upon exercise of the Exercised Stock Options.
See “Prospectus Summary—Recent Developments” for a description of the transactions referred to above.
This prospectus will permit the Selling Shareholders to sell the number of common shares, including in the form of ADSs, identified in the column “Number of Common Shares Offered Hereby” in the table below.
The Selling Shareholders may, from time to time, offer and sell common shares, including in the form of ADSs, offered hereby, pursuant to this prospectus and any applicable prospectus supplement. The Selling Shareholders may offer all or some portion of the common shares, including in the form of ADSs, they hold or may acquire upon exercise of the Warrants, included in the “Number of Common Shares Offered Hereby” column, pursuant to this prospectus or any applicable prospectus supplement. We do not know how long the Selling Shareholders will hold the common shares or ADSs before selling them, and except for the Registration Rights Agreement entered into in connection with the Equity Rights Offering and the issuance of the American Warrants and the Additional Investment Warrants (as described under the heading “Registration Rights Agreement”), we currently have no agreements, arrangements or understandings with the Selling Shareholders regarding the sale of any of the common shares, including in the form of ADSs.
The common shares held by the Selling Shareholders or issuable to them upon exercise of the Warrants are “restricted securities” under applicable federal and state securities laws and the offering and sale of such common shares (including common shares in the form of ADS) from time to time is being registered to give the Selling Shareholders the opportunity to sell these common shares, including in the form of ADSs, in a public offering. The registration of such common shares does not necessarily mean, however, that any of these common shares, including in the form of ADSs, will be offered or sold by the Selling Shareholders. The Selling Shareholders may from time to time offer and sell all or a portion of their ADSs on any national securities exchange or quotation service on which the ADSs may be listed or quoted at the time of sale, and may sell their common shares, including in the form of ADSs, in the over-the-counter market, in negotiated transactions, or otherwise, at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices.

To the extent that any of the Selling Shareholders are brokers or dealers, they may be deemed to be “underwriters” within the meaning of the Securities Act and any commissions received by them and any profit on the resale of the common shares, including in the form of ADSs, may be deemed to be underwriting commissions or discounts under the Securities Act.
The following table sets forth the name of persons who are offering the resale of common shares, including in the form of ADSs, by this prospectus, the number of common shares beneficially owned by each person, the number of common shares, including in the form of ADSs, that may be sold by such person in this offering and the number of common shares, including in the form of ADSs, each person will own after the offering, assuming they sell all of the common shares, including in the form of ADS, offered hereby or issuable upon the exercise of the Warrants, do not sell any common shares or ADSs that represent the common shares held by them that are not offered hereby or issuable upon the exercise of the Warrants and do not acquire any common shares or ADSs that represent the common shares. The information appearing in the table below is based on information provided by the named Selling Shareholders. Each of the Selling Shareholders has indicated to us that neither they nor any of their affiliates has held any position or office or had any other material relationship with us in the past three years, except for, in each case, having a commercial relationship with us as a creditor and equity investor. We will not receive any proceeds from the resale of the common shares, including in the form of ADSs, by the Selling Shareholders.
We have not sought to verify any information provided to us by the Selling Shareholders. The Selling Shareholders may hold, acquire, sell or otherwise dispose of our common shares, including in the form of ADS, at any time and may have acquired, sold or otherwise disposed of common shares, including in the form of ADSs, since the date of the information reflected herein. Other information about our Selling Shareholders may also change over time.

Name of Selling Shareholder	Number of Common Shares Beneficially Owned Prior to this Offering(1)	Percentage of Total Outstanding Common Shares(2)	Number of Common Shares Offered Hereby(1)	Number of Common Shares Beneficially Owned After this Offering(1)(3)	Percentage of Total Outstanding Common Shares(2)
United Airlines, Inc.	31,838,760(4)(5)	8.639%	36,614,700		—
BlackBarn Capital Master Fund, LP(93)	33,580,653(6)(7)	9.087%	33,580,653(6)	—	—
Readystate Master Fund, Ltd.(93)	32,106,242(6)(8)	8.696%	32,106,242(6)	—	—
VR Global Partners, L.P.	17,580,006(6)(9)	4.767%	17,580,006(6)	—	—
Aperture Value Credit Master Fund, LP	17,332,694(6)(10)	4.698%	17,000,078(6)	332,616	0.090%
Viking Global Equities Master Ltd.	11,942,340(11)	3.240%	11,942,340	—	—
Whitebox Multi-Strategy Partners, LP	11,200,202(6)(12)	3.037%	11,200,202(6)	—	—
CK Opportunities Fund I, LP.	8,314,966(13)	2.256%	8,314,966	—	—
Lynstone SSF Holdings II Sarl	9,267,306(14)	2.514%	9,267,306	2,882,212	0.782%
Sandglass Opportunity Fund L.P.	8,628,094(15)	2.341%	8,628,094	—	—
Claren Road Credit Master Fund, Ltd.	10,912,863(16)	2.961%	8,526,963	2,385,900	0.647%
Readystate Strategic Opportunities Master Fund Ltd.(93)	7,531,077(6)(17)	2.042%	7,531,077(6)	—	—
ICU Trading Ltd	7,034,613(18)	1.909%	7,034,613	—	—
Wells Fargo Securities, LLC**	5,903,306(19)	1.602%	5,903,306	—	—
The Canyon Value Realization Master Fund, L.P.	5,710,423(20)	1.549%	5,710,423	—	—
Whitebox Relative Value Partners, LP	5,212,361(6)(21)	1.414%	5,212,361(6)	—	—
Senator Global Opportunity Master Fund L.P.	5,000,000(22)	1.357%	5,000,000	—	—
Knighthead Master Fund, L.P.	3,663,326(6)(23)	0.994%	3,663,326(6)	—	—
Caspian Select Credit Master Fund, Ltd.	3,982,418(24)	1.081%	3,982,418	—	—
SteelMill Master Fund LP	5,347,290(25)	1.451%	3,311,670	2,035,620	0.552%
Nine Left Capital Master Fund LP	3,221,760(26)	0.874%	3,221,760	—	—
Knighthead Annuity & Life Assurance Company	3,930,054(6)(27)	1.066%	3,930,054(6)	—	—
CSS, LLC	5,049,078(28)	1.370%	3,892,472	1,156,606	0.314%
DOF Series I 2025	3,761,527(29)	1.021%	3,761,527	—	—
MSD Private Credit Opportunity Master Fund 2, L.P.**	3,535,573(30)	0.959%	3,535,573	—	—
400 Capital Credit Opportunities Master Fund Ltd.	3,301,763(31)	0.896%	3,301,763	—	—
Sandglass Select II Fund, L.P.	3,242,706(32)	0.880%	3,242,706	—	—

Caspian Focused Opportunities Fund, L.P.	3,164,984(33)	0.859%	3,164,984	—	—
Corbin ERISA Opportunity Fund, Ltd.	2,921,627(34)	0.793%	2,921,627	—	—
MSD Special Investments Fund II, L.P.**	2,656,623(35)	0.721%	2,656,623	—	—
DG Value Partners II Master Fund, LP – Class C	2,576,196(36)	0.699%	2,576,196	—	—
Walleye Opportunities Master Fund Ltd.**	2,951,473(37)	0.801%	2,512,417	439,056	0.119%
DSC Meridian Credit Opportunities Master Fund LP	2,499,467(38)	0.678%	2,499,467	—	—
Taconic Credit Dislocation Master Fund IV L.P.	2,385,700(39)	0.647%	2,385,700	—	—
Royal Bank of Canada**	2,356,788(40)	0.639%	2,356,788	—	—
DG Value Partners II Master Fund, LP	2,303,754(41)	0.625%	2,303,754	—	—
Knighthead Managed Opportunities, LP	1,699,142(6)(42)	0.461%	1,699,142(6)	—	—
Seamrog Distressed Credit and Special Situations Sub-Fund	2,099,610(43)	0.570%	2,099,610	—	—
Entities affiliated with BlackRock, Inc.**	1,557,570(44)	0.423%	1,176,592	380,978	0.103%
Knighthead (NY) Fund, L.P.	1,230,734(6)(45)	0.334%	1,230,734(6)
Spring Creek Capital, LLC	1,543,692(46)	0.419%	1,543,692	—	—
Taconic Credit Opportunities Master Fund LP	1,498,737(47)	0.407%	1,498,737	—	—
Boston Patriot Milk St LLC	1,425,153(48)	0.387%	1,425,153	—	—
Canyon Balanced Master Fund, Ltd.	1,350,447(49)	0.366%	1,350,447	—	—
MSD Empire Fund, L.P.**	1,319,320(50)	0.358%	1,319,320	—	—
Redwood Master Fund, Ltd	1,232,900(51)	0.335%	1,232,900
MSD Private Credit Opportunity Master Fund, L.P.**	1,211,337(52)	0.329%	1,211,337	—	—
Caspian Keystone Focused Fund, L.P.	1,202,470(53)	0.326%	1,202,470	—	—
Knighthead Distressed Opportunities Fund, L.P.	767,838(54)	0.208%	767,838	—	—
Blackstone Alternative Multi-Strategy Sub Fund IV L.L.C.	943,762(55)	0.256%	943,762	—	—
MSD PCOF1 - BC, LLC**	919,110(56)	0.249%	919,110	—	—
Sandglass Petrus Opportunity Fund, L.P.	834,068(57)	0.226%	834,068	—	—
WTW Diversified Credit Fund, L.P.	749,990(58)	0.203%	749,990	—	—
MSD SIF Holdings II, L.P.**	684,967(59)	0.186%	684,967	—	—
Whitebox GT Fund, LP	683,430(6)(60)	0.185%	683,430(6)	—	—
DSC Meridian Climate Action Master Fund LP	674,453(61)	0.183%	674,453	—	—
Caspian SCF TPSF, L.P.	641,642(62)	0.174%	641,642	—	—
MSD SBAFLA Fund, L.P.**	583,730(63)	0.158%	583,730	—	—
Scoggin International Fund, Ltd.	570,392(64)	0.155%	570,392	—	—
LiveLongLife LTD	495,917(65)	0.135%	495,917	—	—
Towers Watson Investment Management Master Trust Ireland 1 PLC	433,110(66)	0.118%	433,110	—	—
Redwood Opportunity Master Fund, Ltd.	422,848(67)	0.115%	422,848	—	—
Intel Retirement Plans Collective Investment Trust	417,780(68)	0.113%	417,780	—	—
DG Value Partners, LP	363,212(69)	0.099%	363,212	—	—
MAP 204 Segregated Portfolio, a segregated portfolio of LMA SPC	312,484(70)	0.085%	312,484	—	—
MSD PCOF1 - PC, LLC**	310,187(71)	0.084%	310,187	—	—
Caspian SC Holdings, L.P.	290,978(72)	0.079%	290,978	—	—
Livello Capital Special Opportunities Master Fund LP	366,526(73)	0.099%	286,526	80,000	0.022%
Redwood Drawdown Master Fund III, LP	282,840(74)	0.077%	282,840	—	—
Viking Global Equities II LP	243,717(75)	0.066%	243,717	—	—
FNY Partners Fund LP	235,294(76)	0.064%	235,294	—	—
AIS Denali Master Fund Ltd.	179,280(77)	0.049%	179,280	—	—
Caspian Solitude Master Fund, L.P.	169,212(78)	0.046%	169,212	—	—
BofA Securities Inc.**	147,473(79)	0.040%	147,473	—	—
2016 Alan Shamah Discretionary Trust	107,428(80)	0.029%	107,428	—	—
Yakar Alternatives CLAT LLC	102,062(81)	0.028%	102,062	—	—
MACYRC LLC	101,554(82)	0.028%	101,554	—	—
Scoggin Worldwide Fund, Ltd.	63,370(83)	0.015%	63,370	—	—
PPG Hedge Fund Holdings LLC	52,102(84)	0.014%	52,102	—	—
Yakar Alternatives LLC	41,594(85)	0.011%	41,594	—	—
Payden Emerging Markets Corporate Bond Fund	33,917(86)	0.009%	33,917	—	—

The Sam and Helene Wieder Family Trust	9,984(87)	0.003%	9,984	—	—
Unnamed Selling Shareholders— Rule 144A Restricted ADSs(88)	43,801,016	11.884%	43,801,016	—	—
Unnamed Selling Shareholders— Common shares underlying Warrants(89)	1,424,203	0.385%	1,424,203	—	—
David Gary Neeleman(90)	2,432,657(6)	0.656%	2,432,482(6)	175	*
Total	370,213,252(91)	99.243%(92)	368,178,117	6,810,951	1.848%

*	Less than 0.01%.
**	Indicates that the relevant Selling Shareholder has represented to us that (i) such Selling Shareholder is a registered broker-dealer or an affiliate of a registered broker-dealer, and (ii) at the time of acquisition of the relevant securities set forth next to its name in this prospectus, such Selling Shareholder did not have any agreements, plans or understandings, directly or indirectly, with any person, to distribute such securities.
(1)	Including in the form of ADSs.
(2)	Percentage of total common shares outstanding is calculated, for each Selling Shareholder, based on (i) 368,557,924 common shares outstanding as of the date of this prospectus, plus (ii) the common shares issuable upon exercise of the Warrants held by such Selling Shareholder that are exercisable within 60 days of such date. Accordingly, for each Selling Shareholder, only the shares underlying that holder’s exercisable Warrants are included in both the numerator and denominator, and not those of any other holder.
(3)	Assumes that such Selling Shareholder sells all of the common shares, including in the form of ADSs, offered hereby.
(4)	Excludes up to 4,775,816 common shares issuable upon exercise of the Additional Investment Warrants held by UAI.
(5)	Reflects 31,838,760 common shares issued and outstanding directly held by UAI, a wholly-subsidiary of United Airlines Holdings, Inc. (“UAH”) in the form of ADSs. The securities are directly held by UAI and may be deemed to be beneficially owned by UAH. The address of the aforementioned entities is 233 South Wacker Drive, Chicago, IL, 60606, United States.
(6)	The maximum number of common shares beneficially owned and to be sold includes common shares issuable upon exercise of Warrants.
(7)	Includes (i) 32,611,316 common shares directly held by BlackBarn Capital Master Fund, LP, and (ii) 969,337 common shares issuable to BlackBarn Capital Master Fund, LP upon exercise of Warrants exercisable in less than 60 days from the date of this prospectus. The securities held by BlackBarn Capital Master Fund, LP may be deemed to be beneficially owned by (i) BlackBarn Capital LP and BlackBarn Capital Offshore Fund, Ltd., which are feeder funds into BlackBarn Capital Master Fund, LP, (ii) BlackBarn Capital GP LLC, which is the general partner of BlackBarn Capital Master Fund, LP and BlackBarn Capital LP, (iii) BlackBarn Capital Partners GP, LLC, which is the general partner of BlackBarn Capital Partners LP, which is the investment manager of BlackBarn Capital Master Fund, LP, and (iv) Jonathan Carter, who is a limited partner of BlackBarn Capital Partners LP and a managing member of BlackBarn Capital GP, LLC and BlackBarn Capital Partners GP, LLC. The address for all of the aforementioned persons and entities (other than BlackBarn Capital Master Fund, LP) is 250 W 55th Street, 25th Floor, New York, NY 10019. The address for BlackBarn Capital Master Fund, LP is c/o Maples Corporate Services Limited, Ugland House, South Church Street, PO Box 309, Grand Cayman KY1-1104, Cayman Islands.
(8)	Includes (i) 31,457,064 common shares issued and outstanding, and (ii) 649,178 common shares issuable upon exercise of Warrants. The common shares are directly held by Readystate Master Fund, Ltd., and may be deemed to be beneficially owned by (i) Readystate Asset Management, LP (“RAM”), in its capacity as investment manager, and (ii) Ryan Garino and David Grossman, in their capacity as managing partners of RAM. Each of Mr. Grossman and Mr. Garino disclaim beneficial ownership of the common shares, except to the extent of his pecuniary interest therein. The address for the aforementioned persons and entities is 360 N Green Street, Suite 1400, Chicago, IL, 60607, United States.

(9)	Includes (i) 17,388,974 common shares issued and outstanding, and (ii) 191,032 common shares issuable upon exercise of Warrants. The securities are directly held by VR Global Partners, L.P., and may be deemed to be beneficially owned by (i) VR Advisory Services Ltd. (“VR”), in its capacity as general partner and investment adviser, (ii) VR Capital Participation Ltd. (“VRCP”), in its capacity as sole shareholder of VR, (iii) VR Capital Group Ltd. (“VRCG”), in its capacity as sole shareholder of VRCP, (iv) VR Capital Holdings Ltd. (“VRCH”), in its capacity as sole shareholder of VCRG, and (v) Richard Deitz (“Mr. Deitz”), in his capacity as the control person of VR and VRCP. The address for all the aforementioned persons and entities (other than VR and Mr. Deitz) is c/o Intertrust (Cayman) Limited, One Nexus Way, Camana Bay, Grand Cayman, KY1-9005, Cayman Islands. The address for VR is 601 Lexington Avenue, 59th Floor, New York, New York, 10022, United States. The address for Mr. Deitz is The Kensington Building, 1 Wrights Lane, Fourth Floor, London W8 5RY, United Kingdom.
(10)
Includes (i) 16,960,086 common shares issued and outstanding, and (ii) 372,608 common shares issuable upon exercise of Warrants. The securities are directly held by Aperture Value Credit Master Fund, LP, and may be deemed to be beneficially owned by (i) Aperture Investors, LLC (“Aperture”), in its capacity as the investment manager of Aperture Value Credit Master Fund, LP, and (ii) Peter Kraus, in his capacity as the CEO of Aperture. Each of Aperture and Peter Kraus disclaims beneficial ownership of the common shares except to the extent of their respective pecuniary interests therein. The address for the aforementioned person and entities is 250 West 55th Street, 34th Floor, New York, NY 10019, United States.

(11)	The common shares are directly held by Viking Global Equities Master Ltd. (“VGEM”), which has the authority to dispose and vote such shares, and may be deemed to be beneficially owned by: (i) Viking Global Performance LLC (“VGEM IM”), as the investment manager of VGEM, (ii) Viking Global Investors LP (“VGI”), which provides managerial services to VGEM IM, (iii) O. Andreas Halvorsen and Rose S. Shabet, in their capacity as Executive Committee members of Viking Global Partners LLC (the general partner of VGI), together with VGEM IM, each of whom shares the authority to direct the voting and disposition of investments beneficially owned by VGI, VGEM and VGEM IM. The business address for each of the aforementioned entities and persons is c/o Viking Global Investors LP, 600 Washington Blvd, 11th floor, Stamford, CT 06901, United States.
(12)	Includes (i) 10,960,967 common shares issued and outstanding, and (ii) 239,235 common shares issuable upon exercise of Warrants. The securities are directly held by Whitebox Multi-Strategy Partners, LP, and may be deemed to be beneficially owned by (i) Whitebox Advisors LLC ("WBA"), in its capacity as the investment manager of Whitebox Multi-Strategy Partners, LP, and (ii) Robert Vogel, Jacob Mercer, Nick Stukas, Brian Lutz, Paul Roos and Blue Owl GP Stakes II (A), LP, in their capacity as owners of WBA, each of whom disclaims beneficial ownership of the common shares, except to the extent of such individual or entity's pecuniary interest therein, if any. The address for the aforementioned entities and persons is 3033 Excelsior Blvd, Suite 500, Minneapolis, MN 55416, United States.
(13)	The common shares are directly held by CK Opportunities Fund I, LP., and may be deemed to be beneficially owned by: (i) Knighthead Opportunities Capital Management, LLC and Certares Opportunities LLC, in their capacity as co-managers of the ADSs that represent the common shares, (ii) Thomas Wagner and Ara Cohen, in their capacity as managing members of Knighthead Opportunities Capital Management, LLC, and (iii) Colin Farmer and Michael Greg O’Hara, in their capacity as managing members of Certares Opportunities LLC. Thomas Wagner, Ara Cohen, Colin Farmer and Michael Greg O’Hara have voting and investment power over the Securities held by CK Opportunities Fund I, LP. The business address for each of the aforementioned entities and persons is 320 Park Avenue, 28th Floor, New York NY 10022, United States.
(14)	The common shares are directly held by Lynstone SSF Holdings II S.à r.l., and may be deemed to be beneficially owned by the managers of the fund’s General Partner, Lynstone Special Situations GP II S.à r.l., as the ultimate controlling body. The address of the aforementioned persons and entities is 60 Avenue J.F. Kenndey, Luxembourg, L-1855, Luxembourg.
(15)	The common shares are directly held by Sandglass Opportunity Fund L.P., and may be deemed to be beneficially owned by Sandglass Opportunity General Partner Ltd, in its capacity as general partner. The address for the aforementioned entities is c/o Sandglass Capital Advisors LLC, 200 Park Avenue South, Suite 916, New York, NY 10003, United States.
(16)	The address of Claren Road Credit Master Fund, Ltd. is 124 East 14th Street, 21st Floor, New York, NY 10003, United States.
(17)	Includes (i) 7,210,918 common shares issued and outstanding, and (ii) 320,159 common shares issuable upon exercise of Warrants. The securities are directly held by Readystate Strategic Opportunities Master Fund Ltd., and may be deemed to be beneficially owned by (i) Readystate Asset Management, LP (“RAM”), in its capacity as investment manager, and (ii) Ryan Garino and David Grossman, in their capacity as managing partners of RAM. Each of Mr. Grossman and Mr. Garino disclaim beneficial ownership of the common shares, except to the extent of his pecuniary interest therein. The address for the aforementioned persons and entities is 360 N Green Street, Suite 1400, Chicago, IL, 60607, United States.

(18)	The address of ICU Trading Ltd is Trident Chambers, PO Box 146, Road Town, Tortola, British Virgin Islands.
(19)	The common shares are directly held by Wells Fargo Securities, LLC, and may be deemed to be beneficially owned by Wells Fargo & Company, which indirectly wholly-owns Wells Fargo Securities, LLC. The address for the aforementioned entities is 550 S Tryon St, 4th Floor, Charlotte, NC, 28202, United States.
(20)	The address of The Canyon Value Realization Master Fund, L.P. is c/o Canyon Capital Advisors LLC, 2728 N. Harwood St., 2nd Floor, Dallas, TX 75201, United States.
(21)	Includes (i) 5,102,767 common shares issued and outstanding, and (ii) 109,594 common shares issuable upon exercise of Warrants. The securities are directly held by Whitebox Relative Value Partners, LP, and may be deemed to be beneficially owned by (i) Whitebox Advisors LLC ("WBA"), in its capacity as the investment manager of Whitebox Relative Value Partners, LP, and (ii) Robert Vogel, Jacob Mercer, Nick Stukas, Brian Lutz, Paul Roos and Blue Owl GP Stakes II (A), LP, in their capacity as owners of WBA, each of whom disclaims beneficial ownership of the common shares, except to the extent of such individual or entity's pecuniary interest therein, if any. The address for the aforementioned persons and entities is 3033 Excelsior Blvd, Suite 500, Minneapolis, MN 55416, United States.
(22)	The address of Senator Global Opportunity Master Fund L.P. is 124 East 14th Street, 20th Floor, New York, NY 10003, United States.
(23)	Includes (i) 3,599,648 common shares issued and outstanding, and (ii) 63,678 common shares issuable upon exercise of Warrants. The common shares are directly held by Knighthead Master Fund, L.P., and may be deemed to be beneficially owned by (i) Knighthead Capital Management, LLC, in its capacity as manager of the ADSs that represent the common shares, and (ii) Thomas Wagner and Ara Cohen, in their capacity as managing members of Knighthead Capital Management, LLC. Thomas Wagner and Ara Cohen have voting and investment power over the securities held by Knighthead Master Fund, L.P. The business address for the aforementioned persons and entities is 320 Park Avenue, 28th Floor, New York, NY 10022, United States.
(24)	The address of Caspian Select Credit Master Fund, Ltd. is 10 East 53rd Street, 35th Floor, New York, NY 10022, United States.
(25)	The common shares are directly held by SteelMill Master Fund LP (“SteelMill”), and may be deemed to be beneficially owned by (i) PointState Capital LP (“PointState”), in its capacity as the investment manager of SteelMill, (ii) PointState Holdings LLC (“PointState Holdings”), in its capacity as the general partner of SteelMill, (iii) PointState Capital GP LLC (“PointState GP”), in its capacity as the general partner of PointState, and (iv) Zachary J. Schreiber, in his capacity as the managing member of each of PointState Holdings and PointState GP. The business address for each of the aforementioned person and entities is 9 West 57th Street, 37th Floor, New York, NY 10019, United States. The address of SteelMill Master Fund LP is PO BOX 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(26)	The address of Nine Left Capital Master Fund LP is 27 West 24th Street, Suite 403, New York, NY 10010, United States.
(27)	Includes (i) 3,866,376 common shares issued and outstanding, and (ii) 63,678 common shares issuable upon exercise of Warrants. The common shares are directly held by Knighthead Annuity & Life Assurance Company, and may be deemed to be beneficially owned by (i) Knighthead Capital Management, LLC, in its capacity as manager of the ADSs that represent the common shares, and (ii) Thomas Wagner and Ara Cohen, in their capacity as managing members of Knighthead Capital Management, LLC. Thomas Wagner and Ara Cohen have voting and investment power over the securities held by Knighthead Annuity & Life Assurance Company. The business address for the aforementioned persons and entities is 320 Park Avenue, 28th Floor, New York, NY 10022, United States.
(28)	The common shares are directly held by CSS, LLC, and may be deemed to be beneficially owned by Brian Bentley, Glenn McMillan and Clayton Struve, in their capacity as managers, each of whom disclaims any such beneficial ownership of securities not held of record by them, except to the extent each has a pecuniary interest therein. The business address for the aforementioned persons and entity is 1 North Wacker Drive, Suite 3075, Chicago, IL 60606, United States.
(29)	The common shares are directly held by DOF Series I 2025, and may be deemed to be beneficially owned by DSC Meridian Capital LP. The address for the aforementioned person and entities is 888 Seventh Avenue 16th Floor, New York, NY 10106, United States.
(30)	The common shares are directly held by MSD Private Credit Opportunity Master Fund 2, L.P., and may be deemed to be beneficially owned by MSD Partners, L.P. and Gregg R. Lemkau. The address for the aforementioned person and entities is 550 Madison Avenue, 20th Floor, New York, NY 10022, United States.
(31)	The address of 400 Capital Credit Opportunities Master Fund Ltd. is 660 Fifth Avenue, 27th Floor New York, NY 10103, United States.

(32)	The common shares are directly held by Sandglass Select II Fund, L.P., and may be deemed to be beneficially owned by Sandglass Capital Select II GP LP, in its capacity as general partner. The address for the aforementioned entities is c/o Sandglass Capital Advisors LLC, 200 Park Avenue South, Suite 916, New York, NY 10003, United States.
(33)	The address of Caspian Focused Opportunities Fund, L.P. is 10 East 53rd Street, 35th Floor, New York, NY 10022, United States.
(34)	The common shares are directly held by Corbin ERISA Opportunity Fund, Ltd., and may be deemed to be beneficially owned by (i) Corbin Capital Partners, L.P. ("CCP"), in its capacity as the investment manager of Corbin ERISA Opportunity Fund, Ltd. (“CEOF”), and (ii) Craig Bergstrom, in his capacity as the Chief Investment Officer of CCP. The address for the aforementioned person and entities is 575 Madison Avenue, 21st Floor, New York, NY 10022, United States.
(35)	The common shares are directly held by MSD Special Investments Fund II, L.P., and may be deemed to be beneficially owned by MSD Partners, L.P. and Byron D. Trott. The address for the aforementioned person and entities is 550 Madison Avenue, 20th Floor, New York, NY 10022, United States.
(36)	The address of DG Value Partners II Master Fund, LP – Class C is c/o DG Capital Management, LLC, 420 Lexington Ave, Suite 2745, New York, NY 10170, United States.
(37)	The common shares are directly held by Walleye Opportunities Master Fund Ltd, and may be deemed to be beneficially owned by William England, in his capacity as the CEO and CIO of Walleye Capital LLC, the investment advisor to Walleye Opportunities Master Fund Ltd. The address for the aforementioned person and entities is 315 Park Ave. S., 18th Floor, New York, NY 10010, United States.
(38)	The common shares are directly held by DSC Meridian Credit Opportunities Master Fund LP, and may be deemed to be beneficially owned by DSC Meridian Capital LP. The address for the aforementioned person and entities is 888 Seventh Avenue 16th Floor, New York, NY 10106, United States.
(39)	The common shares are directly held by Taconic Credit Dislocation Master Fund IV L.P., and may be deemed to be beneficially owned by Frank Brosens, in his capacity as the manager of the general partner of Taconic Credit Dislocation Master Fund IV L.P. The address for the aforementioned person and entity is 280 Park Avenue, 5th Floor, New York, NY 10017, United States.
(40)	The address of Royal Bank of Canada is 200 Vesey Street, New York, New York 10281, United States.
(41)	The address of DG Value Partners II Master Fund, LP is c/o DG Capital Management, LLC, 420 Lexington Ave, Suite 2745, New York, NY 10170, United States.
(42)	Includes (i) 1,667,304 common shares issued and outstanding, and (ii) 31,838 common shares issuable upon exercise of Warrants. The common shares are directly held by Knighthead Managed Opportunities, LP, and may be deemed to be beneficially owned by (i) Knighthead Capital Management, LLC, in its capacity as manager of the ADSs that represent the common shares, and (ii) Thomas Wagner and Ara Cohen, in their capacity as managing members of Knighthead Capital Management, LLC. Thomas Wagner and Ara Cohen have voting and investment power over the securities held by Knighthead Managed Opportunities, LP. The business address for the aforementioned persons and entities is 320 Park Avenue, 28th Floor, New York, NY 10022, United States.
(43)	The address of Seamrog Distressed Credit and Special Situations Sub-Fund is c/o Northern Trust International Fund Administration Services (Ireland) Limited; George’s Court 54-62 Townsend Street, Dublin 2, Ireland.
(44)	The registered holders of the common shares are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V, BlackRock Strategic Global Bond Fund, Inc., Strategic Income Opportunities Bond Fund and Canada Fixed Income Global Opportunities Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the common shares held by the funds and accounts which are the registered holders of the referenced common shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all common shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is: 50 Hudson Yards, New York, NY 10001. Common shares shown include only the securities being registered for resale and may not incorporate all common shares deemed to be beneficially held by the registered holders or other funds and accounts under management by subsidiaries of BlackRock, Inc.
(45)	Includes (i) 1,198,896 common shares issued and outstanding, and (ii) 31,838 common shares issuable upon exercise of Warrants. The common shares are directly held by Knighthead (NY) Fund, L.P., and may be deemed to be beneficially owned by (i) Knighthead Capital Management, LLC, in its capacity as manager of the ADSs that represent the common shares, and (ii) Thomas Wagner and Ara Cohen, in their capacity as managing members of Knighthead Capital Management, LLC. Thomas Wagner and Ara Cohen have voting and investment power over the securities held by Knighthead (NY) Fund, L.P. The business address for the aforementioned persons and entities is 320 Park Avenue, 28th Floor, New York, NY 10022, United States.

(46)	The address of Spring Creek Capital, LLC is 10 East 53rd Street, 35th Floor, New York, NY 10022, United States.
(47)	The common shares are directly held by Taconic Credit Opportunities Master Fund LP., and may be deemed to be beneficially owned by Frank Brosens, in his capacity as the manager of the general partner of Taconic Credit Opportunities Master Fund LP. The address for the aforementioned person and entity is 280 Park Avenue, 5th Floor, New York, NY 10017, United States.
(48)	The address of Boston Patriot Milk St LLC is 660 Fifth Avenue, 27th Floor New York, NY 10103, United States.
(49)	The address of Canyon Balanced Master Fund, Ltd. is c/o Canyon Capital Advisors LLC, 2728 N. Harwood St., 2nd Floor, Dallas, TX 75201, United States.
(50)	The common shares are directly held by MSD Empire Fund, L.P., and may be deemed to be beneficially owned by MSD Partners, L.P. and Byron D. Trott. The address for the aforementioned person and entities is 550 Madison Avenue, 20th Floor, New York, NY 10022, United States.
(51)	The address of Redwood Master Fund, Ltd is c/o Redwood Capital Management, LLC 250 W55th St., 26th Fl New York, NY 10019, United States.
(52)	The common shares are directly held by MSD Private Credit Opportunity Master Fund, L.P., and may be deemed to be beneficially owned by MSD Partners, L.P. and Gregg R. Lemkau. The address for the aforementioned person and entities is 550 Madison Avenue, 20th Floor, New York, NY 10022, United States.
(53)	The address of Caspian Keystone Focused Fund, L.P. is 10 East 53rd Street, 35th Floor, New York, NY 10022, United States.
(54)	The common shares are directly held by Knighthead Distressed Opportunities Fund, L.P., and may be deemed to be beneficially owned by (i) Knighthead Capital Management, LLC, in its capacity as manager of the ADSs that represent the common shares, and (ii) Thomas Wagner and Ara Cohen, in their capacity as managing members of Knighthead Capital Management, LLC. Thomas Wagner and Ara Cohen have voting and investment power over the securities held by Knighthead Distressed Opportunities Fund, L.P. The business address for the aforementioned persons and entities is 320 Park Avenue, 28th Floor, New York, NY 10022, United States.

(55)	The address of Blackstone Alternative Multi-Strategy Sub Fund IV L.L.C. is 10 East 53rd Street, 35th Floor, New York, NY 10022, United States.
(56)	The common shares are directly held by MSD PCOF1 - BC, LLC, and may be deemed to be beneficially owned by MSD Partners, L.P. and Gregg R. Lemkau. The address for the aforementioned person and entities is 550 Madison Avenue, 20th Floor, New York, NY 10022, United States.
(57)	The common shares are directly held by Sandglass Petrus Opportunity Fund, L.P., and may be deemed to be beneficially owned by Sandglass Petrus General Partner Ltd., solely in its capacity as general partner. The address for the aforementioned entities is c/o Sandglass Capital Advisors LLC, 200 Park Avenue South, Suite 916, New York, NY 10003, United States.
(58)	The common shares are directly held by WTW Diversified Credit Fund, L.P., and may be deemed to be beneficially owned by DSC Meridian Capital LP. The address for the aforementioned person and entities is 888 Seventh Avenue 16th Floor, New York, NY 10106, United States.
(59)	The securities are directly held by MSD SIF Holdings II, L.P., and may be deemed to be beneficially owned by MSD Partners, L.P. and Byron D. Trott. The address for the aforementioned person and entities is 550 Madison Avenue, 20th Floor, New York, NY 10022, United States.
(60)	Includes (i) 669,084 common shares issued and outstanding, and (ii) 14,346 common shares issuable upon exercise of Warrants. The securities are directly held by Whitebox GT Fund, LP, and may be deemed to be beneficially owned by (i) Whitebox Advisors LLC ("WBA"), in its capacity as the investment manager of Whitebox GT Fund, LP, and (ii) Robert Vogel, Jacob Mercer, Nick Stukas, Brian Lutz, Paul Roos and Blue Owl GP Stakes II (A), LP, in their capacity as owners of WBA, each of whom disclaims beneficial ownership of the common shares, except to the extent of such individual or entity's pecuniary interest therein, if any. The address for the aforementioned persons and entities is 3033 Excelsior Blvd, Suite 500, Minneapolis, MN 55416, United States.
(61)	The common shares are directly held by DSC Meridian Climate Action Master Fund LP, and may be deemed to be beneficially owned by DSC Meridian Capital LP. The address for the aforementioned person and entities is 888 Seventh Avenue 16th Floor, New York, NY 10106, United States.
(62)	The address of Caspian SCF TPSF, L.P. is 10 East 53rd Street, 35th Floor, New York, NY 10022, United States.

(63)	The common shares are directly held by MSD SBAFLA Fund, L.P., and may be deemed to be beneficially owned by MSD Partners, L.P. and Gregg R. Lemkau. The address for the aforementioned person and entities is 550 Madison Avenue, 20th Floor, New York, NY 10022, United States.
(64)	The address of Scoggin International Fund, Ltd. is 654 Madison Ave, 10th Floor, New York, NY 10065, United States.
(65)	The address of LiveLongLife LTD is Flemming House, Wickhams Cay, P.O. BOX 662, Road Town, Tortola, British Virgin Islands.

(66)	The common shares are directly held by Towers Watson Investment Management Master Trust Ireland 1 PLC, and may be deemed to be beneficially owned by DSC Meridian Capital LP. The address for the aforementioned person and entities is 888 Seventh Avenue 16th Floor, New York, NY 10106, United States.
(67)	The address of Redwood Opportunity Master Fund, Ltd. is c/o Redwood Capital Management, LLC 250 W55th St., 26th Fl New York, NY 10019, United States.
(68)	The common shares are directly held by Intel Retirement Plans Collective Investment Trust, and may be deemed to be beneficially owned by DSC Meridian Capital LP. The address for the aforementioned person and entities is 888 Seventh Avenue 16th Floor, New York, NY 10106, United States.
(69)	The address of DG Value Partners, LP is c/o DG Capital Management, LLC, 420 Lexington Ave, Suite 2745, New York, NY 10170, United States.
(70)	The address of MAP 204 Segregated Portfolio, a segregated portfolio of LMA SPC is c/o Sandglass Capital Advisors LLC, 200 Park Avenue South, Suite 916, New York, NY 10003, Unites States.
(71)	The common shares are directly held by MSD PCOF1 - PC, LLC, and may be deemed to be beneficially owned by MSD Partners, L.P. and Gregg R. Lemkau. The address of the aforementioned person and entities is 550 Madison Avenue, 20th Floor, New York, NY 10022, United States.
(72)	The address of Caspian SC Holdings, L.P. is 10 East 53rd Street, 35th Floor, New York, NY 10022.
(73)	The common shares are directly held by Livello Capital Special Opportunities Master Fund LP, and may be deemed to be beneficially owned by (i) Livello Capital Management LP, in its capacity as wholly-owner of Livello Capital Special Opportunities Master Fund LP, and (ii) Philip Giordano, in his capacity as wholly-owner of Livello Capital Management LP. The business address for each of the aforementioned entities and person is 104 West 40th Street, 19th Floor, New York, NY 10018, United States.
(74)	The address of Redwood Drawdown Master Fund III, LP is c/o Redwood Capital Management, LLC 250 W55th St., 26th Fl New York, NY 10019, United States.
(75)	The common shares are directly held by Viking Global Equities II LP (“VGE II”), which has the authority to dispose and vote such shares, and may be deemed to be beneficially owned by: (i) Viking Global Performance LLC (“VGE II GP”), as the general partner of VGE II, (ii) Viking Global Investors LP (“VGI”), which provides managerial services to VGE II GP, and (iii) O. Andreas Halvorsen and Rose S. Shabet, in their capacity as Executive Committee members of Viking Global Partners LLC (the general partner of VGI), together with VGE II GP, each of whom shares the authority to direct the voting and disposition of investments beneficially owned by VGI, VGE II and VGE II GP. The business address for each of the aforementioned entities is c/o Viking Global Investors LP, 600 Washington Blvd, 11th floor, Stamford, CT 06901, United States.
(76)	The address of FNY Partners Fund LP is 1540 Broadway, Suite 1600, New York, NY 10036, United States.
(77)	The address of AIS Denali Master Fund Ltd. is 660 Fifth Avenue, 27th Floor New York, NY 10103, United States.
(78)	The address of Caspian Solitude Master Fund, L.P. is 10 East 53rd Street, 35th Floor, New York, NY 10022, United States.
(79)	The securities are directly held by BofA Securities Inc, and may be deemed to be beneficially owned by Bank of America Corporation, with an address at 100 North Tryon Street, Charlotte, NC 28202, United States. The address of BofA Securities Inc is 150 N College Street, NC1-028-19-06, Charlotte, NC 28202, United States.

(80)	The address of 2016 Alan Shamah Discretionary Trust is c/o DG Capital Management, LLC, 420 Lexington Ave, Suite 2745, New York, NY 10170, United States.
(81)	The address of Yakar Alternatives CLAT LLC is c/o DG Capital Management, LLC, 420 Lexington Ave, Suite 2745, New York, NY 10170, United States.
(82)	The address of MACYRC LLC is c/o DG Capital Management, LLC, 420 Lexington Ave, Suite 2745, New York, NY 10170, United States.
(83)	The address of Scoggin Worldwide Fund, Ltd. is 654 Madison Ave, 10th Fl, New York, NY 10065, United States.

(84)	The common shares are directly held by Canada Fixed Income Global Opportunities Fund, and may be deemed to be beneficially owned by: (i) BlackRock, Inc., as the ultimate parent holding company, (ii) the applicable portfolio manager, as managing directors (or in other capacities), and/or (iii) the applicable investment committee members, all of which have voting and investment power over the common shares held by Canada Fixed Income Global Opportunities Fund. The address for each of the aforementioned entities is 50 Hudson Yards, New York, NY 10001, United States.
(85)	The address of Yakar Alternatives LLC is c/o DG Capital Management, LLC, 420 Lexington Ave, Suite 2745, New York, NY 10170, United States.
(86)	The address of Payden Emerging Markets Corporate Bond Fund is 333 South Grand Ave, Los Angeles, CA 90071, United States.
(87)	The address of The Sam and Helene Wieder Family Trust is c/o DG Capital Management, LLC, 420 Lexington Ave, Suite 2745, New York, NY 10170, United States.
(88)	Consists of common shares that were issued by the Company on February 20, 2026 that were delivered to the relevant Restricted ADS Holders in the form of Rule 144A Restricted ADSs pursuant to the Equity Rights Offering (and are therefore outstanding on the date of this prospectus), which common shares, including in the form of ADSs, may be offered and resold by the Unnamed Selling Shareholders after the effectiveness of a post-effective amendment to the registration statement of which this prospectus forms a part that identifies the name and other required information in relation to such Unnamed Selling Shareholder.
(89)	Consists of common shares issuable upon exercise of (i) Additional Investment Warrants issued to the Additional Investment Warrant Holders and investors that exercised preemptive subscription rights to subscribe for Additional Investment Warrants, and (ii) Incremental Warrants issued to the Additional Investment Warrant Holders (which, in each case, are outstanding on the date of this prospectus), and which common shares, including in the form of ADSs, may be offered and resold by the Unnamed Selling Shareholders after the effectiveness of a post-effective amendment to the registration statement of which this prospectus forms a part that identifies the name and other required information in relation to such Unnamed Selling Shareholder.
(90)	Consists of 2,469,338 common shares issued on June 1, 2026 upon the exercise of Vested Options, which were granted to Mr. Neeleman on March 26, 2026. See “Prospectus Summary—Recent Developments—MIP.”

(91)	The number of common shares included in this table excludes 1,603,944 common shares, including in the form of ADSs, that were previously sold by a Selling Shareholder pursuant to the registration statement of which this prospectus forms a part. Such Selling Shareholder has sold all of its common shares, including in the form of ADSs, that were registered pursuant to the registration statement and has been removed from this table.
(92)	The percentage of total common shares outstanding is calculated based on a denominator of 368,557,924 outstanding shares as of the date of this prospectus.
(93)	After effectiveness of the registration statement to which this prospectus relates, this Selling Shareholder acquired additional ADSs (“Transferred ADSs”) from another Selling Shareholder in a transaction other than pursuant to such registration statement. The Transferred ADSs acquired by this Selling Shareholder were covered by this prospectus. Accordingly, as described under “Plan of Distribution”, the Selling Shareholder that acquired the Transferred ADSs is entitled to be listed in this prospectus as a Selling Shareholder with respect to such Transferred ADSs.

As described in footnotes (88) and (89) above, the table above sets forth an aggregate of 45,225,219 common shares to be offered and resold by certain unnamed Selling Shareholders (the “Unnamed Selling Shareholders”). Prior to the date of this prospectus, the Company sent questionnaires to the Unnamed Selling Shareholders for the purpose of determining the names and number of common shares to be included in the registration statement of which this prospectus forms a part and to be disclosed in this prospectus. However, the Unnamed Selling Shareholders have not returned the relevant completed questionnaires to the Company prior to the date of this prospectus. Therefore, the identities of, and the number of common shares to be offered and resold by, the Unnamed Selling Shareholders has been omitted from this prospectus in accordance with Rule 409 under the Securities Act as information that is unknown or not reasonably available to the Company at that time and, as required by Rule 409 under the Securities Act, the Company hereby indicates that the Company is not affiliated with any of the Unnamed Selling Shareholders.
The identity and number of common shares, including in the form of ADS, to be offered and resold by an Unnamed Selling Securityholder will be set forth in a post-effective amendment to the registration statement of which this prospectus forms a part, which shall be required to become effective prior to the time that the relevant Unnamed Selling Shareholder offers or resells such common shares including in the form of ADSs.
As described in footnotes (88) and (89) above, the transactions pursuant to which the Unnamed Selling Shareholders acquired (i) the relevant common shares, including in the form of ADSs, and (ii) the relevant Warrants (in respect of which the relevant common shares issuable upon exercise thereof), in each case, were completed prior to the date that the registration statement of which this prospectus forms a part was filed with the SEC.

DESCRIPTION OF CAPITAL STOCK

The following is a brief summary of certain significant provisions of our bylaws, Brazilian corporate law, and the rules and regulations of the CVM and of the Level 2 segment of B3. This discussion does not purport to be complete and is qualified by reference to our bylaws, and of those laws, rules and regulations. For a summary of certain of your rights as a shareholder of a company listed on the Level 2 segment of B3, see “—Voting Rights” below.
General
We are incorporated as a Brazilian sociedade por ações under the corporate name “Azul S.A.” Our headquarters are at Edifício Jatobá, 8th Floor, Castelo Branco Office Park, Avenida Marcos Penteado de Ulhôa Rodrigues, 939, Tamboré, Barueri, São Paulo, SP 06460-040, Brazil. We are registered with the Board of Trade of the state of São Paulo under corporate registration number 35.300.361.130. We have been registered with the CVM as a publicly held corporation since April 7, 2017.
Our preferred shares were listed on the Level 2 segment of B3 on April 11, 2017. Effective as of January 15, 2026, all of our preferred shares were converted into a single class of common shares upon the Conversion. As of the Conversion, we have only common shares trading on the Level 2 segment of B3. See “Item 10.B—Memorandum and Articles of Association—Conversion and Reverse Share Split” of our 2025 Annual Report. This listing requires us to comply with the corporate governance and disclosure rules of the Level 2 segment of B3.
Issued Capital Stock
As of the date hereof, our total capital stock is R$21,756,852,177.39, fully paid-in and divided into 368,557,924 common shares, all nominative, in book-entry form and without par value.
Treasury Stock
As of the date hereof, we do not have any common shares in our treasury. Prior to effectiveness of the Second Reverse Split, we held 88,679 common shares in treasury, which are no longer outstanding on the date hereof because such number of common shares held in treasury was lower than the 150,000 factor by which the Second Reverse Share Split was implemented.
Corporate Purpose
The corporate purpose of the Company, as stated in our bylaws, is as follows:
•to hold direct or indirect equity interest in companies of any type whose activities include:
•explore scheduled and non-scheduled air transportation services of passengers, cargo and mailbags, in Brazil and abroad, according to the concessions granted by the relevant authorities;
•explore additional air charter transportation activities for passengers, cargo and mailbags;
•render services of maintenance and repair of own and third-party aircraft, motors, items and parts;
•render services of aircraft hangar;
•render services of runway, flight attendance and aircraft cleaning;
•purchase and lease aircraft and other related assets;
•develop and manage its own customer loyalty program or customer loyalty programs of third parties;
•sell redemption rights regarding awards under the customer loyalty program;
•explore travel agency and tourism businesses;
•develop other activities that are connected, incidental, additional or related to the above-mentioned activities; and
•hold interest in other companies.

Rights of our Common Shares
Following the Voluntary Reorganization, we have a single class of common shares, and each common share entitles its holder to one vote at our shareholders’ meetings.
Reimbursement and Right of Withdrawal
Under Law No. 6,406/1976 (the “Brazilian corporations law”), “dissenting shareholders” including shareholders who have no voting rights have the right to withdraw from a company and receive full reimbursement for the value of all their shares in certain circumstances. For purposes of this right of withdrawal, “dissenting shareholders” include shareholders who vote against a specific resolution, as well as those who abstain from voting or fail to appear at the shareholders’ meeting.
This right of withdrawal and reimbursement arises if any of the following matters are decided upon at a shareholders’ meeting:
•creation of preferred shares or an increase in an existing class of preferred shares that is disproportionate to the other classes of preferred shares, unless already provided for or authorized by our bylaws (which is currently not the case);
•modification to the preference, privilege or conditions for redemption or amortization granted to one or more classes of preferred shares, or the creation of a new class of preferred shares with greater privileges than the existing classes of preferred shares. This provision does not apply to the Company's shareholders as the Company no longer has preferred shares;
•reduction of the mandatory dividend;
•consolidation or merger into another company;
•participation in a group of companies (grupo de sociedades), as defined by the Brazilian corporations law;
•a share merger (incorporação de ações) in which all shares of a company are incorporated into the equity of another company, making the former a wholly-owned subsidiary — in which case shareholders of both companies are entitled to appraisal rights (direito de recesso);
•changes to our corporate purpose; or
•a spin-off that results in: (i) a change to our corporate purpose (unless the spun-off company’s assets and liabilities are transferred to a company that has substantially the same corporate purpose); (ii) a reduction in any mandatory dividend; or (iii) any participation in a group of companies (grupo de sociedades), as defined by the Brazilian corporations law.

Appraisal rights also arises if a spin-off, merger or incorporation if the spun-off, merged or incorporated company is a publicly-held corporation and the resulting or surviving company fails to obtain registration as a publicly-held corporation and have its shares admitted to trading on a stock exchange within 120 days from the date of the shareholders' meeting that approved the transaction
In the event that our shareholders approve any resolution for us to:
•consolidate or merge with another company;
•transfer all of our shares to another company, or acquire all shares of another company, so as to make either company a wholly-owned subsidiary of the other; or
•become part of a group of companies (grupo de sociedades), as defined by the Brazilian corporations law, then dissenting shareholders will be entitled to appraisal rights only if, at the time of the shareholders' meeting approving such transaction, the shares of the relevant class do not meet the liquidity and dispersion thresholds established by the Brazilian corporations law and CVM regulations.
•
Under current law and CVM regulations: (i) shares are deemed to have liquidity if the relevant class or type of shares is included in a broad market index admitted to trading on a Brazilian stock exchange, as defined by the CVM

— currently, the Ibovespa index; and (ii) shares are deemed to have dispersion if the controlling shareholder, the controlling company, or other companies under its control hold less than half of the shares of that class.
The right of withdrawal expires 30 days after publication of the minutes of the shareholders’ meeting that approved the relevant event.
The Brazilian corporations law provides that, in order for appraisal rights to be exercised, the reimbursement amount may not be lower than the book value per share, calculated by reference to the latest balance sheet approved at a shareholders' meeting, unless the company's bylaws provide for reimbursement based on the economic value of the shares (to be determined through an appraisal). Our bylaws allow for such economic value to be used whenever it is lower than the book value per share. If more than 60 days have passed since the date of the last approved balance sheet, dissenting shareholders may request the preparation of a special balance sheet dated within such 60-day period, in which case the company will immediately pay 80% of the reimbursement amount and the balance within 120 days from the shareholders' meeting resolution.
Because our corporate purpose primarily consists of holding equity interests in companies engaged in air transportation, the sale of our controlling stake in ALAB could, depending on the circumstances, be characterized as a de facto change in our corporate purpose under Brazilian Corporations Law. If so characterized, such a transaction could trigger withdrawal rights (direito de recesso) for our dissenting shareholders, subject to the conditions and limitations set forth in Articles 136 and 137 of Brazilian corporations law.
Capital Increases and Preemptive Rights
Pursuant to our bylaws, we are authorized, by resolution of our Board of Directors, and as recommended by our strategy committee, to increase our share capital, without the need to amend the bylaws, up to an aggregate amount of R$30,000,000,000.00. Within such authorized capital limit, our Board of Directors shall determine the terms and conditions of each issuance, including the issue price and payment terms.
In addition, the grant of options to purchase shares under stock option plans does not give rise to preemptive rights.
Each of our shareholders has preemptive rights to subscribe for any new shares that increase our capital stock (and any warrants or other securities convertible into new shares) in direct proportion to the equity interest held by them. Preemptive rights may be exercised during a period, to be determined by the general shareholders’ meeting, of not less than 30 days following the publication of notice of the capital increase. If the capital increase applies in equal proportion to all existing types and classes of shares, each shareholder’s preemptive rights would apply only to the type and class of shares currently held by such shareholder. If, however, an exercise of preemptive rights would result in a change to the proportional composition of our capital stock, the preemptive rights may be exercised over the types and classes identical to those already held by the shareholders only. The preemptive rights may only extend to any other shares if necessary to ensure the shareholders receive the same proportion of our capital stock as they had prior to the increase in capital. If the shares being issued are of types and classes that are different from the existing shares, each shareholder may exercise preemptive rights (in proportion to the shares currently held) over all the types and classes of shares being issued.
Our bylaws provide that the preemptive rights may be excluded, or the deadline for exercise may be shortened, if we issue shares, debentures convertible into shares, or subscription warrants through a public offering or a sale on a stock exchange, or by means of an exchange for shares in a public tender offer for acquisition of control.
In addition, preemptive rights do not apply to (i) shares issued within the authorized capital limits upon grant or exercise of stock options under stock option plans approved by the general shareholders’ meeting, or (ii) shares issued upon conversion of convertible debentures or exercise of warrants (bônus de subscrição), as shareholders are entitled to preemptive rights at the time of issuance of such securities.
Dividend Rights
Dividends are allocated and distributed in accordance with the Brazilian corporations law and our bylaws. For more information on dividend rights, see “Dividend Policy.”

Voting Rights
Each of our common shares entitles the holder to cast one vote at our shareholders’ meetings.
In addition, the Brazilian corporations law provides that the following rights of shareholders may not be altered either in the bylaws or by shareholders’ resolutions:
•the right of holders of common shares to vote at general shareholders’ meetings;
•the right to participate in the distribution of dividends (including interest paid on our capital);
•the right to share in the remaining assets of the company in the event of liquidation;
•the right to inspect and supervise the management of the company's business, as provided by law;
•preemptive rights to subscribe for shares, beneficial interests (partes beneficiárias) convertible into shares, convertible debentures and warrants (bônus de subscrição), subject to certain exceptions provided by law; and
•the withdrawal rights summarized above.
Rights other than these unalterable rights may be granted or excluded in the bylaws or by shareholders’ resolutions.
Shareholders’ Meetings
Our Board of Directors has the power to call shareholders’ meetings, but in certain circumstances such meetings may also be called by: (i) the fiscal council, when in operation, which may call the annual general meeting (assembleia geral ordinária) if management delays such call by more than one month, or an extraordinary general meeting (assembleia geral extraordinária) whenever serious or urgent matters arise; (ii) any shareholder, if management fails to call a meeting required by law or by our bylaws within 60 days; (iii) shareholders representing at least 1% of our capital stock, if management fails to respond to a duly substantiated request within 8 days; or (iv) shareholders representing at least 5% of the voting capital if management fails to respond within eight days to a request to call a meeting for the installation of the fiscal council.
Notice of shareholders’ meetings must be published at least three times in a newspaper of general circulation (currently Folha de São Paulo), pursuant to Law No. 13,818, dated as of April 24, 2019, in force since January 1, 2022, which waives publication in the official newspaper. For publicly-held companies, the first notice must be published at least 21 days in advance, and the second notice at least 8 days in advance.
For a summary of how a holder of ADSs may receive information regarding and attend shareholders’ meetings, see the section entitled “Description of American Depositary Shares.”
Management Compensation
In accordance with Brazilian corporations law and our bylaws, the general shareholders’ meeting establishes the overall annual compensation of our management, including the members of our Board of Directors, our strategy committee and the board of executive officers, as well as that of the members of the fiscal council, if installed. Our Board of Directors is then responsible for allocating the individual compensation among the members of such bodies within the overall limit approved by the shareholders, provided that the compensation of the members of the fiscal council, when installed, is determined by the general shareholders’ meeting that elects them and cannot be less than 10% of the average compensation paid to each executive officer (excluding benefits, representation allowances and profit sharing).
In addition, the general shareholders’ meeting approves our share-based incentive plans for directors, officers and employees, as well as for those of our subsidiaries or individuals who provide services to us or our subsidiaries. The administration, organization and interpretation of the equity-based incentive plans approved by the general shareholders’ meeting — including the resolution of matters not expressly addressed therein or any disputes related thereto — as well as the approval of grants to directors, officers, employees and service providers under our long-term incentive plans or long-term incentive plans of our subsidiaries (subject to the terms and conditions approved by the general shareholders’ meeting), are within the exclusive authority of our strategy committee.

Anti-Takeover Provisions
Differently from companies incorporated under the laws of the State of Delaware, the majority of Brazilian publicly-held companies do not employ “poison pill” provisions to prevent hostile takeovers. As most Brazilian companies have clearly identified controlling shareholders, hostile takeovers are rare and thus no developed body of case law addresses the limits on the ability of management to prevent or deter potential hostile bidders.
Notwithstanding the foregoing, the Brazilian corporations law, Level 2 B3 rules and our bylaws require any party that acquires our control to extend a tender offer for common shares held by non-controlling shareholders at the same purchase price paid to the controlling shareholders.
In addition, as a result of with the governance changes adopted as part of the Voluntary Reorganization, any person, or group of persons, that, directly or indirectly, acquires a stake in excess of 20% of our outstanding common shares (the “Relevant Shareholding”), either through a single transaction or through successive transactions, must effect a tender offer for all of our outstanding common shares and instruments convertible to our common shares, under the terms of Article 38 of our bylaws. The price to be offered for our common shares in the tender offer will be, pursuant to Article 41 of our bylaws, the greater of (i) the highest price per share paid by the acquiring shareholder during the twelve months prior to the day when such shareholder reached the Relevant Shareholding Level, (ii) the highest trading price of our shares during the twenty-four months prior to the day when such shareholder reached the Relevant Shareholding Level, or (iii) the fair market value of our shares as determined by an independent first-tier appraiser, using a recognized methodology or based on other criteria that may be defined by the CVM.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares
Citibank, N.A., as Depositary, will register and deliver the ADSs. Each ADS represents the right to receive two common shares (which ratio may be changed from time to time, as described below) in registered form, deposited with the office of Banco Bradesco S.A. as custodian for the Depositary, with Itaú Corretora de Valores S.A. acting as the share registrar. Each ADS will also represent the right to receive any other securities, cash or other property which may be received on behalf of the owner of the ADSs but not distributed by the Depositary to the owners of ADSs because of legal restrictions or practical considerations. The principal executive office of the Depositary is located at 388 Greenwich Street, New York, New York 10013, United States.
The common shares are listed for trading on the Level 2 listing segment of the B3.
The Direct Registration System (“DRS”) is a system administered by The Depository Trust Company (“DTC”) pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the Depositary to the ADS holders entitled thereto.
We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Brazilian law governs shareholder rights. The Depositary, the custodian and their respective nominees will be the holders of the common shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the Depositary, you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder and beneficial owner rights as well as the rights and obligations of the Depositary. The laws of the State of New York govern the deposit agreement and the ADSs.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement, the form of ADRs and, if applicable, the omnibus restricted ADS letter agreement. For directions on how to obtain copies of those documents, see “Where you can Find More Information.”
Holding the ADSs
How will you hold your ADSs?
You may hold ADSs (a) by having an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name or through your broker or other financial institution, or (b) by holding ADSs in DRS. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly, by means of an ADR registered in your name. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Dividends and Other Distributions
How will you receive dividends and other distributions on the shares?
The Depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on common shares or other deposited securities, after deducting its fees and expenses and any taxes and government charges. You will receive these distributions in proportion to the number of common shares your ADSs represent as of the record date set by the Depositary with respect to the ADSs.

•
Cash. The Depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the common shares or any net proceeds from the sale of any common shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars, if it can do so on a practicable basis and can transfer such U.S. dollars to the United States and will distribute the amount thus received. If such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained, the deposit agreement allows the Depositary to either distribute the foreign currency only to those ADS holders to whom it is possible to do so, or hold or cause the custodian to hold the foreign currency for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. The Depositary will not invest the foreign currency and will not be liable for any interest for the respective accounts of the ADS holders.
Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the Depositary, will be deducted. See “Taxation.” If the exchange rates fluctuate during a time when the Depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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Shares. For any common shares we distribute as a dividend or free distribution, either (1) the Depositary will distribute additional ADSs representing the right to receive such common shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional common shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the Depositary and taxes and/or other governmental charges. The Depositary will only distribute whole ADSs. It will try to sell common shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The Depositary may sell a portion of the distributed common shares sufficient to pay its fees and expenses in connection with that distribution. There can be no assurance that you will be given the opportunity to receive distributions under the same terms and conditions as the holders of common shares.

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Elective Distributions in Cash or Shares. If we offer holders of our common shares the option to receive a distribution in either cash or shares, the Depositary, after consultation with us and having received timely notice from us as described in the deposit agreement of such elective distribution by us, and if we have indicated that we wish to make such elective distribution available to you, has discretion to determine to what extent such elective distribution is lawful and reasonably practicable. The Depositary will not make such elective distribution to you until we first timely instruct the Depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is lawful to do so. The Depositary could decide it is not lawful or reasonably practicable to make such elective distribution available to you. If such elective distribution is not reasonably practicable or if the Depositary did not receive satisfactory documentation, the Depositary shall, on the basis of the same determination as is made in respect of the common shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing the right to receive common shares in the same way as it does in a share distribution. The Depositary will not be obligated to make available to you a method to receive the elective dividend in common shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of common shares.

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Rights to Purchase Additional Shares. If we offer holders of our common shares any rights to subscribe for additional shares, the Depositary shall, having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and determine whether it is reasonably practicable to make these rights available to you. The Depositary will not make rights available to you unless we first instruct the Depositary to make such rights available to you and furnish the Depositary with satisfactory evidence that it is reasonably practicable to do so, and such other documentation as is provided in the deposit agreement. If it is not reasonably practicable to make the rights available but it is reasonably practicable to sell the rights, the Depositary will attempt to sell the rights and distribute the net proceeds in the same way as it does with cash. The Depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the Depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the Depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for common shares (rather than ADSs).
Any distributions made, and any notices given, by the Depositary to DTC under the terms of the deposit agreement shall (unless otherwise specified by the Depositary) satisfy the Depositary’s obligations under the deposit agreement to make such distributions, and give such notices, in respect of the ADSs held in DTC (including, for avoidance of doubt, to the DTC participants holding the ADSs in their DTC accounts and to the beneficial owners of such ADSs).
U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the Depositary may deliver restricted Depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.
There can be no assurance that you will be given rights on the same terms and conditions as the holders of common shares or be able to exercise such rights.

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Other Distributions. Subject to receipt of timely notice and satisfactory documents by the Depositary, as described in the deposit agreement, from us with our request to make any such distribution available to you, and provided the Depositary has determined such distribution is reasonably practicable and in accordance with the terms of the deposit agreement, the Depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the Depositary and taxes and/or other governmental charges. The Depositary may attempt to sell all or a portion of the distributed property sufficient to pay its fees and expenses in connection with that distribution. If any of the conditions above are not met, the Depositary will attempt to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

The Depositary is not responsible if it is unlawful or impracticable to make a distribution available to any ADS holders. We have no obligation to register ADSs, common shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, common shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our common shares or any value for them if we or the Depositary determine that it is not lawful or not practicable for us or the Depositary to make them available to you. The Depositary will hold any cash amounts or property it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until a distribution can be effected or such amounts and property that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.
Deposit, Withdrawal and Cancellation
Which shares shall be accepted for deposit?
No common shares shall be accepted for deposit unless accompanied by confirmation or such additional evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary and the custodian that all conditions to such deposit have been satisfied by the person depositing such common shares under the laws and regulations of Brazil and any necessary approval has been granted by the CVM, the Central Bank or any governmental body in Brazil, if any, which is then performing the function of the regulator of currency exchange.
The Depositary shall not be required to accept for deposit or maintain on deposit with the custodian (a) any fractional common shares or fractional deposited securities, or (b) any number of common shares or deposited securities which (i) do not constitute a share unit or whole multiple thereof, upon application of the ratio of ADSs to deposited securities, would give rise to fractional ADSs.
How are ADSs issued?
The Depositary will deliver ADSs if you or your broker deposits common shares or evidence of rights to receive common shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, and upon presentation of the applicable deposit certification, the Depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto. Your ability to deposit shares and receive ADSs may be limited by U.S. and Brazilian legal considerations applicable at the time of deposit.
How do ADS holders cancel an ADS?
You may present (or provide appropriate instructions to your broker to present) your ADSs to the Depositary for cancellation and then receive the corresponding number of underlying common shares at the custodian’s offices. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will deliver the common shares and any other deposited securities underlying the ADSs to you or a person you designate. The Depositary may ask you to provide documents as the Depositary may deem appropriate before it will cancel your ADSs and deliver the underlying common shares and any other property.
How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?
You may surrender your ADR to the Depositary for the purpose of exchanging your ADR for uncertificated ADSs. The Depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the Depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs and provided the continued availability of certified ADSs in the U.S., the Depositary will execute and deliver to you an ADR evidencing those ADSs.
Voting Rights
How do you vote?
If certain conditions in the deposit agreement are satisfied as further described below, you may instruct the Depositary to vote the common shares or other deposited securities underlying your ADSs at any meeting at which holders of common shares or other deposited securities are entitled to vote pursuant to any applicable law, the provisions of our bylaws and other constitutive documents, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the common shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the common shares. Our common shares have limited voting rights. See “Description of Capital Stock—Voting Rights.”
Upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the Depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our bylaws and other constitutive documents, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our bylaws and other constitutive documents, and the provisions of or governing the deposited securities (which provisions, if any, shall be summarized in pertinent part by us), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the common shares or other deposited securities represented by such holder’s ADSs; and (c) a brief statement as to the manner in which such instructions may be given. Voting instructions may be given only in respect of a number of ADSs representing an integral number of common shares or other deposited securities. For instructions to be valid, the Depositary must receive them in writing on or before the date specified by the Depositary in its notice to ADS holders. The Depositary will endeavor, insofar as practicable and permitted under applicable law, the provisions of the deposit agreement, our bylaws and the provisions of or governing the deposited securities, to vote or cause the custodian to vote the common shares or other deposited securities (in person or by proxy) as you instruct. The Depositary will only vote or attempt to vote as you instruct provided that if the Depositary timely receives voting instructions from you that fail to specify the manner in which deposited securities are to be voted, you will be deemed to have instructed the Depositary to vote in favor of the items in the voting instructions. Common shares or other deposited securities represented by ADSs for which no specific voting instructions are received by the Depositary from the ADS holder shall not be voted except as provided below. Without limiting any of the foregoing, to the extent the Depositary does not receive voting instructions from ADS holders, the Depositary will take such actions as are necessary, upon our written request and subject to applicable law and the terms of the deposited securities, to cause the amount of shares represented by ADSs of those ADS holders to be counted for the purpose of satisfying applicable quorum requirements.
If (i) we make a timely request to the Depositary as contemplated above and (ii) no timely voting instructions are received by the Depositary from you with respect to the deposited securities represented by your ADSs on or before the date established by the Depositary for such purpose, the Depositary shall deem you to have instructed the Depositary to give a discretionary proxy to a person designated by our Board of Directors with respect to such deposited securities and the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the deposit agreement, our bylaws and the provisions of the deposited securities, to give or cause the custodian to give a discretionary proxy to a person designated by our Board of Directors to vote such deposited securities; provided, however, that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which our Board of Directors informs the Depositary that (x) the we do not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of common shares.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the Depositary to vote the common shares underlying your ADSs. In addition, there can be no assurance that you will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our common shares.
The Depositary and its agents are not liable for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the common shares underlying your ADSs are not voted as you request.
Compliance with Regulations
Information Requests
Each ADS holder and beneficial owner shall (a) provide such information as we or the Depositary may request pursuant to law, including, without limitation, relevant Brazilian law, any applicable law of the United States of America, the rules and requirements of the B3, our bylaws and other constitutive documents, any resolutions of our Board of Directors adopted pursuant to such bylaws, the requirements of any markets or exchanges upon which the common shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADSs, the identity of any other persons then or previously interested in such ADSs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of Brazil, our bylaws and other constitutive documents, and the requirements of any markets or exchanges upon which the ADSs or common shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs or common shares may be transferred, to the same extent as if such ADS holder or beneficial owner held common shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.
Disclosure of Interests
Each ADS holder and beneficial owner shall comply with our requests pursuant to Brazilian law, the rules and requirements of the CVM and the B3, and any other stock exchange on which the common shares are, or will be, registered, traded or listed or our bylaws and other constitutive documents, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.
Delivery of Information to the CVM, the Central Bank and the B3
We will comply with Brazil’s Joint Resolution 13, and will furnish to the CVM, the Central Bank and the B3, whenever required, information or documents related to the approved ADR program, the deposited securities and distributions thereon. The Depositary and the custodian may release such information or documents and any other information as required by local regulation, law or regulatory body request.

Ownership Restrictions
We may restrict transfers of the common shares where such transfer might result in ownership of common shares exceeding limits imposed by applicable laws or our bylaws. We may also restrict, in such manner as we deem appropriate, transfers of the ADSs where such transfer may result in the total number of common shares represented by the ADSs owned by a single ADS holder or beneficial owner of ADSs to exceed any such limits. We may, in our sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any ADS holder or beneficial owner of ADSs in excess of the limits set forth in the preceding sentence, including, but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or mandatory sale or disposition on behalf of an ADS holder or beneficial owner of ADSs of the common shares represented by the ADSs of such holder or beneficial owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and our bylaws. Notwithstanding the foregoing, neither we nor the Depositary shall be obligated to ensure compliance with the foregoing ownership restrictions.
Reporting Obligations and Regulatory Approvals
Applicable laws and regulations, including those of the Central Bank, the CVM, the B3 and the Level 2 listing segment may require ADS holders and beneficial owners of common shares, including the ADS holders and beneficial owners of ADSs, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. ADS holders and beneficial owners of ADSs are solely responsible for complying with such reporting requirements and obtaining such approvals, and pursuant to the deposit agreement, such holders and beneficial owners agree to make such determinations, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time and neither the Depositary, the custodian nor we, nor any of their or our respective agents or affiliates shall be required to take any actions on behalf of such holders or beneficial owners to determine or satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.
Fees and Expenses
As an ADS holder, you will be required to pay the following service fees to the Depositary and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):

Service	Fee
Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property	Up to US$0.05 per ADS issued
Cancellation of ADSs, including in the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled
Distribution of cash dividends or other cash distributions	Up to US$0.05 per ADS held
Distribution of ADSs pursuant to share dividends, free share distributions or exercise of rights	Up to US$0.05 per ADS held
Distribution of securities other than ADSs or rights to purchase ADSs	Up to US$0.05 per ADS held
Depositary operation and maintenance services	Up to US$0.05 per ADS held
Transfer of ADSs, including upon a transfer of registered ownership of ADSs and upon a transfer of ADSs into DTC	Up to US$0.05 per ADS transferred
Conversion of ADSs, including upon conversion of restricted ADSs into freely transferred ADSs	Up to US$0.05 per ADS converted

As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the Depositary and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:
•fees for the transfer and registration of common shares charged by the registrar and transfer agent for the common shares in Brazil (i.e., upon deposit and withdrawal of common shares);

•expenses incurred for converting foreign currency into U.S. dollars;
•expenses for cable, telex, electronic and fax transmissions and for delivery of securities;
•taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when common shares are deposited or withdrawn from deposit);
•fees and expenses incurred in connection with the delivery or servicing of common shares on deposit;
•fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to common shares, deposited securities, ADSs and ADRs; and
•any applicable fees and penalties thereon.
The Depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the Depositary by the brokers (on behalf of their clients) receiving the newly issued ADSs from the Depositary and by the brokers (on behalf of their clients) delivering the ADSs to the Depositary for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the Depositary services fee are charged by the Depositary to the holders of record of ADSs as of the applicable ADS record date.
The Depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the Depositary charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the Depositary sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the Depositary generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the Depositary.
Until the applicable Depositary fees and expenses are paid, the Depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the Depositary fees from any distribution to be made to the ADS holder. The Depositary may sell common shares or other Depositary property held with respect to your ADSs and use the proceeds to satisfy your obligations to pay its fees and expenses.
Certain of the Depositary fees and charges (such as the Depositary services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the Depositary. You will receive prior notice of such changes.
The Depositary reimburses us for certain expenses we incur in connection with the ADR program. These reimbursable expenses currently include legal and accounting fees, listing fees, investor relations expenses and fees payable to service providers for the distribution of material to ADR holders.

Payment of Taxes
You will be responsible for any taxes (including applicable interest and penalties thereon) or other governmental charges payable, or which become payable, on your ADSs, on the deposited securities represented by any of your ADSs, or on any transactions entered by you and/or your beneficiary owned in respect of the ADSs or deposited securities. The Depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the Depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the Depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from (i) any ADS held by you and/or by a beneficial owner, (ii) the deposited property represented by the ADSs, and (iii) any transaction entered into by you or a beneficial owner in respect of the ADSs and/or the deposited property represented thereby. Your obligations under this paragraph shall survive any transfer of ADSs, any surrender of ADSs and withdrawal of deposited securities or the termination of the deposit agreement.

The Depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADSs or to release securities on deposit until all taxes and charges are paid by you. The Depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the Depositary and to the custodian proof of taxpayer status and residence and such other information as the Depositary and the custodian may be required to fulfill legal obligations.
Each ADS holder will be responsible for the payment and/or reimbursement of any and all taxes effectively paid or incurred by us, the Depositary or the Custodian (including as a result of the execution of any foreign exchange transaction) related to or as a result of a deposit of common shares and/or withdrawal or sale of deposited property by such ADS holder. Each ADS holder will be responsible for the reporting of any false or misleading information, or the failure to report required information relating to foreign exchange transactions to the custodian or the Central Bank, as the case may be, in connection with deposits or withdrawals of deposited securities.
If we change the nominal or par value of, split-up, cancel, consolidate or otherwise reclassify any of the deposited securities, or if we recapitalize, reorganize, merge, consolidate or sell our assets, any property which shall be received by the Depositary or the custodian in exchange for, or in conversion of, or replacement of, or otherwise in respect of, the deposited securities shall, to the extent permitted by law, be treated as new deposited property under the deposit agreement, and the ADSs shall, subject to the provisions of the deposit agreement, any ADR(s) evidencing such ADSs and applicable law, represent the right to receive such additional or replacement deposited property. In connection with the foregoing, we may (i) issue and deliver additional ADSs as in the case of a stock dividend on the common shares, (ii) amend the deposit agreement and the applicable ADR(s), (iii) amend the applicable registration statement(s) in respect of the ADSs, (iv) call for the surrender of outstanding ADRs to be exchanged for new ADRs, and (v) take such other actions as are appropriate to reflect the transaction with respect to the ADSs.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the Depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the Depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the Depositary notifies ADS holders of the amendment. The Depositary will not consider to be materially prejudicial to your substantial existing rights any modification or supplement that are reasonably necessary for the ADSs to be registered under U.S. laws, in each case without imposing or increasing the fees and charges you are required to pay. In addition, the Depositary may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
How may the deposit agreement be terminated?
We have the right to direct the Depositary to terminate the deposit agreement. Similarly, the Depositary may in certain circumstances on its own initiative terminate the deposit agreement. In such cases, the Depositary must notify you at least 30 days before termination.
After termination, the Depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver common shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. At any time after the date of termination, the Depositary may sell any remaining deposited securities by public or private sale. After that, the Depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the Depositary’s only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the Depositary and the custodian thereunder. The obligations of ADS holders and beneficial owners of ADSs outstanding as of the effective date of any termination shall survive such effective date of termination and shall be discharged only when the applicable ADSs are presented to the Depositary for cancellation under the terms of the deposit agreement and the ADS holders have satisfied any and all of their obligations thereunder (including, but not limited to, any payment and/or reimbursement obligations which relate to prior to the effective date of termination but which payment and/or reimbursement is claimed after such effective date of termination).
Books of Depositary
The Depositary will maintain ADS holder records at its Depositary office. You may inspect such records at such office at all reasonable times but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.
The Depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.
These facilities may be closed at any time or from time to time, when such action is deemed necessary or advisable by the Depositary in connection with the performance of its duties under the deposit agreement or at our reasonable request to the extent not prohibited by law.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the Depositary and the custodian. It also limits our liability and the liability of the Depositary and the custodian. We, the Depositary and the custodian:
•are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;
•are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, Brazil or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our bylaws or other constituent documents or any provision of or governing any deposited securities, or by reason of any act of God or war or other events or circumstances beyond its control (including, without limitation, fire, flood, earthquake, tornado, hurricane, tsunami, explosion, or other natural disaster, nationalization, expropriation, currency restriction, work stoppage, strikes, civil unrest, act of war (whether declared or not) or terrorism, revolution, rebellion, embargo, computer failure, failure of public infrastructure (including communication or utility failure), failure of common carriers, nuclear, cyber or biochemical incident, any pandemic, epidemic or other prevalent disease or illness with an actual or probable threat to human life, any quarantine order or travel restriction imposed by a governmental authority or other competent public health authority, or the failure or unavailability of the United States Federal Reserve Bank (or other central banking system) or DTC (or other clearing system));
•are not obligated to perform any act that is inconsistent with the terms of the deposit agreement;
•are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our bylaws or other constituent documents or provisions of or governing deposited securities;
•disclaim any liability for any action or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting common shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by any of us in good faith to be competent to give such advice or information;
•are not liable for any action or inaction of any clearing or settlement system (any participant thereof) for the deposited securities or the ADSs;
•are not liable for any consequential or punitive damages (including lost profits) for any breach of the terms of the deposit agreement;
•disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADSs;
•may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;
•are not obligated to appear in, prosecute or defend any action with respect to deposited property or the ADSs, except under the circumstances set forth in the deposit agreement; and
•are not liable for any action or failure to act by any ADS holder relating to the ADS holder’s obligations under any applicable Brazilian law or regulation relating to foreign investment in Brazil in respect of a withdrawal or sale of deposited securities, including, without limitation, any failure to comply with a requirement to register such investment pursuant to the terms of any applicable Brazilian law or regulation prior to such withdrawal or any failure to report foreign exchange transactions to the Central Bank, as the case may be.

The Depositary and any of its agents also disclaim any liability (i) with respect to Brazil’s system of share registration and custody, including any liability in respect of the unavailability of deposited securities (or any distribution in respect thereof), (ii) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (iii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iv) any investment risk associated with the acquisition of an interest in the deposited securities, for the validity or worth of the deposited securities, for any financial transaction entered into by any person in respect of the ADSs or any deposited securities, for any tax consequences that may result from the ownership of, or any transaction involving, ADSs or the deposited securities, the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement, for the failure or timeliness of any notice from us, or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC participant, (v) for any tax consequences that may result from ownership of ADSs, common shares or deposited securities, or (vi) for any acts or omissions made by a successor Depositary.
In the deposit agreement, we and the Depositary agree to indemnify each other under certain circumstances.
Requirements for Depositary Actions
Before the Depositary will issue, deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of common shares, the Depositary may require:
•payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any common shares or other deposited securities and payment of the applicable fees, expenses and charges of the Depositary;
•satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and
•compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) regulations it may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

The Depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the Depositary or our transfer books are closed or at any time if the Depositary or we determine that it is necessary or advisable to do so.
Your Right to Receive the Shares Underlying Your ADSs
You have the right to cancel your ADSs and withdraw the underlying common shares at any time except:
•when temporary delays arise because: (1) the Depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of common shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our common shares;
•when you owe money to pay fees, taxes and similar charges;
•when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of common shares or other deposited securities; or
•other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

This right of withdrawal may not be limited by any other provision of the deposit agreement.
The Depositary shall not knowingly accept for deposit under the deposit agreement any common shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such common shares.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the Depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the Depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the ADS holder to register such transfer. A DTC participant, upon acceptance in any one of its DTC accounts of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement, or by continuing to hold in any one of its DTC accounts, from and after the date hereof, any ADSs issued and outstanding under the original deposit Agreement, shall (notwithstanding any explicit or implicit disclosure that it may be acting on behalf of another party) be deemed for all purposes to be a party to, and bound by, the terms of the deposit agreement and the applicable ADR(s) to the same extent as, and as if the DTC Participant were, the holder of such ADSs.
Governing Law and Waiver of Jury Trial
The deposit agreement, the ADRs and the ADSs are interpreted in accordance with the laws of the State of New York. The rights of holders of deposited securities (including common shares represented by ADSs) are governed by the laws of the Federative Republic of Brazil (or, if applicable, such other laws as may govern the deposited securities). Each party to the deposit agreement irrevocably waives, to the fullest extent permitted by applicable law, its right to trial by jury in any legal proceeding arising out of the deposit agreement or the ADRs.

STOCK TRADING MARKETS

Our common shares are currently listed on the Level 2 (Nível 2) segment of the B3 under the symbol “AZUL3.” On August 27, 2026, the last reported sale price of our common shares on the B3 was R$19.05 per common share, which is equivalent to a price of US$3.69 per common share (based on the commercial selling rate published by the Central Bank on August 27, 2026, which was R$5.1642 to US$1.00), which is the equivalent of US$7.38 per ADS because each ADS represents two common shares.
Our preferred shares were listed on the Level 2 segment of B3 on April 11, 2017. Effective as of January 15, 2026, all of our preferred shares were converted into a single class of common shares upon the Conversion. As a result of the Conversion, we have only common shares trading on the Level 2 segment of B3. See “Item 10.B—Memorandum and Articles of Association—Conversion and Reverse Share Split” of our 2025 Annual Report.
Upon effectiveness of the ADS Ratio Change, each ADS will represent two common shares. See “Prospectus Summary—Recent Developments—ADS Ratio Change.”
On July 9, 2026 our ADSs and our common shares became listed on the NYSE, and our ADSs commenced trading on the NYSE under the symbol “AZUL”. On August 27, 2026, the last reported sale price of our ADSs on the NYSE was US$7.52 per ADS, which is the equivalent of US$3.76 per common share because each ADS represents two common shares. There can be no assurance that our common shares and ADSs will continue to be listed on the NYSE.

DIVIDEND POLICY

Amounts Available for Distribution
According to the Brazilian corporations law and our bylaws, our Board of Directors makes a recommendation to the annual shareholders’ meeting regarding the allocation of our net income for the preceding fiscal year, and the shareholders’ meeting decides upon the allocation. Under the Brazilian corporations law, our Board of Directors may also approve intermediary dividend distributions.
The Brazilian corporations law defines “net income” as the results for the fiscal year after deducting accrued losses, the provisions for income and social contribution taxes for that year and any amounts allocated to profit sharing payments to employees and management. Management is only entitled to any profit-sharing payment, however, after the shareholders are paid the mandatory dividend referred to below.
Reserve Accounts
Companies incorporated under Brazilian law generally have two main reserve accounts: a profit reserve account and a capital reserve account.
Profit Reserves
Profit reserves consist of a legal reserve, statutory reserve, contingency reserve, retained profit reserve and unrealized profit reserve, as described below.
The combined balance of our profit reserve accounts (other than the contingency reserve and the unrealized profits reserve) may not exceed our capital stock. If the balance does exceed capital stock, the shareholders’ meeting must decide whether to use the excess to pay in subscribed but unpaid capital, to increase our share capital, or to pay dividends.
Legal Reserve
The Brazilian corporations law requires us to maintain a legal reserve to which we must allocate 5.0% of our net income for each fiscal year until the aggregate amount of the reserve equals 20.0% of our capital stock. However, we are not required to make any allocations to our legal reserve in a year in which the legal reserve, when added to our other established capital reserves, exceeds 30.0% of our capital stock. The amounts allocated to the legal reserve must be approved by our shareholders in a shareholders’ meeting, and may only be used to increase our capital stock or to offset losses. Therefore, they are not available for the payment of dividends.
Statutory Reserve
The Brazilian corporations law allows us to allocate a portion of our net profits to discretionary reserve accounts established in accordance with our bylaws. As of June 30, 2026, we did not have a statutory reserve. If we establish these accounts, the bylaws must indicate the purpose, allotment criteria and maximum amount of the reserve. However, we may not allocate profits to these discretionary reserve accounts if this would affect the payment of the minimum mandatory dividend.
Contingency Reserve
The Brazilian corporations law allows us to allocate a percentage of our net income to a contingency reserve for anticipated losses that are deemed probable in future years, if the amount of the losses can be estimated. Any amount so allocated must be reversed in the fiscal year in which any expected loss fails to occur as projected, or charged against in the event that the expected loss occurs. The amounts to be allocated to this reserve must be approved by our shareholders. As of June 30, 2026, we did not have a contingency reserve.
Retained Profit Reserve
The Brazilian corporations law allows us to retain a portion of our net income, by a decision of our shareholders, provided that the retention is included in a capital expenditure budget that has been previously approved. The allocation of funds to this reserve cannot jeopardize the payment of the minimum mandatory dividends. As of June 30, 2026, we did not have a retained profit reserve.
Unrealized Profit Reserve
Under the Brazilian corporations law, the amount by which the mandatory dividend exceeds the “realized” net income in a given year may be allocated to an unrealized profit reserve account, and the mandatory dividends may be limited to the “realized” portion of the net income. The Brazilian corporations law defines “realized” net income as the amount by which net income exceeds the sum of (i) our net positive results, if any, from the equity method of accounting and (ii) the profits, gains or income that will be received by us after the end of the next fiscal year. The unrealized profit reserve can only be used to pay mandatory dividends. Profits recorded in the unrealized profit reserve, if realized and not absorbed by losses in subsequent years, must be added to the next mandatory dividend distributed after the realization. As of June 30, 2026, we did not have an unrealized profit reserve.
Capital Reserves
Our capital reserve consists of the premium reserve, tax incentives, and investment subsidies. Under the Brazilian corporations law, capital reserves may only be used (i) to absorb losses that exceed retained earnings and profit reserves, (ii) to fund redemptions, refunds or repurchases of shares, (iii) to redeem founder shares, and (iv) to increase our share capital. As of June 30, 2026, we had R$3,227.2 million allocated to the capital reserve account.
Payment of Dividends and Interest on Shareholders’ Equity
The Brazilian corporations law requires the bylaws of a Brazilian company to specify a minimum percentage of available profits to be allocated to the annual distribution of dividends, known as mandatory dividends. The mandatory dividend must be paid to shareholders either as dividends or as interest on shareholders’ equity. The basis of the mandatory dividend is a percentage of income, adjusted according to Article 202 of the Brazilian corporations law. Under our bylaws, we must distribute every year at least 0.1% of our adjusted net income from the previous fiscal year as a dividend.
The Brazilian corporations law allows a company to suspend distribution of mandatory dividends if our Board of Directors advises the annual shareholders’ meeting that the distribution would not be advisable given the company’s financial condition. The fiscal council, if one is in place, must review any suspension of the mandatory dividend, and management must submit a report to the CVM setting forth the reasons for the suspension of dividends. Net income that is not distributed due to a suspension is allocated to a separate reserve account and, if not absorbed by subsequent losses, must be distributed as dividends as soon as the financial condition of the company permits.
Dividends
The Brazilian corporations law and our bylaws require us to hold an annual shareholders’ meeting by the fourth month following the closing of each fiscal year, in which, among other matters, shareholders must decide upon the distribution of annual dividends. The calculation of annual dividends is based on our audited consolidated financial statements for the immediately preceding fiscal year.
Each holder of shares at the time a dividend is declared is entitled to receive dividends. Under the Brazilian corporations law, dividends are generally required to be paid within 60 days from the date on which the dividend is declared, unless the shareholders’ resolution establishes another payment date. The dividend must be paid at the latest before the end of the year in which it is declared.
Shareholders have three years from the date of payment to claim their dividends or interest on shareholders’ equity, after which the unclaimed dividends or interest revert to us.
Distributions of Interest on Shareholders’ Equity
Brazilian corporations are permitted to pay interest on equity capital to shareholders and to treat those payments as a deductible expense for purposes of calculating Brazilian corporate income tax and social contribution tax. The interest is calculated based on the TJLP, as set by the Central Bank from time to time, and cannot exceed the greater of 50% of net income (after deduction of the social contribution tax on net income, and without taking account of the distribution being made and any income tax deduction) for the period in relation to which the payment is made, or 50% of retained profits and profit reserves as of the date of the beginning of the period in respect of which the payment is made. The payment of interest on shareholders’ equity represents an alternative form of dividend payment to shareholders. The amount distributed to shareholders as interest on shareholders’ equity, net of any income tax, may be included as part of the mandatory dividend distribution. The Brazilian corporations law requires us to pay shareholders an amount sufficient to ensure that the net amount they receive in respect of interest on shareholders’ equity, after payment of the applicable withholding tax, plus the amount of declared dividends, is at least equivalent to the mandatory dividend amount.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common shares (including common shares in the form of ADS) in the public market could adversely affect market prices prevailing from time to time.
We have a total of 368,557,924 common shares issued and outstanding as of the date of this prospectus. All of our common shares, including in the form of ADSs are freely transferable without restriction or registration under the Securities Act, except for:
•any common shares held from time to time by any of our affiliates (as that term is defined in Rule 144 under the Securities Act (“Rule 144”));
•255,731,490 common shares, including in the form of ADSs (or approximately 69.4% of our outstanding common shares on the date of this prospectus) that were issued pursuant to the Equity Rights Offering pursuant to Section 4(a)(2) under the Securities Act; and
•the common shares, including in the form of ADSs, issuable pursuant to the exercise of the American Warrants, the Additional Investment Warrants and the Incremental Warrants.

We issued the common shares, including in the form of ADS, offered hereby to the relevant Selling Shareholders in transactions that were not subject to, or were exempt from, the registration requirements of the Securities Act, including pursuant to Section 4(a)(2) thereunder. Accordingly, such common shares are “restricted securities” as that phrase is defined in Rule 144, and are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are summarized below.
We are filing the registration statement of which this prospectus forms a part (i) pursuant to our obligations under the Registration Rights Agreement, and (ii) to register the resale of certain common shares represented by Rule 144A Restricted ADSs acquired by certain professional investors (or their permitted transferees) in the Equity Rights Offering that are not party to the Registration Rights Agreement (which we refer to herein as Restricted ADS Holders).
Rule 144
In general, a person who has beneficially owned our common shares (including in the form of ADSs) that are restricted shares for at least six months would be entitled to sell such securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, the sale and (ii) we are subject to, and in compliance with certain of, the Exchange Act periodic reporting requirements for at least 90 days before the sale. If such person has beneficially owned such common shares for at least one year, then the requirement in clause (ii) will not apply to the sale.
Persons who have beneficially owned our common shares (including in the form of ADSs) that are restricted shares for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:
•1% of the number of our common shares then outstanding, which equals approximately 3,685,579 common shares as of the date of this prospectus; or
•the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale, provided, in each case, that we are subject to, and in compliance with certain of, the Exchange Act periodic reporting requirements for at least 90 days before the sale. Such sales must also comply with the manner of sale and notice provisions of Rule 144.
Settlement of the Equity Rights Offering occurred on February 20, 2026. Accordingly, holders that acquired Rule 144A Restricted ADSs on February 20, 2026 (or who are permitted to “tack” the Rule 144 holding period of a holder that acquired the Rule 144A Restricted ADSs on such date) have been entitled to sell such Rule 144A Restricted ADSs since August 20, 2026, subject to compliance with the rules described above.

REGISTRATION RIGHTS AGREEMENT

We are filing the registration statement within this prospectus to register the resale of the common shares, including in the form of ADS, offered hereby, on a delayed or continuous basis pursuant to the Registration Rights Agreement. Upon becoming eligible to use Form F-3, and in no event later than 60 days after we become eligible to use Form F-3, we will use commercially reasonable efforts to convert this registration statement to a Form F-3 resale shelf.
We agreed to use commercially reasonable efforts to cause this registration statement to become effective as promptly as practicable and to keep it continuously effective until the earlier of (i) May 20, 2029 (except with respect to the Strategic Partners) and (ii) the date on which the common shares, including in the form of ADS, offered hereby, cease to be “Registrable Securities” under the Registration Rights Agreement.
Until the registration statement of which this prospectus forms a part is declared effective, we have agreed in the Registration Rights Agreement not to file or seek effectiveness of another registration statement for a public offering of our common shares or ADSs without the approval of holders that, together with their affiliates, beneficially own at least 25% of our outstanding common shares (the “Requisite Holders”), and we must suspend our efforts to obtain effectiveness of the registration statement of which this prospectus forms a part if requested by the Requisite Holders.
We have agreed in the Registration Rights Agreement not to initiate or consummate any underwritten public offering of our common shares or ADSs prior to June 20, 2026 without the prior written request or consent of the Requisite Holders.
The Registration Rights Agreement also provides the Selling Shareholders with rights to participate in underwritten offerings off the resale shelf (including certain demand rights for the Strategic Partners), subject to specified frequency and timing limitations, and piggyback registration rights in connection with other underwritten public offerings.
We may impose blackout periods of up to 45 days, which may be extended by our strategy committee (or our Board of Directors, to the extent required by applicable law), provided that no more than three blackout periods may be imposed in any 12-month period and that the aggregate duration of all blackout periods in any such 12-month period may not exceed 90 days. Any blackout period will suspend our obligations to maintain the effectiveness of a registration statement or permit sales thereunder, including in connection with any Re-IPO, but will not prevent RRA Holders from selling their securities in reliance on Rule 144 or on a private basis, subject to applicable law. During any such blackout period, the Selling Shareholders must suspend resales under this registration statement.
The Registration Rights Agreement contains customary provisions regarding holder questionnaires, supplements and amendments, underwriting procedures, cooperation, indemnification, and allocation of expenses.
In connection with certain underwritten public offerings, each Selling Shareholder participating as a selling shareholder in such offering and each Strategic Partner may be required to enter into a customary lock-up agreement for up to 90 days following the final prospectus, subject to similar terms and parity provisions with respect to our directors and executive officers. In any underwritten public offering, the Company may also be required to enter into customary lock-up provisions and we may be required to cause our executive officers and directors to enter into similar lock-up agreements, on terms no more favorable than those applicable to the Selling Shareholders participating in such offering.

PLAN OF DISTRIBUTION

We are registering the offer and sale of up to 372,434,435 common shares, including in the form of ADSs (or approximately 98.5% of our outstanding common shares on the date of this prospectus and assuming and after giving effect to the issuance of 9,383,899 common shares issuable upon exercise of the relevant Warrants), to permit the resale of these common shares and ADSs by the Selling Shareholders and their permitted transferees from time to time after the date of this prospectus. For purposes of this Plan of Distribution, references to the ADSs include the common shares represented by those ADSs and references to Selling Shareholders include donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer. The ADSs covered by this prospectus may be offered and sold from time to time by the Selling Shareholders. We will not receive any of the proceeds from the sale by the Selling Shareholders of the common shares, including in the form of ADSs. We will bear all fees and expenses incident to our obligation to register the common shares, including in the form of ADSs.
The common shares, including in the form of ADSs, may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.
The Selling Shareholders may offer and sell all or a portion of the common shares, including in the form of ADSs, covered by this prospectus from time to time, in one or more or any combination of the following transactions:
•on any national securities exchange or quotation service on which the ADSs may be listed or quoted at the time of sale;
•in underwritten offerings;
•in privately negotiated transactions, at-the market transactions, “overnight transactions” or block trades;
•through purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•through ordinary brokerage transactions (including on an exchange or over-the-counter) and transactions in which the broker solicits purchasers;
•through options, short sales, forward sales, puts, agented transactions, stock lending transactions and hedging and other derivative transactions;
•through pledges of the ADSs to secure debts and other obligations;
•in the over-the-counter market;
•through trading plans entered into pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•through the distribution by any Selling Shareholder to its employees, partners (including limited partners), members or equity holders;
•through a combination of any of the above methods of sale; or
•through any other method permitted pursuant to applicable law.

Instead of selling the common shares, including in the form of ADSs under this prospectus, the Selling Shareholders may sell all or a portion of the common shares, including in the form of ADSs, offered by this prospectus in compliance with the provisions of Rule 144 under the Securities Act, or pursuant to other available exemptions from the registration requirements of the Securities Act, provided that such sales meet the criteria and conform to the requirements of such exemptions.
To the extent required with respect to a particular offering, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:
•the name of the participating broker-dealer(s);

•the specific securities involved;
•the initial price at which such securities are to be sold;
•the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and
•other facts material to the transaction.

The Selling Shareholders may, at their discretion, sell all, none, or a portion of the common shares, including in the form of ADSs, beneficially owned by them and offered hereby from time to time directly or through one or more broker-dealers or agents. If the common shares, including in the form of ADSs, are sold through broker-dealers or agents, the broker-dealers or their agents may receive commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated immediately prior to the sale and the Selling Shareholders will be responsible for broker-dealers or agents’ commissions, discounts or concessions. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the common shares, including in the form of ADSs, against certain liabilities, including liabilities arising under the Securities Act.
To the extent that any of the Selling Shareholders are brokers or dealers, they may be deemed to be “underwriters” within the meaning of the Securities Act and any commissions received by them and any profit on the resale of the common shares, including in the form of ADSs, represented by the registered common shares may be deemed to be underwriting commissions or discounts under the Securities Act. As of the date of this prospectus, based on the representations received by the Company from the Selling Shareholders, none of the Selling Shareholders are brokers or dealers or affiliated with brokers or dealers.
In offering the common shares, including in the form of ADSs, covered by this prospectus, any broker-dealers or agents who execute sales for the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any compensation of any broker-dealer may be deemed to be underwriting discounts and commissions under the Securities Act.
The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act. This regulation may limit the timing of purchases and sales of any of the common shares, including in the form of ADSs, offered by this prospectus by the Selling Shareholders and any other participating person. The anti-manipulation rules under the Exchange Act may apply to sales of common shares or ADSs in the market and to the activities of the Selling Shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the common shares, including in the form of ADSs, to engage in market-making activities with respect to the common shares, including in the form of ADSs, for a period of up to five business days before the distribution. All of the foregoing may affect the marketability of the common shares, including in the form of ADS, and the ability of any person or entity to engage in market-making activities with respect to the common shares, including in the form of ADSs.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

TAXATION

The following discussion contains a description of the material U.S. federal income and Brazilian tax considerations of the acquisition, ownership and disposition of our common shares, including in the form of ADSs, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to the acquisition, ownership and disposition of our common shares, including in the form of ADSs. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.
Material U.S. Federal Income Tax Considerations
The following discussion is a summary of the material U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of common shares, including in the form of ADSs. This discussion deals only with U.S. Holders (as defined below) that purchase common shares, including in the form of ADSs, for cash and that hold common shares, including in the form of ADSs, as capital assets (generally, property held for investment). This discussion does not purport to address all of the tax considerations that may be relevant to U.S. Holders based upon their particular circumstances and may not apply to certain types of investors subject to special treatment under the U.S. federal income tax laws (such as banks or other financial institutions, insurance companies, regulated investment companies, real estate investment trusts, corporations, partnerships or other entities or arrangements classified as partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes or investors in such entities or arrangements, “passive foreign investment companies,” “controlled foreign corporations,” corporations that accumulate earnings to avoid U.S. federal income tax, investors liable for alternative minimum taxes, expatriates and former long-term residents of the United States, individual retirement accounts and other tax-deferred accounts, tax-exempt or governmental organizations, dealers or brokers in securities or currencies, investors that hold common shares, including in the form of ADSs, as part of a straddle, hedging, constructive sale, conversion, wash sale or other integrated transaction for U.S. federal income tax purposes, a person that actually or constructively owns 10% or more of the total combined voting power or value in our stock, traders in securities that have elected the mark-to-market method of accounting for their securities, persons whose functional currency is not the U.S. dollar, persons who file applicable financial statements required to recognize income when associated revenue is reflected on such financial statements, persons owning common shares, including in the form of ADSs, in connection with a trade or business outside the United States, or persons who received their shares through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan).
The discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, its legislative history, existing and proposed U.S. Treasury regulations thereunder, published rulings and court decisions, and all of which are subject to change at any time, perhaps with retroactive effect.
No assurance can be given that the U.S. Internal Revenue Service, or the IRS, will agree with the views expressed in this discussion, or that a court will not sustain any challenge by the IRS in the event of litigation. This discussion does not include any description of the tax laws of any state, local, municipal or non-U.S. government that may be applicable to a particular investor and does not consider the Medicare tax on net investment income or any aspects of U.S. federal tax law other than income taxation.
As used herein, the term “U.S. Holder” means a beneficial owner of a common share, including in the form of an ADS, that is, for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust (i) if a court within the United States can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust or (ii) that was in existence on August 20, 1996, and validly elected under applicable U.S. Treasury regulations to continue to be treated as a domestic trust. If a partnership or an entity or an arrangement that is treated as a partnership for U.S. federal income tax purposes holds common shares, including in the form of ADSs, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in partnerships that hold common shares, including in the form of ADSs, are encouraged to consult their own tax advisors.

This discussion is for informational purposes only and is not tax advice. Persons considering the acquisition of common shares, including in the form of ADSs, are encouraged to consult their own tax advisors regarding the specific U.S. federal, state, local and foreign income and other tax considerations to them of the acquisition, ownership and disposition of the common shares, including in the form of ADSs, in light of their particular circumstances.
Azul ADSs
In general, for U.S. federal income tax purposes, U.S. Holders who own ADSs will be treated as the beneficial owners of the common shares represented by those ADSs. Accordingly, the surrender of ADSs in exchange for common shares (or vice versa) will not result in the realization of gain or loss for U.S. federal income tax purposes. The rest of this discussion assumes that a holder of an ADS will be treated for U.S. federal income tax purposes as directly holding the underlying common shares. The U.S. Treasury Department has expressed concern that depositaries for ADSs, or other intermediaries between the holder of an ADS and the issuer of the shares underlying the ADS, may be taking actions that are inconsistent with the claiming of U.S. foreign tax credits by U.S. Holders of such ADSs. These actions would also be inconsistent with the beneficial ownership of the underlying shares. Accordingly, the credibility of foreign taxes and the availability of the reduced tax rate for “qualified dividend income” described below could be affected by actions taken by intermediaries in the chain of ownership between the U.S. Holder of an ADS and Azul.
Distributions on Common Shares, Including in the Form of ADSs
Subject to the discussion below under “Passive Foreign Investment Company Considerations,” the gross amount of distributions with respect to common shares, including in the form of ADSs, (including any distributions paid in the form of interest on shareholders’ equity for Brazilian tax purposes and the amount of any Brazilian taxes withheld on any such distribution, if any) will constitute ordinary dividend income to the extent of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes). Dividends generally will be includible in a U.S. Holder’s gross income on the day on which the dividends are actually or constructively received by the Depositary in the case of a U.S. Holder of ADSs, or by the U.S. Holder in the case of a U.S. Holder of common shares not in the form of ADSs. Any distributions in excess of such earnings and profits will constitute a nontaxable return of capital and reduce a U.S. Holder’s tax basis (but not below zero) in such common shares or ADSs. To the extent such distributions exceed a U.S. Holder’s tax basis in its common shares or ADSs, such excess will constitute capital gain and generally will be treated as described below under “Sale or Other Taxable Disposition of Common Shares, Including in the Form of ADSs.” Because we do not intend to maintain calculations of our earnings and profits on the basis of U.S. federal income tax principles, U.S. Holders should expect that any distribution paid generally will be reported to them as a dividend.
Distributions treated as dividends on common shares, including in the form of ADSs, will not be eligible for the dividends received deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations under the Code. Distributions treated as dividends on common shares, including in the form of ADSs, that are received by a non-corporate U.S. Holder (including an individual) could qualify for a reduced maximum tax rate if we are treated as a “qualified foreign corporation” and certain holding period and other requirements are met. For this purpose, a “qualified foreign corporation” means a foreign corporation provided that: (i) the corporation was not, in the year prior to the year in which the dividend was paid, and is not, in the year in which the dividend is paid, a passive foreign investment company (as discussed below under “Passive Foreign Investment Company Considerations”), (ii) certain holding period requirements are met and (iii) either (A) the corporation is eligible for the benefits of a comprehensive income tax treaty with the United States that the IRS has approved for the purposes of the qualified dividend rules or (B) the stock with respect to which such dividend was paid is readily tradable on an established securities market in the United States. We are not currently eligible for the benefits of a comprehensive income tax treaty with the United States that the IRS has approved for the purposes of the qualified dividend rules. However, our ADSs are listed on the NYSE and, as a result, we expect that our ADSs should be considered to be readily tradable on an established securities market in the United States. Nevertheless, there can be no assurance that our ADSs will continue to be listed and traded on the NYSE. Based on existing guidance, notwithstanding that our ADSs are listed and traded on the NYSE, it is not clear whether dividends received with respect to our common shares not represented by ADSs could meet the requirements for qualified dividend income because our common shares themselves, although listed on the NYSE, will not be traded on the NYSE or other U.S.

exchange. U.S. Holders are encouraged to consult their tax advisors regarding the application of all of the foregoing rules.
A U.S. Holder may be entitled, subject to a number of complex limitations and conditions (including a minimum holding period requirement), to claim a U.S. foreign tax credit in respect of Brazilian income taxes, if any, withheld on dividends received in respect of the common shares, including those in the form of ADSs. A U.S. Holder who does not elect to claim a credit for any foreign income taxes paid during the taxable year may instead claim a deduction in respect of such income taxes provided the U.S. Holder elects to deduct (rather than credit) all foreign income taxes for that year. Dividends received in respect of common shares, including in the form of ADSs, generally will be treated as foreign-source income, subject to various exceptions, and generally will be treated as passive category income for most U.S. Holders for purposes of the U.S. foreign tax credit limitation. However, for any period in which we are treated as a “United States-owned foreign corporation,” a portion of any dividends paid by us during such period may be treated as U.S. source solely for purposes of the U.S. foreign tax credit. We would be treated as a United States-owned foreign corporation if 50% or more of the total value or total voting power of our shares is owned, directly, indirectly or by attribution, by United States persons. To the extent any portion of our dividends is treated as U.S.-source income pursuant to this rule, the ability of a U.S. Holder to claim a U.S. foreign tax credit for any Brazilian withholding taxes payable in respect of our dividends may be limited. Further, U.S. Treasury regulations finalized in January 2022, or the Foreign Tax Credit Regulations, have imposed additional requirements that must be met for a Brazilian or other foreign tax to be creditable (including requirements that a “covered withholding tax” be imposed on nonresidents in lieu of a generally applicable tax that satisfies the regulatory definition of an “income tax,” which may be unclear or difficult to determine), and these requirements may further restrict a U.S. Holder’s ability to benefit from the U.S. foreign tax credit for Brazilian withholding taxes. The IRS released Notice 2023-55 and Notice 2023-80 (together, referred to in this discussion as the Notices), which indicate that the U.S. Treasury Department and the IRS are considering amendments to the Foreign Tax Credit Regulations and also provide temporary relief from certain provisions of the Foreign Tax Credit Regulations for taxable years ending before the date of issuance of a notice or other guidance that withdraws or modifies the relief provided by the Notices (or any later date specified in the relevant notice or other guidance). In order to qualify for the relief provided by the Notices, a U.S. Holder is required to apply the Notices consistently to all foreign taxes paid during the relevant taxable year. The rules relating to computing U.S. foreign tax credits or deducting foreign taxes are extremely complex, and U.S. Holders are encouraged to consult their own tax advisors regarding the availability of U.S. foreign tax credits in their particular circumstances.
Dividends paid in reais (including the amount of any Brazilian taxes withheld therefrom, if any) will be includible in a U.S. Holder’s gross income in a U.S. dollar amount calculated by reference to the spot rate of exchange in effect on the day the reais are actually or constructively received by the Depositary, in the case of a U.S. Holder of ADSs, or by the U.S. Holder in the case of a U.S. Holder of common shares not in the form of ADSs, regardless of whether the dividends are converted into U.S. dollars. If the reais are converted to U.S. dollars on the date of such receipt, a U.S. Holder generally will not recognize a foreign currency gain or loss. However, if the U.S. Holder converts the reais into U.S. dollars on a later date, the U.S. Holder must include in gross income any gain or loss resulting from any exchange rate fluctuations. The gain or loss will be equal to the difference between (i) the U.S. dollar value of the amount included in income when the dividend was received and (ii) the amount received on the conversion of the reais into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend is includible in a U.S. Holder’s gross income to the date such payment is converted into U.S. dollars will be foreign currency gain or loss and will be treated as ordinary income or loss. Such gain or loss generally will be treated as income from sources within the United States. U.S. Holders are encouraged to consult their own independent tax advisors regarding the treatment of foreign currency gain or loss, if any, on any reais received that are converted into U.S. dollars on a date subsequent to actual or constructive receipt by the Depositary or the U.S. Holder, as the case may be.
Sale or Other Taxable Disposition of Common Shares, Including in the Form of ADSs
Subject to the discussion below under “Passive Foreign Investment Company Considerations,” upon the sale or other taxable disposition of common shares, including in the form of ADSs, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale or other taxable disposition and such U.S. Holder’s tax basis in such common shares or ADSs. The amount realized on a sale or other taxable disposition of common shares, including in the form of ADSs, generally will be equal to the amount of cash or the fair market value of any other property received. The initial tax basis of a U.S. Holder’s ADSs will be the purchase price and the initial tax basis of a U.S. Holder’s common shares that are not held in the form of ADSs will be the U.S. dollar value of the reais denominated purchase price determined on the date of purchase. Gain or loss recognized by a U.S. Holder on such sale or other taxable disposition generally will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the common shares, including those in the form of ADSs, have been held for more than one year. Certain non-corporate U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. The deduction of a capital loss is subject to limitations for U.S. federal income tax purposes.
If Brazilian tax is withheld on the sale or other taxable disposition of common shares, including in the form of ADSs, the amount realized by a U.S. Holder will include the gross amount of the proceeds of that sale or other taxable disposition before deduction of the Brazilian withholding tax. Capital gain or loss, if any, recognized by a U.S. Holder on the sale or other taxable disposition of common shares, including in the form of ADSs, generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. In the case of a gain from the disposition of a common share, including in the form of an ADS, that is subject to Brazilian withholding tax, the Foreign Tax Credit Regulations generally would prohibit the U.S. Holder from claiming a U.S. foreign tax credit for that Brazilian withholding tax. However, the Notices provide temporary relief from certain of the provisions of the Foreign Tax Credit Regulations for taxable years ending before the date of issuance of a notice or other guidance that withdraws or modifies the relief provided by the Notices (or any later date specified in the relevant notice or other guidance). In order to qualify for the relief provided by the Notices, a U.S. Holder is required to apply the Notices consistently to all foreign taxes paid during the relevant taxable year. Alternatively, a U.S. Holder may take a deduction for the Brazilian withholding tax in computing taxable income for U.S. federal income tax purposes, provided that the U.S. Holder elects to deduct all foreign taxes paid or accrued for the taxable year. The rules relating to computing U.S. foreign tax credits or deducting foreign taxes are extremely complex, and U.S. Holders are encouraged to consult their own tax advisors regarding the availability of U.S. foreign tax credits or deductions in their particular circumstances.
Passive Foreign Investment Company Considerations
Special U.S. federal income tax rules apply to U.S. persons owning shares of a passive foreign investment company, or PFIC. A non-U.S. corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules with respect to the income and assets of subsidiaries, either:
•at least 75% of its gross income is passive income; or
•at least 50% of the gross value of its assets (based on an average of the quarterly gross values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income.

For this purpose, passive income generally includes, among other things, dividends, interest, rents, royalties, gains from the disposition of passive assets (other than gains from the disposition of property that is inventory) and gains from commodities and securities transactions. In addition, if the non-U.S. corporation owns, directly or indirectly, at least 25%, by value, of the shares of another corporation, it will be treated as if it holds directly its proportionate share of the assets and receives directly its proportionate share of the income of such other corporation.
The determination as to whether a non-U.S. corporation is a PFIC is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, the composition of the income and assets of the non-U.S. corporation from time to time and the nature of the activities performed by the non-U.S. corporation. We believe that we were not a PFIC for U.S. federal income tax purposes in 2025. In addition, based on current estimates of our gross income and gross assets, the nature of our business and our current business plans (all of which are subject to change), we do not expect to be classified as a PFIC for our current taxable year (although the determination cannot be made until the end of such taxable year). However, there can be no assurance that we will not be considered to be a PFIC for any particular year, including 2025 or our current taxable year, because the PFIC determination is made annually and is based on the portion of our assets and income that is characterized as passive under the PFIC rules, which can be a complex analysis.
If we are or become a PFIC for any taxable year during which a U.S. Holder holds common shares, including in the form of ADSs, the U.S. Holder will be subject to special tax rules with respect to any “excess distributions” that the U.S. Holder receives and any gain realized from a sale or other disposition of the common shares, including those in the form of ADSs, unless the U.S. Holder makes a “mark-to-market” election or a “qualified electing fund,” or QEF, election, as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received by the U.S. Holder during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the common shares, including those in the form of ADSs, will be treated as excess distributions. Under these special tax rules:
•the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the common shares, including those in the form of ADSs;
•the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder received the excess distribution or recognized gain, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income; and
•the amount allocated to each other taxable year in the U.S Holder’s holding period will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the common shares, including those in the form of ADSs, cannot be treated as capital, even if a U.S. Holder holds the common shares or ADSs as capital assets. If we were a PFIC, certain subsidiaries and other entities in which we have a direct or indirect interest may also be PFICs, or Lower-tier PFICs. Under attribution rules, U.S. Holders would be deemed to own their proportionate shares of Lower-tier PFICs and would be subject to U.S. federal income tax according to the rules described above on (i) certain distributions by a Lower-tier PFIC and (ii) a disposition of shares of a Lower-tier PFIC, in each case as if the U.S. Holder held such shares directly, even though such U.S. Holder had not received the proceeds of those distributions or dispositions.
If we are a PFIC, a U.S. Holder may avoid taxation under the rules described above by making a timely and effective election to treat us as a “qualified electing fund” under Section 1295 of the Code for the taxable year that is the first year in the U.S. Holder’s holding period for their shares, including in the form of ADSs, during which we qualified as a PFIC, which election is referred to as a QEF election, or, if in a later taxable year, the U.S. Holder makes a QEF election along with a purging election. A purging election creates a deemed sale of the U.S. Holder’s common shares, including in the form of ADSs, at their then fair market value and requires the U.S. Holder to recognize gain pursuant to the purging election subject to the special PFIC tax and interest charge rules described above. As a result of any such purging election, the U.S. Holder would increase the tax basis in their common shares, including in the form of ADSs, by the amount of the gain recognized and, solely for purposes of the PFIC rules, would have a new holding period in its common shares, including in the form of ADSs.
A U.S. Holder that makes a timely and effective QEF election (or QEF election with a purging election) generally will not be subject to the adverse PFIC rules discussed above with respect to their common shares, including in the form of ADSs, but rather such U.S. Holder will generally be taxable currently on its pro rata share of our ordinary earnings and net capital gains (at ordinary income and capital gain rates, respectively) for each taxable year during which we are treated as a PFIC, regardless of whether or not such U.S. Holder receives distributions, so that the U.S. Holder may recognize taxable income without the corresponding receipt of cash from us with which to pay the resulting tax obligation. The basis in the common shares, including those in the form of ADSs, held by such U.S. Holder will be increased to reflect taxed but undistributed income. Distributions of income that were previously taxed will result in a corresponding reduction of tax basis in the common shares, including those shares held in the form of ADSs, and will not be taxed again as distributions to the U.S. Holder.
A U.S. Holder’s ability to make a timely and effective QEF election (or a QEF election along with a purging election) is contingent upon, among other things, the provision by us of a “PFIC Annual Information Statement” to such U.S. Holder. If we conclude that we should be treated as a PFIC for any taxable year, we intend to notify each U.S. Holder of such conclusion. However, there can be no guarantee that we will be willing or able to provide the information needed by any U.S. Holder to make a timely and effective QEF election, including a “PFIC Annual Information Statement,” with respect to their common shares, including in the form of ADSs.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock (but not for the shares of any Lower-tier PFIC) to elect out of the PFIC tax consequences discussed above. A U.S. Holder electing the mark-to-market regime generally would compute gain or loss at the end of each taxable year as if the common shares, including those in the form of ADSs, had been sold at fair market value. Any gain recognized by the U.S. Holder under mark-to-market treatment, or on an actual sale, would be treated as ordinary income, and the U.S. Holder would be allowed an ordinary deduction for any decrease in the value of its common shares, including those in the form of ADSs, as of the end of any taxable year, and for any loss recognized on an actual sale, but only to the extent, in each case, of previously included mark-to-market income not offset by previously deducted decreases in value. Any loss on an actual sale of common shares, including those in the form of ADSs, would be a capital loss to the extent in excess of previously included mark-to-market income not offset by previously deducted decreases in value. A U.S. Holder’s tax basis in common shares, including those in the form of ADSs, will be adjusted to reflect any such income or loss amounts included in gross income. If a U.S. Holder makes such an election, the tax rules that apply to distributions by corporations that are not PFICs would apply to distributions by us, except that the reduced rate discussed above under “Distributions on Common Shares, Including in the Form of ADSs” would not be available and special rules could apply to distributions (and dispositions) made in the year the mark-to-market election is made.
The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a “qualified exchange or other market,” as defined in applicable U.S. Treasury regulations. The NYSE is a qualified exchange for this purpose and our ADSs are listed and traded on the NYSE. If our ADSs become and then continue to be “regularly traded” (as defined for purposes of the mark-to-market election) on the NYSE, the mark-to-market election would thereafter be available to a U.S. Holder of our ADSs if we were treated as a PFIC. There can be no assurance that our ADSs will continue to be listed on the NYSE, and, if so listed, there can be no assurance that our ADSs will become or continue to be “regularly traded” (as defined for purposes of the mark-to-market election) on the NYSE. Our common shares also are listed on the B3. A non-U.S. securities exchange constitutes a qualified exchange for purposes of the mark-to-market rules if it is regulated or supervised by a governmental authority of the country in which the securities exchange is located and meets certain trading listing, financial disclosure and other requirements set forth in the U.S. Treasury regulations. It is unclear whether the B3 would meet the requirements for a qualified exchange or other market for purposes of these rules. There can be no assurance, therefore, that the mark-to-market election would be available to a U.S. Holder of common shares not in the form of ADSs if we were treated as a PFIC. In addition, as mentioned above, the mark-to-market election will not be available for Lower-tier PFICs, so U.S. Holders would remain subject to the interest charge and other rules described above with respect to Lower-tier PFICs.
A U.S. Holder who owns common shares, including in the form of ADSs, during any taxable year that we are treated as a PFIC generally would be required to file IRS Form 8621, Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund. U.S. Holders are encouraged to consult their own tax advisors regarding the application of the PFIC rules to the common shares, including in the form of ADSs, the availability and advisability of making a QEF election (or a QEF election along with a purging election) or a mark-to-market election to avoid the adverse tax consequences of the PFIC rules should we be considered a PFIC for any taxable year and the application of the reporting requirements on IRS Form 8621, taking into account their particular situations.
U.S. Information Reporting and Backup Withholding
Dividend payments with respect to common shares, including in the form of ADSs, and proceeds from the sale, exchange or redemption of common shares, including in the form of ADSs, may be subject to information reporting to the IRS and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding and establishes such exempt status. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund in a timely manner with the IRS and furnishing any required information. U.S. Holders are encouraged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

In addition, U.S. Holders should be aware that additional reporting requirements apply (including a requirement to file IRS Form 8938, Statement of Specified Foreign Assets) with respect to the holding of certain foreign financial assets, including stock of foreign issuers which is not held in an account maintained by certain financial institutions, if the aggregate value of all of such assets exceeds US$50,000 at the end of the taxable year or US$75,000 at any time during the taxable year. The thresholds are higher for individuals living outside of the United States and married couples filing jointly. U.S. Holders are encouraged to consult their own tax advisors regarding the application of the information reporting rules to common shares, including in the form of ADSs, and the application of these additional reporting requirements for foreign financial assets to their particular situations.
Brazilian Tax Considerations
The following discussion contains a description of the material Brazilian and U.S. federal income tax considerations of the acquisition, ownership and disposition of our common shares, including in the form of ADSs, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to the acquisition, ownership and disposition of our common shares, including in the form of ADSs. The summary is based upon the tax laws of Brazil and regulations thereunder and on the tax laws of the United States and regulations thereunder as currently in effect, which are subject to change, possibly with retroactive effect, and to differing interpretations.
There is at present no income tax treaty between Brazil and the United States. No assurance can be given, however, as to whether or when a treaty will enter into force or how it will affect the U.S. Holders (as defined below) of common shares, including in the form of ADSs. Prospective holders of common shares, including in the form of ADSs, should consult their own tax advisors as to the tax consequences of the acquisition, ownership and disposition of common shares, including in the form of ADSs, in their particular circumstances.
Brazilian Tax Considerations
The following discussion summarizes the main Brazilian tax consequences of the acquisition, ownership and disposition of common shares or ADSs by a holder that is not domiciled in Brazil for purposes of Brazilian taxation, or a “Non-Resident Holder.” This discussion is based on Brazilian law as currently in effect, which is subject to change, possibly with retroactive effect, and to differing interpretations. Any change in such law may alter the consequences described below.
The tax consequences described below do not take into account the effects of any tax treaties or reciprocity of tax treatment entered into by Brazil and other countries. The discussion also does not address any tax consequences under the tax laws of any state or locality of Brazil.
The description below is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, exchange, ownership and disposition of our common shares or ADSs. Prospective purchasers are advised to consult their own tax advisors with respect to an investment in our common shares or ADSs in light of their particular investment circumstances.
Income Tax
Dividends
As of 2026, dividends paid by a Brazilian company, such as ourselves, to a Non-Resident Holder are subject to withholding income tax, or WTH, in Brazil, at a 10% rate, pursuant to Law No. 15,720/25.
If the sum of (i) the effective corporate income taxes (IRPJ and CSLL) rates applicable to the legal entity paying the dividends and (ii) the withholding tax rate levied on the dividends paid to the Non-Resident Holder exceed the nominal corporate income taxes rate applicable to the legal entity paying the dividends, the Non-Resident Holder may be entitled to a tax credit.
This tax credit is calculated by multiplying (a) the amount of dividends distributed by (b) the difference between the effective corporate income tax rates and the nominal corporate income tax rate applicable to the company paying the dividends. The procedures for claiming this tax credit are still pending regulation by the executive branch of the Brazilian federal government.

Interest on Shareholders’ Equity
Law No. 9,249, dated December 26, 1995, as amended, allows a Brazilian corporation, such as ourselves, to make distributions to shareholders of interest on shareholder’s equity and treat those payments as a deductible expense for purposes of calculating Brazilian corporate income tax and social contribution on net profits, both of which are taxes levied on our profits, as far as the limits described below are observed. These distributions may be paid in cash. For tax purposes, this interest on shareholder’s’ equity calculated by multiplying the Long Term Interest Rate (“TJLP”, as determined by the Central Bank from time to time, by the sum of determined Brazilian company’s net equity accounts, and the amount of the deduction may not exceed the greater of:
•50.0% of the net profits (after the social contribution on net profits and before taking into account the provision for corporate income tax and the amounts attributable to shareholders as interest on shareholders’ equity) related to the period in respect of which the payment is made; and
•50.0% of the sum of retained profits and profit reserves as of the date of the beginning of the period in respect of which the payment is made.

Payment of interest on shareholders’ equity to a Non-Resident Holder is subject to withholding income tax at the rate of 17.5%, or 25.0% in case of a resident of a Favorable Tax Jurisdiction (as defined below). These payments may be included, at their net value, as part of any mandatory dividend. The distribution of interest on shareholders’ equity may be determined by our Board of Directors. To the extent payment of interest on shareholders’ equity is so included, the corporation is required to distribute to shareholders an additional amount to ensure that the net amount received by them, after payment of the applicable Brazilian withholding income tax, plus the amount of declared dividends is at least equal to the mandatory dividend.
Distributions of interest on shareholders’ equity to Non-Resident Holders may be converted into U.S. dollars and remitted outside Brazil, subject to applicable exchange controls, to the extent that the investment is registered with the Central Bank.
Assurance cannot be given that our Board of Directors will not recommend that future distributions of income should be made by means of interest on shareholders’ equity instead of dividends.
Favorable Tax Jurisdictions and Privileged Tax Regimes
Under Brazilian tax law, a “Favorable Tax Jurisdiction” is defined as a country or a jurisdiction that: (i) does not impose any tax on income; (ii) imposes income tax at a maximum rate lower than 17%; or (iii) imposes restrictions on the disclosure of ownership composition or securities ownership or does not allow for the identification of the beneficial owners of the earnings that are attributed to non-residents. Pursuant to Law No. 15,079, dated December 27, 2024, the classification of a Favorable Tax Jurisdiction due to income taxation below the 17% threshold may be exceptionally waived for countries that promote national development through investments in Brazil, as further regulated by the executive branch.
Brazilian tax legislation provides for a concept of a Privileged Tax Regime, which is broader than the concept of Favorable Tax Jurisdiction. Pursuant to Law No. 11,727, June 23, 2008, as amended, a Privileged Tax Regime it is a regime that (i) does not tax income or taxes it at a maximum rate lower than 17%; (ii) grants tax advantages to a non-resident entity or individual (a) without the need to carry out a substantial economic activity in the country or a said territory or (b) conditioned upon the non-exercise of a substantial economic activity in the country or a said territory; (iii) does not tax or taxes proceeds generated abroad at a maximum rate lower than 17%; or (iv) does not allow access to information related to the shareholding composition, ownership of assets and ownership rights or restrict disclosure about economic transactions carried out within its territory.
Normative Ruling No. 1,037, dated June 8, 2010, as amended, provides a list of the Favorable Tax Jurisdictions and PTRs, which is periodically updated to include and exclude countries, locations and tax regimes. Our interpretation is that Normative Ruling No. 1,037/10 represents an exhaustive list of the Favorable Tax Jurisdictions and PTRs to be considered for Brazilian tax purposes.
Although we believe that the best interpretation of the current tax legislation could lead to the conclusion that the concept of PTR should apply solely for purposes of Brazilian transfer pricing and thin capitalization rules, we cannot assure whether subsequent legislation or interpretations by the Brazilian tax authorities regarding the definition of a Privileged Tax Regime provided by Law No. 11,727 will also apply for purposes of the imposition of Brazilian withholding income tax on payments of interest to a Non-Resident Holder. Currently, the understanding of the Brazilian tax authorities is that only payments to countries deemed Favorable Tax Jurisdictions by Normative Ruling No. 1,037 would be subject to withholding tax at a 25% rate. In any case, if Brazilian tax authorities determine that payments made to a Non-Resident Holder under a PTR are subject to the same rules applicable to payments made to Non-Resident Holders located in a Favorable Tax Jurisdiction, the withholding income tax applicable to such payments could be assessed at a rate up to 25%.
We recommend that prospective investors consult their own tax advisors from time to time to verify any possible tax consequences arising of Normative Ruling No. 1,037, as amended, and Law No. 11,727.
Taxation of Gains
According to Law no. 10,833/03, the capital gains realized by a Non-Resident Holder arising from the sale or disposition of assets located in Brazil, such as our common shares, are subject to withholding income tax in Brazil, regardless of whether the sale or disposition is made by a Non-Resident Holder to another non-resident of Brazil or to a Brazilian resident.
As a rule, capital gains correspond to the positive difference between the amount realized on the sale or disposition and the respective acquisition costs of the common shares.
Under Brazilian law, income tax on such gains can vary depending on the domicile of the Non-Resident Holder, the type of registration of the investment by the Non-Resident Holder with the Central Bank and how the disposition is carried out, as described below.
Capital gains realized by Non-Resident Holders on a sale or disposition of shares carried out on the B3 (including the organized over-the-counter market) are:
•exempt from income tax when realized by a Non-Resident Holder that (1) has registered its investment in Brazil with the Central Bank under the rules of Joint Resolution 13, or a Portfolio Holder, and (2) is not resident or domiciled in a Favorable Tax Jurisdiction (as described above); and
•subject to income tax at a rate of up to 25% in any other case, including gains earned by a Non-Resident Holders that has registered its investment in Brazil with the Central Bank under the rules of Joint Resolution 13 and is resident or domiciled in a Favorable Tax Jurisdiction (as described above). In these cases, a withholding income tax of 0.005% of the sale value will be applicable and can be later offset with the eventual income tax due on the capital gain. This 0.005% withholding income tax is not levied on day trade transactions, which are subject to a rate of 1%.

Any other gains assessed on a disposition of common shares that is not carried out on a Brazilian stock exchange are subject to withholding income tax at a rate of up to 25%. If the capital gains are related to transactions conducted on the Brazilian non-organized over-the-counter market with intermediation of a financial institution the withholding income tax of 0.005% will apply and shall be withheld by the intermediary institution (i.e., a broker) that receives the order directly from the Non-Resident Holder, which can be offset against the eventual income tax due on the capital gain. This 0.005% withholding income tax is not levied on day trade transactions, which, as a rule, are subject to a rate of 1%. Such withholding does not apply to a Portfolio Holder that is not resident or domiciled in a Favorable Tax Jurisdiction.
In the case of redemption of shares or capital reduction by a Brazilian corporation, such as ourselves, the positive difference between the amount effectively received by the Non-Resident Holder and the proportional acquisition cost of the common shares redeemed is treated, for tax purposes, as capital gains derived from sale or exchange of shares that is not carried out on a Brazilian stock exchange market and subject to the same treatment described above.
Any exercise of preemptive rights relating to our common shares will not be subject to Brazilian withholding income tax. Any gains realized by a Non-Resident Holder on the sale, disposition or assignment of preemptive rights relating to our common shares will be subject to Brazilian income tax according to the same rules applicable to disposition of our shares (see above). Tax authorities may attempt to tax such gains even when sale or assignment of such rights takes place outside Brazil, based on the provisions of Law no. 10,833/03.
There can be no assurance that the current favorable treatment of Portfolio Holders will continue in the future.
Sales of ADSs
Arguably, the gains realized by a Non-Resident Holder on the disposition of ADSs to another non-Brazilian resident are not subject to Brazilian tax, based on the argument that the ADSs would not constitute assets located in Brazil for purposes of Law No. 10,833/2003. However, we cannot assure you how Brazilian courts would interpret the definition of assets located in Brazil in connection with the taxation of gains realized by a Non-Resident Holder on the disposition of ADSs to another non-Brazilian resident. As a result, gains on a disposition of ADSs by a Non-Resident Holder to Brazilian resident, or even to a Non-Resident Holder in the event that courts determine that the ADSs would constitute assets located in Brazil, may be subject to income tax in Brazil according to the rules described above.
Gains on the exchange of ADSs for shares
Non-Resident Holders may exchange ADSs for the underlying shares, sell the shares on a Brazilian stock exchange and remit abroad the proceeds of the sale. As a rule, the exchange of ADSs for shares is not subject to income taxation in Brazil.
Upon receipt of the underlying shares in exchange for ADSs, Non-Resident Holders may also elect to register with the Central Bank the U.S. dollar value of such shares as a foreign portfolio investment under Joint Resolution 13, which will entitle them to the tax treatment referred above on the future sale of the shares. Alternatively, the Non-Resident Holder is also entitled to register with the Central Bank the U.S. dollar value of such shares as a foreign direct investment under Law No. 14,286/2021, in which case the respective sale would be subject to the tax treatment applicable to transactions carried out of by a Non-Resident Holder that is not a Portfolio Holder.
Gains on the exchange of shares for ADSs
The deposit of shares in exchange for the ADSs by a Non-Resident Holder may be subject to Brazilian withholding income tax on capital gains if the acquisition cost is lower than the shares price verified on the exchange date. The capital gains ascertained by the Non-Resident Holder, in this case, should be subject to taxation at rates up to 25%, depending on the on the domicile of the Non-Resident Holder. Tax authorities have taken the position that the deposit of shares in exchange of ADS is considered a disposal event for tax purposes, which may trigger the levy of income tax on such gain (Cosit Ruling no. 292/24).
Tax on Foreign Exchange and Financial Transactions
Foreign Exchange Transactions
Pursuant to Decree No. 6,306, dated December 14, 2007, as amended, the conversion of Brazilian currency into foreign currency and the conversion of foreign currency into Brazilian currency should be subject to the Tax on Foreign Exchange Transactions or IOF/Exchange. For most exchange transactions regarding the inflow of funds, the rate of IOF/Exchange is 0.38%, whereas for the outflow of funds, the general applicable rate is 3.5%. However, foreign currency exchange transactions related to the inflow of funds and outflow of funds into and out of Brazil in connection with investments carried out by a foreign investor (including a Non-Resident Holder, as applicable) for investment in the Brazilian financial and capital markets, including payments of dividends and interest on shareholders’ equity and the repatriation of funds invested in the Brazilian market are subject to IOF/Exchange tax at a zero percent rate. Furthermore, the IOF/Exchange is currently levied at a 0% rate on the withdrawal of ADSs into shares.
The Brazilian government is permitted to increase the IOF/Exchange rate at any time to a maximum of 25%, but only in relation to future transactions. However, any increase in rates may only apply to future foreign exchange transactions.
Tax on Transactions involving Bonds and Securities

Brazilian law imposes a Tax on Transactions Involving Bonds and Securities, or “IOF/Securities,” on transactions involving bonds and securities, including those carried out on a Brazilian stock exchange. The rate of IOF/ Securities Tax applicable to transactions involving the transfer of shares traded on the B3 with the purpose of the issuance of depositary receipts to be traded outside Brazil is currently zero, although the Brazilian government may increase such rate at any time up to 1.5% of the transaction amount per day, but only in respect of future transactions.
Other Brazilian Taxes
There are no Brazilian federal inheritance, gift or succession taxes applicable on the ownership, transfer or disposition of shares by individuals or entities not domiciled in Brazil. Gift and inheritance taxes, however, may be levied by some states in Brazil on gifts made or inheritances bestowed by individuals or entities not resident or domiciled in Brazil or in the relevant state to individuals or entities that are resident or domiciled within such state in Brazil. There are no Brazilian stamp, issue, registration, or similar taxes payable by holders of shares, or shares comprised of shares.

EXPENSES OF THIS OFFERING

Set forth below is an itemization of the total expenses which are expected to be incurred in connection with this offering. With the exception of the registration fee payable to the SEC, all amounts are estimates.

Expense	Amount
(U.S. dollars)
SEC registration fee	315,835
Printing expenses	45,000
Legal fees and expenses	1,200,000
Accounting fees and expenses	950,000
Miscellaneous costs	15,000
Total	2,525,835

LEGAL MATTERS

Certain matters of U.S. law will be passed upon for us by Hogan Lovells Cadwalader US LLP, New York, New York. The validity of the common shares and other matters governed by Brazilian law will be passed upon for us by Tozzini, Freire, Teixeira e Silva Advogados, São Paulo, Brazil.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2025 and 2024 and management’s assessment of internal control over financial reporting as of December 31, 2025 incorporated by reference in this prospectus and elsewhere in this registration statement have been so incorporated by reference in reliance on the reports of Grant Thornton Auditores Independentes LTDA., an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.
Our consolidated financial statements for the year ended December 31, 2023 (before the effects of the adjustments to retrospectively apply the change in earnings (loss) per share) appearing in our Annual Report on Form 20-F for the year ended December 31, 2025 have been audited by Ernst & Young Auditores Independentes S/S Ltda., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements for the year ended December 31, 2023 are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The adjustments to those financial statements to retrospectively apply the change in shares and basic and diluted net loss per share attributable to equity holders of Azul S.A., for the restructuring plan conducted under Chapter 11 proceedings, as described in Note 31 have been audited by Grant Thornton Auditores Independentes LTDA., an independent registered public accounting firm.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of Brazil. A substantial portion of our directors and executive officers and certain of the experts named herein are non-U.S. residents, and all or a significant portion of the assets of such persons and a significant portion of our assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or such persons or to enforce judgments obtained in United States courts against us or such persons, including those predicated upon the civil liability provisions of the U.S. federal securities laws.
A judgment obtained outside Brazil against us, our directors and officers, or the experts named in this prospectus would be enforceable in Brazil, without retrial or re-examination of the merits, only upon prior recognition of such judgment by the Superior Court of Justice of Brazil (Superior Tribunal de Justiça). Such recognition will generally occur, in accordance with Articles 963 and 964 of the Brazilian Code of Civil Procedure (Law No. 13,105/2015), only if the foreign judgment: (i) complies with all formalities required for enforcement under the laws of the jurisdiction where it was rendered; (ii) is issued by a court of competent jurisdiction after proper service of process on the parties, which service must comply with Brazilian law if made in Brazil, or, if made abroad, after sufficient evidence of the parties’ absence has been given, as required by applicable law; (iii) is final and binding and, therefore, not subject to appeal in the rendering jurisdiction (res judicata); (iv) does not conflict with a final and unappealable decision issued by a Brazilian court on the same subject concerning the same parties; (v) does not violate the exclusive jurisdiction of Brazilian courts; (vi) is for payment of a fixed amount; (vii) is duly apostilled in accordance with the Convention Abolishing the Requirement of Legalization for Foreign Public Documents of October 5, 1961, or, if applicable, duly authenticated by the competent Brazilian consulate, and is accompanied by a sworn translation into Portuguese, unless waived by treaty; and (viii) is not contrary to Brazilian national sovereignty, public policy, good morals or human dignity.
In addition, a plaintiff, whether Brazilian or non-Brazilian, that resides outside Brazil or is outside Brazil during the course of litigation in Brazil and who does not own real property in Brazil must provide a bond to guarantee court costs and legal fees, except in the case of (i) exemptions provided by an international agreement or treaty to which Brazil is a signatory; (ii) an action for enforcement of an extrajudicial instrument (título executivo extrajudicial) or court judgment (cumprimento de sentença); (iii) enforcement of a judgment, including foreign judgments that have been duly recognized by the Superior Court of Justice; and (iv) counterclaims. Such bond must be sufficient to satisfy the payment of court fees and the defendant’s attorneys’ fees, as determined by the Brazilian judge. Notwithstanding the foregoing, we cannot assure you that recognition or enforcement of any judgment will be obtained, or that the processes described above can be conducted in a timely manner.
As a rule, interlocutory decisions ordering measures over the course of a foreign proceeding also require recognition by the Superior Court of Justice to be effective in Brazil and are typically implemented by means of a rogatory letter (carta rogatória), which may be subject to challenges by interested parties. Following recognition of a foreign judgment, a separate enforcement proceeding before Brazilian courts is required to obtain a writ of execution; no assurance can be given that such writ would be obtained in a timely manner. If proceedings are brought in Brazilian courts seeking to enforce our obligations, we would not be required to discharge our obligations in a currency other than Brazilian reais, and any judgment rendered in Brazil with respect to payment obligations would be expressed in reais. The ability of a judgment creditor to satisfy a judgment by attaching certain of our assets is subject to, and limited by, provisions of Brazilian bankruptcy, insolvency, liquidation, judicial or extrajudicial recovery and similar laws if those assets are located in Brazil.
To be listed on the Level 2 segment of B3 , we have adhered exclusively to the Market Arbitration Chamber of B3 (Câmara de Arbitragem do Mercado) for the resolution of disputes between us and our investors relating to, or arising from, the enforceability, validity, applicability, interpretation, breach and effects of the provisions of Brazilian corporate law, our bylaws, the rules published by the CMN, the Central Bank, the CVM, and other rules applicable to the Brazilian capital markets in general, including the Level 2 rules, the Level 2 listing agreement, the Level 2 sanctions regulation and the rules of the Market Arbitration Chamber of B3. Therefore, any disputes among our shareholders and holders of ADSs, and disputes between us and our shareholders and holders of ADSs, will be submitted to the Market Arbitration Chamber of B3. As a result, a court in the United States could require that a claim brought by a holder of ADSs predicated upon the U.S. securities laws be submitted to arbitration in accordance with our bylaws. In that event, a purchaser of ADSs could be effectively precluded from pursuing remedies under the U.S. securities laws in U.S. courts. However, a court in the United States could allow claims predicated upon the U.S. securities laws brought by holders who purchased ADSs in the United States to be submitted to U.S. courts.
We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into in this prospectus for a copy of such contract, agreement or other document.

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains a website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. These materials may also be found, free of charge, in the “Investors” section of our website at www.voeazul.com.br. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

As a foreign private issuer, we are exempt under the Exchange Act from the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus much of the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference our 2025 Annual Report.

Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed as so modified or superseded, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

Azul S.A.
Edifício Jatobá, 8th Floor, Castelo Branco Office Park
Avenida Marcos Penteado de Ulhôa Rodrigues, 939
Tamboré, Barueri, São Paulo, SP 06460-040, Brazil
Telephone Number: +55 (11) 4831-2880
Attention: Investor Relations Department

Our reports and documents incorporated by reference into this prospectus may also be found in the “Investors” section of our website at www.voeazul.com.br. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or any registration statement of which it forms a part.

Azul S.A.

Unaudited interim consolidated financial statements as of and for the six months ended June 30, 2026

AZUL S.A. Statements of financial position As of June 30, 2026 (Unaudited) and December 31, 2025 (In thousands of Brazilian reais – R$)

Assets	Note	June 30, 2026	December 31, 2025

Current
Cash and cash equivalents	6	1,268,892	991,644
Short-term investments	7	—	26,286
Accounts receivable	8	2,390,272	2,722,742
Inventories	9	1,095,881	972,532
Deposits	10	300,945	502,085
Taxes recoverable	11	207,597	208,354
Derivative financial instruments	22	5,007	—
Advances to suppliers	12	494,817	371,594
Other assets	13	529,102	508,289

Total current assets		6,292,513	6,303,526

Non-current
Accounts receivable	8	8,825	29,452
Deposits	10	2,500,691	2,377,624
Taxes recoverable	11	79,013	46,509
Deferred taxes	14	7,515,404	—
Other assets	13	557,081	447,480
Property and equipment	15	2,448,066	2,772,299
Right-of-use assets	16	9,846,052	10,125,024
Intangible assets	17	1,537,247	1,536,000

Total non-current assets		24,492,379	17,334,388

Total assets		30,784,892	23,637,914

The accompanying notes are an integral part of these interim financial statements.

AZUL S.A. Statements of financial position As of June 30, 2026 (Unaudited) and December 31, 2025 (In thousands of Brazilian reais – R$)

Liabilities	Note	June 30, 2026	December 31, 2025

Current
Loans and financing	18	1,347,728	13,783,259
Leases	19	2,591,184	3,353,501
Convertible debt instruments	20	—	88,996
Accounts payable	22	2,646,469	3,931,201
Derivative financial instruments	22	2,454	—
Airport taxes and fees	23	804,279	899,605
Air traffic liability, services and loyalty program	24	6,262,690	6,240,689
Salaries and social charges	25	564,383	533,713
Taxes payable	26	184,711	144,007
Provisions	27	376,949	374,141
Other liabilities	29	111,061	124,039

Total current liabilities		14,891,908	29,473,151

Non-current
Loans and financing	18	8,536,299	9,276,345
Leases	19	8,940,669	9,357,562
Convertible debt instruments	20	—	308,370
Accounts payable	22	131,456	948,543
Airport taxes and fees	23	820,330	711,032
Taxes payable	26	176,587	193,581
Provisions	27	1,425,355	1,400,534
Other liabilities	29	1,017,152	1,006,858

Total non-current liabilities		21,047,848	23,202,825

Equity	30
Issued capital		21,756,852	7,131,859
Unpaid capital		(71,034)	(71,034)
Advance for future capital increase		1,087	—
Capital reserve		3,227,248	(1,408,711)
Treasury shares		—	(1,433)
Other comprehensive income		4,903	4,903
Accumulated losses		(30,073,920)	(34,693,646)

		(5,154,864)	(29,038,062)

Total liabilities and equity		30,784,892	23,637,914

The accompanying notes are an integral part of these interim financial statements.

AZUL S.A. Statements of operations Three and six-month periods ended June 30, 2026 and 2025 (Unaudited) (In thousands of Brazilian reais – R$, except basic and diluted loss per share)

		Three-month periods ended		Six-month periods ended
Description	Note	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Passenger revenue		4,560,533	4,578,922	9,609,310	9,596,296
Other revenues		418,117	363,422	840,709	740,470

Total revenue	33	4,978,650	4,942,344	10,450,019	10,336,766

Aircraft fuel		(1,960,788)	(1,388,694)	(3,301,752)	(2,960,683)
Salaries and employee benefits		(766,752)	(668,974)	(1,477,581)	(1,376,856)
Share-based incentive		(20,024)	(57,716)	(80,885)	(70,515)
Airport taxes and fees		(288,746)	(316,564)	(590,744)	(634,393)
Auxiliary services for air transport		(235,762)	(251,044)	(468,128)	(484,808)
Maintenance		(204,710)	(202,762)	(495,607)	(405,255)
Selling expenses		(270,601)	(164,898)	(525,246)	(410,709)
Depreciation and amortization		(747,082)	(762,777)	(1,401,490)	(1,578,014)
Insurance		(29,547)	(31,801)	(60,073)	(49,801)
Renegotiations – Chapter 11		(149,584)	(170,918)	(314,617)	(297,024)
Breakage – GUC		—	—	1,589,798	—
Restructuring costs - Chapter 11		(74,852)	—	(382,834)	—
Others		(748,708)	(962,450)	(1,501,592)	(624,075)

		(5,497,156)	(4,978,598)	(9,010,751)	(8,892,133)

Operating (loss) profit		(518,506)	(36,254)	1,439,268	1,444,633

Financial income		14,311	783,649	44,312	815,238
Financial expenses		(937,973)	(1,728,953)	(5,891,650)	(4,527,879)
Derivative financial instruments, net		14,402	655,849	14,402	860,716
Foreign currency exchange, net		27,096	1,793,716	1,499,867	4,528,935

Financial result	34	(882,164)	1,504,261	(4,333,069)	1,677,010

Profit (loss) before IR and CSLL		(1,400,670)	1,468,007	(2,893,801)	3,121,643

Current income tax and social contribution	14	—	(12)	(1,877)	(27)
Deferred income tax and social contribution	14	—	—	7,515,404	—

Profit (loss) for the period		(1,400,670)	1,467,995	4,619,726	3,121,616

Basic profit (loss) per common share – R$	30	(3.80)	1.71	14.62	3.96
Diluted profit (loss) per common share – R$	30	(3.80)	1.71	14.62	3.96

The accompanying notes are an integral part of these interim financial statements.

AZUL S.A. Statements of comprehensive income Three and six-month periods ended June 30, 2026 and 2025 (Unaudited) (In thousands of Brazilian reais – R$)

	Three-month periods ended		Six-month periods ended
Description	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Profit (loss) for the period	(1,400,670)	1,467,995	4,619,726	3,121,616
Other comprehensive income to be reclassified to profit or loss in subsequent periods:

Total comprehensive income	(1,400,670)	1,467,995	4,619,726	3,121,616
The accompanying notes are an integral part of these interim financial statements.

AZUL S.A. Statements of changes in equity Six-month periods ended June 30, 2026 and 2025 (Unaudited) (In thousands of Brazilian reais – R$)

Description	Note	Issued capital	Unpaid capital	AFAC (a)	Capital reserve	Treasury shares	Other comprehensive income	Accumulated losses	Total

On December 31, 2025		7,131,859	(71,034)	—	(1,408,711)	(1,433)	4,903	(34,693,646)	(29,038,062)

Profit for the period		—	—	—	—	—	—	4,619,726	4,619,726
Total comprehensive income		—	—	—	—	—	—	4,619,726	4,619,726

Capital increase	30	14,624,993	—	1,087	—	—	—	—	14,626,080
Cost of issuing shares	30	—	—	—	(533,734)	—	—	—	(533,734)
Share-based incentive	32	—	—	—	80,885	—	—	—	80,885
Effect of fair value of shares issued (b)	30	—	—	—	5,090,093	—	—	—	5,090,093
Shares disporal of	30	—	—	—	(1,285)	1,433	—	—	148

On June 30, 2026		21,756,852	(71,034)	1,087	3,227,248	—	4,903	(30,073,920)	(5,154,864)

Description	Note	Issued capital	Unpaid capital	Capital reserve	Treasury shares	Other comprehensive income	Accumulated losses	Total

On December 31, 2024		2,315,628	—	2,066,023	(4,334)	5,917	(34,818,504)	(30,435,270)

Profit for the period		—	—	—	—	—	3,121,616	3,121,616
Total comprehensive income		—	—	—	—	—	3,121,616	3,121,616

Capital increase	30	4,816,231	(71,034)	—	—	—	—	4,745,197
Cost of issuing shares	30	—	—	(43,048)	—	—	—	(43,048)
Share-based incentive	32	—	—	70,551	—	—	—	70,551
Effect of fair value of shares issued (b)	30	—	—	(3,499,499)	—	—	—	(3,499,499)
Share buyback	30	—	—	—	(4)	—	—	(4)

On June 30, 2025		7,131,859	(71,034)	(1,405,973)	(4,338)	5,917	(31,696,888)	(26,040,457)
(a)Advance for future capital increase.
(b)Difference between the issuance price and the fair value of the shares on the conversion date.

The accompanying notes are an integral part of these interim financial statements.

AZUL S.A. Statements of cash flows Six-month periods ended June 30, 2026 and 2025 (Unaudited) (In thousands of Brazilian reais – R$)

	Six-month periods ended
Description	June 30, 2026	June 30, 2025
Cash flows from operating activities
Profit for the period	4,619,726	3,121,616
Result reconciliation items
Depreciation and amortization	1,401,490	1,578,014
Derivative financial instruments, net	(14,402)	(860,716)
Share-based incentive	80,885	70,515
Foreign currency exchange, net	(1,434,586)	(4,552,541)
Financial result	1,522,201	3,484,225
Fair value adjustment on conversion into shares	5,090,093	—
Renegotiations – financial - Chapter 11	(856,970)	—
Renegotiations – operational - Chapter 11	(1,589,798)	—
Provisions, net	196,117	84,627
Recovery of expenses and write‑offs of assets and liabilities	—	—
Result from modification of lease and provision	(103,859)	(1,292,971)
Result in the write-off of property and equipment, intangible assets and lease	231,495	40,971
Deferred income tax and social contribution	(7,515,404)	—
Result of sale and sale and leaseback	(5,136)	(32,900)
Reconciled result	1,621,852	1,640,840

Changes in operating assets and liabilities
Accounts receivable	511,961	21,254
Inventories	(117,655)	(56,976)
Deposits	(73,675)	(274,359)
Taxes recoverable	(30,144)	(4,007)
Derivative financial instruments, net	11,849	(46,821)
Other assets	(64,086)	(202,241)
Accounts payable	(1,467,275)	(495,234)
Airport taxes and fees	(48,237)	104,532
Air traffic liability, services and loyalty program	(34,017)	371,553
Salaries and social charges	25,473	106,866
Taxes payable	19,133	(49,036)
Provisions	(312,967)	(307,871)
Other liabilities	(2,210)	(97,535)
Total changes in operating assets and liabilities	(1,581,850)	(929,875)

Interest paid
Loans and financing	(96,769)	(437,078)
Leases	(92,479)	(256,379)
Convertible debt instruments	—	(175,219)
Others	(187,615)	(223,686)
	(376,863)	(1,092,362)

Net cash provided by operating activities	(336,861)	(381,397)

Cash flows from investing activities

Short-term investments	26,663	(22,380)

AZUL S.A. Statements of cash flows Six-month periods ended June 30, 2026 and 2025 (Unaudited) (In thousands of Brazilian reais – R$)

Cash received on sale of property and equipment	—	7,270
Sale and leaseback	151,609	30,699
Acquisition of property and equipment	(140,851)	(34,721)
Acquisition of capitalized maintenance	(131,465)	(119,619)
Acquisition of intangible assets	(79,227)	(47,391)
Net cash provided by investing activities	(173,271)	(186,142)

Cash flows from financing activities
Loans and financing
Funding	7,387,427	5,118,039
Payments	(7,676,188)	(2,118,346)
Costs	(80,133)	(390,166)
Leases	(1,439,630)	(1,729,422)
Cost of issuing shares	—	(43,048)
Capital increase	2,754,607	51,207
Advance for future capital increase	1,087	—
Treasury shares	148	(4)
Net cash generated by financing activities	947,318	888,260

Exchange rate changes on cash and cash equivalents	(159,938)	(71,954)

Increase in cash and cash equivalents	277,248	248,767

Cash and cash equivalents at the beginning of the period	991,644	1,210,009
Cash and cash equivalents at the end of the period	1,268,892	1,458,776
The accompanying notes are an integral part of these interim financial statements.

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
1.OPERATIONS
Azul S.A. (“Azul”), together with its subsidiaries (“Company”), is a corporation governed by its bylaws, as per Law No. 6404/76 and by the corporate governance level 2 listing regulation of B3 S.A. – Brasil, Bolsa, Balcão (“B3”). Azul was incorporated on January 3, 2008, and its core business comprises the operation of regular and non-regular airline passenger services, cargo and mail transportation, passenger charter, provision of maintenance and hangar services for aircraft, engines, parts and components, aircraft acquisition and lease, development of frequent-flyer programs, development of related activities and equity interests in other companies since the beginning of its operations on December 15, 2008.
Azul conducts its operations through its subsidiaries, primarily Azul Linhas Aéreas Brasileiras S.A. (“ALAB”) and Azul Conecta Ltda. (“Conecta”), which are authorized by governmental authorities to operate airline services, and ATS Viagens e Turismo Ltda. (“Azul Viagens”), which provides tourism services.
The shares of Azul are traded on B3 and on the New York Stock Exchange (“NYSE”) under tickers AZUL3 and AZUL, respectively.
Azul is headquartered at Avenida Marcos Penteado de Ulhôa Rodrigues, 939, 8th floor, in the city of Barueri, State of São Paulo, Brazil.

1.1Organizational structure
The Company’s organizational structure as of June 30, 2026 is as follows:

On February 24, 2026, Azul Finance 3 LLC was established with the purpose of financing aircraft.

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
2.GOING CONCERN

2.1Management’s Statement
The Company’s interim financial statements has been prepared on a going concern basis, which assumes that the Company will continue to operate in the ordinary course of business and will be able to fulfill its obligations as they fall due.
Management has assessed the Company’s ability to continue as a going concern considering a minimum horizon of 12 months from the date of authorization for issue of this interim financial statements, including subsequent events occurring up to date.

In performing this assessment, the following factors were considered:
•The business plan presented to the U.S. Bankruptcy Court in connection with the Chapter 11 proceedings;
•The implementation of financial reorganization measures; and
•Updated cash flow and liquidity projections.
Based on these analyses, despite the negative net working capital, Management concluded that there are no material uncertainties that may cast significant doubt on the Company’s ability to continue as a going concern in the foreseeable future, and that the use of the going concern assumption is appropriate.

2.1.1Seasonality
The Company’s operating revenues substantially depend on the general volume of passenger and cargo traffic, which is subject to seasonal changes. Our passenger revenues are generally higher during the summer and winter holidays. Considering the distribution of fixed costs, this seasonality tends to cause variations in the operating results between periods of the fiscal year.

2.2Main events during the period

2.2.1Completion of the Reorganization Process
On February 20, 2026, the Company formally completed its emergence from the voluntary financial reorganization process under Chapter 11 of the U.S. Bankruptcy Code upon fulfilling all conditions precedent set forth in the Plan confirmed by the court. In light of the effectiveness of such emergence (the “Plan Effective Date”), all binding effects of the Plan became legally and accounting effective.
The Plan implementation resulted in a significant transformation of the Company’s capital structure. share capital reached R$21,757 as of the emergence date, reflecting the conversion of debt into equity, the raising of new funds, and other transactions foreseen in the Plan.
The main financial effects arising from such process completion were:
•Reduction in indebtedness through the conversion into equity, as disclosed in Note 18 and 20;

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
•Reduction of aircraft lease obligations and accounts payables as disclosed in Note 18 and 21; and
•Increase in liquidity through the raising of US$1.4 billion through a private placement of senior debt notes (Exit Notes), as disclosed in Note 18.

2.2.2Macroeconomic and Geopolitical Conditions

Recent global developments related to the conflict in the Strait of Hormuz have contributed to a sharp increase in Brent crude oil prices, directly affecting fuel costs incurred by airlines. Management has been closely monitoring this geopolitical scenario, which continues to drive volatility in the international oil market and to significantly pressure operating costs across the sector. In response, measures have been adopted to preserve operational efficiency, including temporary adjustments to the route network, resources optimization and the pursuit of additional financing sources to help mitigate the related financial impacts.

2.2.3Reverse Stock Split

On April 20, 2026, the reverse stock split became effective at a ratio of 150,000 to 1, as approved at the Extraordinary General Meeting, and the shares began to be traded under ticker symbol AZUL3.

2.2.4Changes in Management
On April 6, 2026, the Company announced that Mr. Alexandre Wagner Malfitani submitted his resignation from the positions of Chief Financial Officer (CFO) and Investor Relations Officer (IRO), effective as of April 20, 2026. On the same date, the Company announced the appointment of Mr. Antônio Carlos Garcia to the positions of CFO and IRO, effective as of April 20, 2026.

2.2.5Recognition of deferred tax assets
Following the completion of the reorganization process under Chapter 11, Management concluded that there is convincing evidence that sufficient future taxable income will be available to allow the full utilization of tax loss carryforwards, and recognized deferred tax assets in the amount of R$7,515,404. Deferred tax assets were initially recognized as deferred tax income in the statement of operation for the period and continues to be monitored continuously by Management.

2.3Net working capital and capital structure
As of June 30, 2026, the Company’s net working capital and equity position are as follows:

Description	June 30, 2026 (Unaudited)	December 31, 2025	Variation
Net working capital	(8,599,395)	(23,169,625)	14,570,230
Equity	(5,154,864)	(29,038,062)	23,883,198
The changes in net working capital and equity balances mainly derived from the reduction of the loans and financing balance with the conversion of debt into equity, and the capital increases made during the first quarter. Additionally, equity was positively impacted by the recognition of deferred tax assets and, in the second quarter, was affected by the result for the period.

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
3.BASIS OF PREPARATION AND PRESENTATION OF THE INTERIM FINANCIAL STATEMENTS
The Company’s interim financial statements has been prepared in accordance with IAS 34 – Interim Financial Reporting, issued by the International Accounting Standards Board (“IASB”).
This information does not include all requirements for the presentation of annual financial statements and is presented along with information and significant changes occurred during the period, without the level of detail of certain notes previously disclosed. In Management’s opinion, this presentation provides sufficient understanding of the Company’s financial position and performance during the interim period.
The Company’s interim financial statements has been prepared in Brazilian reais (R$), which is the functional and presentation currency. All currencies stated herein are expressed in thousands, unless otherwise stated.
The Company mainly operates through its aircraft and other assets that support flight operations, which comprise its cash-generating unit (CGU) and its only reportable segment: air transport.
The preparation of the Company’s interim financial statements requires Management to exercise judgments and make estimates and assumptions that affect the reported amounts of assets, liabilities, income and expenses. However, the uncertainty inherent in these judgments, estimates and assumptions may give rise to results that require significant adjustments to the carrying amounts of assets, liabilities, income and expenses in future years.
The interim financial statements has been prepared on a historical cost basis.

3.1Approval and authorization for issue of the interim financial statements
This interim financial statements was approved and authorized for issue at the Board of Directors’ meeting held on August 6, 2026.

4.ACCOUNTING POLICIES
The Company’s interim financial statements has been prepared in accordance with accounting policies presented in detail in the financial statements for the year ended December 31, 2025 disclosed on March 27, 2026 and, therefore, should be read together.

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
4.1New and revised relevant accounting standards and interpretations
The following accounting standards will become effective as of January 1, 2027:

Standard	Description

IFRS 9	Review of the rules for classifying and measuring financial assets with variable and non‑linear cash flows.
IFRS 18	Replaces CPC 26 (R1) (IAS 1) and introduces changes in the presentation and disclosure of the Financial Statements.
IFRS 19	Disclosure of subsidiaries without public accountability.
IAS 7 and IFRS 7	Increase transparency regarding liquidity risk and the maturities of financial instruments, loans and financing.

5.FOREIGN CURRENCY TRANSACTIONS
Foreign currency transactions are recorded at the exchange rate prevailing at the transaction dates. Monetary assets and liabilities designated in foreign currency are determined based on the exchange rate in effect at the end of the reporting period, and any differences resulting from currency translation are recorded under “Foreign currency exchange, net” in the statement of operations.
The exchange rates in Brazilian reais are as follows:

	Final exchange rates
Description	June 30, 2026	December 31, 2025	Variation %

U.S. dollar	5.1766	5.5024	(5.9%)
Euro	5.9106	6.4692	(8.6%)

	Average exchange rates
	Three-month periods ended			Six-month periods ended
Description	June 30, 2026	June 30, 2025	Variation %	June 30, 2026	June 30, 2025	Variation %
U.S. dollar	5.0494	5.6661	(10.9)%	5.1543	5.7591	(10.5)%
Euro	5.8703	6.4236	(8.6)%	6.0107	6.2922	(4.5)%

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
6.CASH AND CASH EQUIVALENTS

Description	June 30, 2026 (Unaudited)	December 31, 2025

Cash	416,822	196,061
Cash equivalents:
Bank Deposit Certificate – CDB	79,781	3,625
Repurchase agreements	545,094	333,223
Automatic application - DIP (a)	—	213,287
Automatic application (a)	7,208	—
Time Deposit (a)	217,502	245,448
Others	2,485	—

	1,268,892	991,644
(a) Investments denominated in U.S. dollars.

7.SHORT-TERM INVESTMENTS
The movement of the allowance for losses is as follows:

Description	June 30, 2026 (Unaudited)	December 31, 2025

Investment funds	—	26,286

	—	26,286

Description	June 30, 2026 (Unaudited)

Balances at the beginning of the period	(117,684)
Write-offs	117,684

Balances at the end of the period	—

In the first quarter of 2026, due to the completion of the financial restructuring, the provision was reversed and the loss was actually recognized.

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
8.ACCOUNTS RECEIVABLE

Description	June 30, 2026 (Unaudited)	December 31, 2025

Local currency
Credit card companies	1,437,597	1,957,920
Cargo and travel agencies	406,055	311,706
Loyalty program partners	328,792	146,035
Others	90,176	89,675

Total local currency	2,262,620	2,505,336

Foreign currency
Reimbursement receivable for contractual guarantees	79,272	104,901
Clearinghouse	29,510	46,060
Credit card companies	19,100	18,104
Reimbursement receivable for maintenance reserves	1,090	7,057
Others	32,181	93,551

Total foreign currency	161,153	269,673

Total	2,423,773	2,775,009

Provision for loss	(24,676)	(22,815)

Total net	2,399,097	2,752,194

Current	2,390,272	2,722,742
Non-current	8,825	29,452
In Brazil, credit card receivables are not exposed to the cardholder’s credit risk. The balances can be readily converted into cash, when necessary, through discounting arrangements with credit card companies.
During the six-month period ended June 30, 2026, the Company collected in advance the amount of R$5,673,241 referring to accounts receivable from credit card companies, without recourse, at an average cost of 1.3% p.m. resulting in interest expense of R$163,040 (R$220,564 as of June 30, 2025).

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
Aging list of accounts receivable, net of allowances for losses:

Description	June 30, 2026 (Unaudited)	December 31, 2025

Not past due
Up to 90 days	1,446,339	1,333,233
91 to 180 days	383,437	642,072
181 to 360 days	401,485	507,918
Over 360 days	8,825	29,452
	2,240,086	2,512,675
Past due
Up to 90 days	62,639	103,562
91 to 180 days	11,535	21,668
181 to 360 days	4,723	39,775
Over 360 days	104,790	97,329
	183,687	262,334

Provision for loss	(24,676)	(22,815)

Total	2,399,097	2,752,194
Of the balance past due for more than 360 days, R$79,272 refers to reimbursements receivable from contractual guarantees due from aircraft manufacturers. The Company is currently holding discussions with these manufacturers.
The movement in the allowance for losses is as follows

Description	June 30, 2026 (Unaudited)	June 30, 2025 (Unaudited)

Balances at the beginning of the period	(22,815)	(27,724)
Additions	(6,905)	(19,720)
Reversals	3,828	12,024
Write-off of uncollectible amounts	1,216	2,440

Balances at the end of the period	(24,676)	(32,980)

9.INVENTORIES

Description	June 30, 2026 (Unaudited)	December 31, 2025

Maintenance materials and parts	1,121,058	1,000,881
Flight attendant, uniforms and others	22,767	25,288
Provision for loss	(47,944)	(53,637)

Total net	1,095,881	972,532

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)

The movement in the allowance for inventory losses is as follows:

Description	June 30, 2026 (Unaudited)	June 30, 2025 (Unaudited)

Balances at the beginning of the period	(53,637)	(53,553)
Movement, net	5,693	5,180

Balances at the end of the period	(47,944)	(48,373)

10.DEPOSITS

Description	June 30, 2026 (Unaudited)	December 31, 2025

Security deposits	722,563	807,590
Maintenance reserves	2,662,828	2,797,710

Total	3,385,391	3,605,300

Provision for loss	(583,755)	(725,591)

Total net	2,801,636	2,879,709

Current	300,945	502,085
Non-current	2,500,691	2,377,624
The movement in security deposits and maintenance reserves is as follows:

Description	Security deposits	Maintenance reserves	Total

On December 31, 2025	807,590	2,072,119	2,879,709

Additions	104,184	307,372	411,556
Returns	(146,007)	(22,493)	(168,500)
Provision movement	—	99,008	99,008
Use by the lessor	—	(258,059)	(258,059)
Foreign currency exchange	(43,204)	(118,874)	(162,078)

On June 30, 2026 (Unaudited)	722,563	2,079,073	2,801,636

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
The movement in the allowance for losses is as follows:

Description	June 30, 2026 (Unaudited)	June 30, 2025 (Unaudited)

Balances at the beginning of the period	(725,591)	(238,088)
Movements
Additions	(138,757)	(73,535)
Reversals	—	33,803
Utilization	237,765	77,036

	99,008	37,304

Foreign currency exchange	42,828	25,963

Balances at the end of the period	(583,755)	(174,821)

11.TAXES RECOVERABLE

Description	June 30, 2026 (Unaudited)	December 31, 2025

PIS and COFINS	75,535	81,906
ICMS	100,671	68,707
Taxes withheld	120,032	109,938
Provision for loss	(10,767)	(10,767)
Others	1,139	5,079

	286,610	254,863

Current	207,597	208,354
Non-current	79,013	46,509

There was no movement in the allowance for losses during the six-month period.

12.ADVANCES TO SUPPLIERS

Description	June 30, 2026 (Unaudited)	December 31, 2025

Local currency	175,917	152,533
Foreign currency	370,253	271,997
Provision for loss	(51,353)	(52,936)

	494,817	371,594
The movement in the allowance for losses is as follows:

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)

Description	June 30, 2026 (Unaudited)	June 30, 2025 (Unaudited)

Balances at the beginning of the period	(52,936)	(69,273)
Additions	(17,882)	(25,838)
Reversals	19,465	12,027

Balances at the end of the period	(51,353)	(83,084)
13.OTHER ASSETS

Description	June 30, 2026 (Unaudited)	December 31, 2025

Insurance	90,878	135,307
Maintenance	514,474	523,068
Commissions	105,904	103,831
Vendor credits	178,459	58,586
Salaries	24,119	13,335
Information technology	52,354	37,654
Others	119,995	83,988

Total	1,086,183	955,769

Current	529,102	508,289
Non-current	557,081	447,480

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
14.INCOME TAX AND SOCIAL CONTRIBUTION
14.1Reconciliation of the effective tax rate

	Three-month periods ended		Six-month periods ended
Description	June 30, 2026 (Unaudited)	June 30, 2025 (Unaudited)	June 30, 2026 (Unaudited)	June 30, 2025 (Unaudited)

Profit (loss) before income tax and social contribution	(1,400,670)	1,468,007	(2,893,801)	3,121,643
Combined nominal tax rate	34%	34%	34%	34%
Taxes calculated at nominal rates	476,228	(499,122)	983,892	(1,061,359)

Adjustments to determine the effective rate
Unrecorded and recorded benefit no tax losses and temporary differences	(1,838,095)	41,434	5,965,235	552,039
Mark to market of convertible instruments	—	482,010	—	549,158
Permanent differences	920,717	(24,334)	341,387	(39,871)
Rate differential	510,930	—	223,005	—
Others	(69,780)	—	8	6

	—	(12)	7,513,527	(27)

Current income tax and social contribution	—	(12)	(1,877)	(27)
Deferred income tax and social contribution	—	—	7,515,404	—

	—	(12)	7,513,527	(27)

Effective rate	—	—	(260)%	—

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
14.2Breakdown of deferred income tax and social contribution

Description	December 31, 2025	Result	June 30, 2026 (Unaudited)

Deferred liabilities

Breakage	(326,206)	19,046	(307,160)
Foreign currency exchange	(4,425,099)	(2,148,856)	(6,573,955)
Leases	(3,442,508)	94,850	(3,347,658)
Financial instruments	—	(1,191)	(1,191)
Others	(1,668)	1,668	—

Total	(8,195,481)	(2,034,483)	(10,229,964)

Deferred tax asset

Foreign currency exchange	3,282,391	1,846,781	5,129,172
Leases	4,321,762	(400,932)	3,920,830
Temporary provisions	939,334	(80,741)	858,593
Tax loss carryforwards and negative bases	8,787,950	2,099,438	10,887,388
Others	402,104	(93,048)	309,056

	17,733,541	3,371,498	21,105,039

Total	9,538,060	1,337,015	10,875,075

Deferred income tax and social contribution	—	7,515,404	7,515,404

Total	9,538,060	(6,178,389)	3,359,671

Description	June 30, 2026 (Unaudited)	December 31, 2025

Tax losses and negative bases	32,022,296	25,846,911

Description	June 30, 2026 (Unaudited)	December 31, 2025

Tax loss (25%)	8,005,574	6,461,728
Negative social contribution base (9%)	2,881,814	2,326,222

	10,887,388	8,787,950

Deferred tax asset recognized	(7,515,404)	—

Unrecognized deferred tax asset	3,371,984	8,787,950

14.3Breakdown of deferred tax assets
For the recognition of deferred tax assets arising from temporary differences and tax loss carryforwards, the Company assesses the expected generation of future taxable income against which those temporary differences and tax loss carryforwards would be offset. Deferred tax assets and

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
liabilities are offset when there is a legally enforceable right and the intent to offset them when calculating current taxes, generally related to the same legal entity and the same tax authority.
Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period of realization or settlement, pursuant to the prevailing legislation. No present value discounts are applied. Balances are reviewed at the end of each reporting period.
The combined tax rate applied is 34% comprising 25% of income tax (IRPJ) and 9% of social contribution (CSLL), in accordance with the Brazilian tax laws in effect. Tax losses can be carried forward indefinitely in Brazil; however, their annual offset is limited to 30% of taxable income for each period.

14.3.1Recognition of deferred tax assets
The Company posted successive tax losses from 2021 to 2024, substantially arising from financial expenses generated by its high level of indebtedness, which is the reason the Company had not previously recognized deferred tax assets. However, upon completion of the Chapter 11 reorganization, Management identified the following evidence supporting the recognition of deferred tax assets:
•Financial reorganization under Chapter 11: during the first quarter, the Company effectively completed its emergence from the financial reorganization plan before the United States Bankruptcy Court for the Southern District of New York. The plan was primarily intended to substantially reduce indebtedness and, consequently, financial expenses, which mainly resulted in historical tax losses; and
•Financial projections: the business plan for the 2025–2045 period indicates the generation of sufficient taxable income. Projections are based on assumptions of revenue growth, route network and fleet optimization, as well as the reduction of financial expenses resulting from the reorganization.
Future taxable income projections have been prepared, approved and validated by the Company’s Management, and are consistent with the long-term business plan.

14.3.2Disclosure of material uncertainties

In conformity with the applicable regulations, Management discloses the following material uncertainties regarding the recognition of deferred tax assets:
•Macroeconomic volatility: the projections are sensitive to fluctuations in the BRL/USD exchange rates and in jet fuel prices, given the weight of these items in the aviation cost structure;
•Annual offset limit and tax rates. Future changes in Brazilian tax legislation could impact tax offsetting; and
•Long-term projections: the projection horizon involves uncertainties.

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
Based on the information available at the date of approval of this interim financial statements, Management considers that the positive evidence outweighs the negative evidence and supports the long-term business plan.

15.PROPERTY AND EQUIPMENT

Description	Weighted average rate (p.a.)	December 31, 2025	Additions	Write-offs	Transfers	June 30, 2026 (Unaudited)

Cost
Aircraft parts and equipment		2,452,342	123,328	(19,270)	—	2,556,400
Non‑aircraft equipment		107,196	6,344	—	—	113,540
Aircraft, engines and simulators		301,734	60,243	(57,821)	—	304,156
Improvements		650,405	9,732	(63,704)	—	596,433
Maintenance		32,982	36,177	—	—	69,159
Others		29,085	50	—	—	29,135
Construction in progress		52,707	12,748	—	—	65,455
Advance payments for acquisition of aircraft		885,188	39,286	(331,754)	(29,352)	563,368

		4,511,639	287,908	(472,549)	(29,352)	4,297,646

Depreciation
Aircraft parts and equipment	8%	(1,168,239)	(100,899)	11,293	—	(1,257,845)
Non‑aircraft equipment	10%	(73,883)	(5,521)	—	—	(79,404)
Aircraft, engines and simulators	7%	(199,054)	(10,846)	2,931	—	(206,969)
Improvements	8%	(251,924)	(26,019)	22,349	—	(255,594)
Maintenance	17%	(21,978)	(2,782)	—	—	(24,760)
Others	5%	(24,262)	(746)	—	—	(25,008)

		(1,739,340)	(146,813)	36,573	—	(1,849,580)

Total property and equipment, net		2,772,299	141,095	(435,976)	(29,352)	2,448,066

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
16.RIGHT-OF-USE ASSETS

Description	Weighted average rate (p.a.)	December 31, 2025	Additions	Write-offs	Modifications	Transfer	June 30, 2026 (Unaudited)

Cost
Aircraft, engines and simulators		16,871,616	1,082,803	(1,137,606)	(27,344)	29,352	16,818,821
Maintenance		2,966,123	548,829	(353,482)	—	—	3,161,470
Restorations		911,522	61,215	(168,000)	21,624	—	826,361
Others (a)		385,757	30,951	(4,495)	756	—	412,969

		21,135,018	1,723,798	(1,663,583)	(4,964)	29,352	21,219,621

Depreciation
Aircraft, engines and simulators	9%	(9,023,486)	(754,249)	628,580	—	—	(9,149,155)
Maintenance	19%	(1,230,207)	(283,529)	60,982	—	—	(1,452,754)
Restorations	22%	(560,763)	(102,347)	127,374	—	—	(535,736)
Others (a)	21%	(195,538)	(40,832)	446	—	—	(235,924)

		(11,009,994)	(1,180,957)	817,382	—	—	(11,373,569)

Right-of-use assets, net		10,125,024	542,841	(846,201)	(4,964)	29,352	9,846,052
(a)Primarily comprises equipment and area concession areas.

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
17.INTANGIBLE ASSETS

Description	Weighted average rate (p.a.)	December 31, 2025	Additions	June 30, 2026 (Unaudited)

Cost
Goodwill		901,417	—	901,417
Slots		126,547	—	126,547
Software		994,184	76,603	1,070,787

		2,022,148	76,603	2,098,751

Amortization
Software	16%	(486,148)	(75,356)	(561,504)

		(486,148)	(75,356)	(561,504)

Total intangible assets, net		1,536,000	1,247	1,537,247

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
18.LOANS AND FINANCING

Description	Average nominal rate p.a.	Effective rate p.a.	Maturity	December 31, 2025	Funding (–) costs	Payment of principal	Interest payment	Conversion into shares	GUC	Restructuring effect	Interest	Foreign currency exchange	Amortized cost	June 30, 2026 (Unaudited)

In foreign currency – US$

Senior notes – 2026	—	—	—	187,585	—	(2,336)	—	—	(168,193)	—	(7,049)	(10,304)	297	—
Senior notes – 2028	—	—	—	19,259	—	(183)	—	—	(17,251)	—	(772)	(1,053)	—	—
Senior notes – 2029	—	—	—	29,246	—	(280)	—	—	(26,379)	—	(981)	(1,606)	—	—
Senior notes – 2030	—	—	—	192,422	—	(1,493)	—	—	(174,233)	—	(6,134)	(10,562)	—	—
Senior notes 1L – 2028	—	—	—	6,348,705	—	—	—	(5,730,235)	—	87,794	(564,692)	(141,572)	—	—
Senior notes 2L – 2029	—	—	—	933,400	—	—	—	(845,232)	—	12,939	(80,293)	(20,814)	—	—
Senior notes 2L – 2030	—	—	—	2,133,376	—	—	—	(1,941,142)	—	29,716	(174,378)	(47,572)	—	—
DIP – 2026	—	—	—	9,594,861	115,359	(7,509,038)	(192,640)	(1,782,272)	—	—	192,737	(533,335)	114,328	—
Exit notes	9.9%	10.5%	Feb-31	—	7,046,801	—	—	—	—	—	278,006	(75,467)	11,912	7,261,252
Executed letters of credit	Sofr 3M + 3%	6.7%	Dec-29	1,376,106	20,901	(74,017)	(14,824)	—	(179,594)	(423,749)	9,246	(33,118)	—	680,951
Aircraft, engines and others	Sofr 1M + 4.6%	8.2%	Aug-26	646,364	—	(295,416)	(15,811)	—	—	—	14,329	(45,501)	—	303,965
	Sofr 3M + 2.6%	9.8%	Mar-29	220,330	17,584	(62,460)	(6,370)	—	—	—	6,844	(14,383)	2,948	164,493
	4.7%	4.7%	Dec-26	11,694	—	(7,597)	(587)	—	(428)	—	225	(624)	—	2,683
	11.0%	11.0%	Jul-27	—	55,280	—	—	—	—	—	1,365	1,582	—	58,227

				21,693,348	7,255,925	(7,952,820)	(230,232)	(10,298,881)	(566,078)	(293,300)	(331,547)	(934,329)	129,485	8,471,571
In local currency - R$

Executed derivatives	—	—	—	38,241	—	—	—	—	(38,241)	—	—	—	—	—
Debentures	CDI + 3.0%	17.6%	Feb-31	658,473	—	(23,076)	(44,422)	—	(187,979)	—	27,989	—	—	430,985
Executed letters of credit	—	15.7%	Dec-35	669,542	—	—	—	—	(7,847)	401,374	(412,118)	—	—	650,951
Working capital	CDI	14.2%	Dec-26	—	330,000	—	—	—	—	—	520	—	—	330,520

				1,366,256	330,000	(23,076)	(44,422)	—	(234,067)	401,374	(383,609)	—	—	1,412,456

Total in R$				23,059,604	7,585,925	(7,975,896)	(274,654)	(10,298,881)	(800,145)	108,074	(715,156)	(934,329)	129,485	9,884,027

Current				13,783,259										1,347,728
Non-current				9,276,345										8,536,299

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
18.1Debt amortization schedule

Description	June 30, 2026 (Unaudited)	December 31, 2025

2026	1,033,746	13,783,259
2027	627,217	187,397
2028	455,805	5,880,851
2029	467,496	970,121
After 2029	7,299,763	2,237,976

	9,884,027	23,059,604

Current	1,347,728	13,783,259
Non-current	8,536,299	9,276,345

18.2Reorganization

In the first quarter of 2026, the Company completed the implementation of the Joint Reorganization Plan conducted under Chapter 11 proceedings in the United States, with an effective date of February 20, 2026. The Plan encompassed an integrated set of transactions leading to the substantial restructuring of the Company’s financial liabilities, as detailed below:

18.2.1Senior notes
In the first quarter of 2026, the Company completed the mandatory capitalization public offering of Senior Notes 1L – 2028 and Senior Notes 2L – 2029 and 2030, a key step in the Reorganization Plan. On January 6, 2026, the Board of Directors approved the conversion of the balance into capital increase in the amount of R$7,364,320, through the issuance of 121,518 common shares, after the reverse stock split.
Additionally, the Company issued subscription warrants, which conversion gave rise to a capital increase amounting to R$1,152,289 through the issuance of 52,197,206 common shares, after the reverse stock split.
Due to the difference between the par value and the fair value of the share on the conversion date, a loss of R$1,880,510 was recognized in line item “Fair value adjustments upon conversion into shares” in the statement of operations, with a corresponding entry in “Capital reserve”.
Due to the difference between the debt amount and the capital increase granted to creditors, a loss of R$130,449 was recognized in line item “Restructuring of loans and financing” in the statement of operations.

18.2.2DIP 2026
In the first quarter of 2026, the Company completed the Equity Rights Offering (“ERO”) and converted into share capital the amount of R$1,782,272 through the issuance of 108,352,246 common shares, after the reverse stock split.

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
Due to the difference between the par value and the fair value of the shares on the conversion date, a loss of R$2,443,466 was recognized in line item “Fair value adjustments upon conversion into shares” in the statement of operations, with a corresponding entry in “Capital reserve”.
18.2.3GUC
Due to the emergence from Chapter 11, certain transactions were negotiated and will not be paid; therefore, the remaining balances amounting to R$800,145 were written off and the gains were recognized in line item “Loans – GUC – Chapter 11” in the statement of operations.

18.3Relevant funding

18.3.1Exit Notes
In the first quarter of 2026, the Company conducted a private offering and issued notes (“Exit Notes”) in the amount of R$7,196,439 (equivalent to US$1.4 billion), with costs of R$80,132, and an original issue discount (“OID”) of R$69,506, bearing interest equivalent to 9.9% per year, with semiannual interest payments and maturity in February 2031.
The Exit Notes are secured by receivables from Azul Fidelidade, Azul Viagens, and Azul Cargo, as well as brands, domains, other intellectual property assets, and equity interests in certain subsidiaries.

18.3.2Working capital financing

In June 2026, the Company obtained financing from the Federal Government, through Banco do Brasil, under the credit facility established pursuant to CMN Resolution No. 5,305, dated May 20, 2026, issued based on article 21 of Provisional Measure No. 1,349, dated April 7, 2026. The facility is intended to provide working capital support to regular air service providers and was obtained in the amount of R$330,000, bearing interest equivalent to 100% of the average CDI rate, with principal and interest payable in a single installment maturing in December 2026.

18.3.3Covenants
The Company’s loan and financing agreements are subject to covenants, in the quarter, only for the contract as follows:

Covenant related to:	Measurement indicators	Indicators needed to a measurement	Reached

Aircraft, engines and others	Quarterly	(i) Minimum liquidity at the end of each quarter shall not be less than R$1 billion.	Reached

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
19.LEASES

Description	June 30, 2026 (Unaudited)	December 31, 2025

Leases	11,531,853	12,532,206
Leases – Notes	—	178,857

	11,531,853	12,711,063

Current	2,591,184	3,353,501
Non-current	8,940,669	9,357,562

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
19.1Leases

Description	Average remaining term	Weighted average rate p.a.	December 31, 2025	Additions	Modifications	Payments	Interest incurred	Write-offs	Foreign currency exchange	June 30, 2026 (Unaudited)

Lease without purchase option:
Aircraft, engines and simulators	8.1	17.3%	11,604,971	972,291	(36,479)	(1,426,315)	843,986	(365,553)	(672,849)	10,920,052
Others	5.2	16.3%	219,673	30,951	756	(56,208)	19,517	(3,519)	(21,275)	189,895
Lease with purchase option:
Aircraft, engines and simulators	6.8	12.0%	707,562	134,638	(137,978)	(49,586)	23,310	(218,923)	(37,117)	421,906

Total			12,532,206	1,137,880	(173,701)	(1,532,109)	886,813	(587,995)	(731,241)	11,531,853

Current			3,353,501							2,591,184
Non-current			9,178,705							8,940,669
19.2Leases – Notes

Description	Average remaining term	Weighted average rate p.a.	December 31, 2025	Interest incurred	Write-offs	Foreign currency exchange	June 30, 2026 (Unaudited)

Financing with lessors – Notes	—	—	178,857	3,694	(172,742)	(9,809)	—

Total			178,857	3,694	(172,742)	(9,809)	—

Current			—				—
Non-current			178,857				—

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
19.3Lease amortization schedule

Description	June 30, 2026 (Unaudited)	December 31, 2025

2026	1,408,009	3,601,304
2027	2,739,214	2,971,572
2028	2,657,379	2,767,084
2029	2,499,896	2,562,476
After 2029	11,049,926	10,781,388

Minimum lease payments	20,354,424	22,683,824

Financial charges	(8,822,571)	(10,151,618)

Present value of minimum lease payments	11,531,853	12,532,206

Current	2,591,184	3,353,501
Non-current	8,940,669	9,178,705

19.4Schedule of amortization of leases – Notes

Description	June 30, 2026 (Unaudited)	December 31, 2025

2026	—	—
2027	—	—
2028	—	—
2029	—	—
After 2029	—	498,718

Minimum lease payments	—	498,718

Financial charges	—	(319,861)

Present value of minimum lease payments	—	178,857

Current	—	—
Non-current	—	178,857

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
20.CONVERTIBLE DEBT INSTRUMENTS

Description	December 31, 2025	Interest incurred	Foreign currency exchange	Debt into equity conversion	June 30, 2026 (Unaudited)

In foreign currency – US$

Debentures	397,366	647,150	(6,745)	(1,037,771)	—

Total in R$	397,366	647,150	(6,745)	(1,037,771)	—

Current	88,996				—
Non-current	308,370				—

In the first quarter of 2026, the Company completed the mandatory conversion of debentures, pursuant to the Plan, which resulted in a capital increase amounting to R$1,037,771, through the issuance of 9,074,454 common shares.
Due to the difference between the par value and the fair value of the shares on the conversion date, a loss of R$766,117 was recognized in line item “Fair value adjustments upon conversion into shares” in the statement of operation, with a corresponding entry in “Capital reserve”.

20.1Schedule of debt amortization

Description	June 30, 2026 (Unaudited)	December 31, 2025

2025	—	—
2026	—	88,996
2028	—	308,370

	—	397,366

Current	—	88,996
Non-current	—	308,370

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
21.ACCOUNTS PAYABLE

Description	June 30, 2026 (Unaudited)	December 31, 2025

Accounts payable	2,678,093	4,258,897
Accounts payable – Notes	—	494,293
GUC – Chapter 11	99,832	1,851,421
Breakage – GUC – Chapter 11	—	(1,724,867)

	2,777,925	4,879,744

Current	2,646,469	3,931,201
Non-current	131,456	948,543
Due to the emergence from the Chapter 11 process, the GUC breakage was reversed, and the amounts of R$1,589,798 and R$56,825 were recognized as a gain under “Accounts payable – GUC – Chapter 11” in the operating and financial income statements, respectively. The remaining balance reflects the obligations assumed under the agreement with the UCC (“Unsecured Creditors' Committee”).

22.DERIVATIVE FINANCIAL INSTRUMENTS

Changes in fair value	Forward - foreign currency	Conversion right debentures	Total

On December 31, 2025	—	(6,448)	(6,448)

Gains (losses) recognized in result, net	14,402	—	14,402
Payments (receipts), net	(11,849)	—	(11,849)
Write-offs	—	6,448	6,448

On June 30, 2026 (Unaudited)	2,553	—	2,553

Rights with current derivative financial instruments	5,007	—	5,007
Obligations with current derivative financial instruments	(2,454)	—	(2,454)
In the first quarter of 2026, the mandatory conversion of debentures was completed, as resolved by debenture holders under the plan (note 20).

As part of its financial risk management strategy, during the second quarter of 2026 the Company began using Non-Deliverable Forward (“NDF”) contracts to reduce part of its economic exposure to foreign exchange fluctuations related to certain financial obligations denominated in foreign currencies. These instruments are measured at fair value through profit or loss.

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
23.AIRPORT TAXES AND FEES

Description	June 30, 2026 (Unaudited)	December 31, 2025

Tax transaction	933,126	926,051
Airport fees	372,163	351,591
Boarding fees	260,431	294,441
Other fees	58,889	38,554

	1,624,609	1,610,637

Current	804,279	899,605
Non-current	820,330	711,032

24.AIR TRAFFIC LIABILITY, SERVICES AND LOYALTY PROGRAM

Description	June 30, 2026 (Unaudited)	December 31, 2025

Air traffic liability	3,233,757	3,207,735
Loyalty program	2,973,271	2,922,070
Travel packages	925,649	1,047,547
Air traffic cargo	33,426	22,768
Breakage	(903,413)	(959,431)

	6,262,690	6,240,689

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
25.SALARIES AND BENEFITS

Description	June 30, 2026 (Unaudited)	December 31, 2025

Salaries and benefits	564,228	533,713
Extraordinary bonus	155	—

	564,383	533,713

The extraordinary bonus is subject to service conditions and the achievement of the Company’s targets and will be paid in three annual tranches beginning in May 2027.

26.TAXES PAYABLE

Description	June 30, 2026 (Unaudited)	December 31, 2025

Tax transaction	216,939	226,141
PIS and COFINS	18,361	4,641
Taxes withheld	91,124	84,753
Import taxes	10,758	10,210
Others	24,116	11,843

	361,298	337,588

Current	184,711	144,007
Non-current	176,587	193,581

27.PROVISIONS

27.1Breakdown of provisions

Description	Return of aircrafts and engines (a)	Tax, civil and labor risks(b)	Post-employment benefit	Total

On December 31, 2025	1,507,285	257,176	10,214	1,774,675

Movements	48,946	239,251	77	288,274
Modifications	21,624	—	—	21,624
Write-offs	(111,746)	(201,221)	—	(312,967)
Interest incurred	116,285	3,201	470	119,956
Foreign currency exchange	(89,258)	—	—	(89,258)

On June 30, 2026 (Unaudited)	1,493,136	298,407	10,761	1,802,304
(a)    Notional discount rate of 17.9% p.a. (17.9% p.a. as of December 31, 2025).

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
27.2Tax, civil and labor risks
The balances of lawsuits assessed as probable and possible losses are as follows:

	Probable loss		Possible loss
Description	June 30, 2026 (Unaudited)	December 31, 2025	June 30, 2026 (Unaudited)	December 31, 2025

Tax (a)	98,845	91,463	546,188	333,551
Civil	147,000	109,868	355,245	331,275
Labor (b)	52,562	55,845	367,379	257,675

	298,407	257,176	1,268,812	922,501

(a)The change in possible losses arises from a lawsuit involving the right to offset a negative income tax balance.
(b) The change in possible loss arises from claims involving dispersed amounts, and no specific claim warrants separate disclosure.

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
28.RELATED PARTIES

28.1Expenses of key management personnel
Key management personnel comprise the board members, the Executive Committee members and the officers. Expenses incurred and the respective charges, paid or payable, are as follows:

	Three-month periods ended		Six-month periods ended
Description	June 30, 2026 (Unaudited)	June 30, 2025 (Unaudited)	June 30, 2026 (Unaudited)	June 30, 2025 (Unaudited)

Salaries and benefits	8,292	7,799	18,165	16,562
Post-employment benefit	174	174	348	348
Share-based incentive	20,100	56,957	80,885	68,219

	28,566	64,930	99,398	85,129
The share-based incentive plan considers the stock option plan, RSUs and phantom shares.

28.2Azorra
In August 2022, the Company entered into aircraft and engine sale and leaseback agreements with entities of the Azorra Aviation Holdings LLC group (“Azorra”), which became a related party following the election of a member of the Company’s Board of Directors as a member of Azorra’s Board of Directors. The transactions with Azorra are presented below:

Creditor	Debtor	Type of operation	June 30, 2026 (Unaudited)	December 31, 2025

ALAB	Azorra	Maintenance reserve	51,901	15,418
ALAB	Azorra	Security deposits	49,711	52,840
Azorra	ALAB	Leases	(462,611)	(295,954)

			Six-month periods ended
Revenue	Expense	Type of operation	June 30, 2026 (Unaudited)	December 31, 2025

Azorra	ALAB	Interest incurred	12,897	57,615

28.3Other related parties

No significant variations in other transactions with related parties were identified for the period ended June 30, 2026, compared with the balances and transactions as of December 31, 2025.

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
29.OTHER LIABILITIES

Description	June 30, 2026 (Unaudited)	December 31, 2025

Lease liabilities	824,684	802,882
Accounts payable	227,672	252,534
Others	75,857	75,481

Total	1,128,213	1,130,897

Current	111,061	124,039
Non-current	1,017,152	1,006,858

30.EQUITY

30.1Share capital
The Company implemented a set of initiatives aimed at simplifying its capital structure, adjusting the number of outstanding shares and aligning with the best market practices. These initiatives include: (i) the reverse stock split, (ii) the unification of share classes, and (iii) adjustments arising from the financial reorganization.
During the first quarter of 2026, the Extraordinary General Meeting approved the conversion of all preferred shares into common shares at the ratio of 75 common shares for each preferred share. Effective beginning April 20, 2026, the reverse stock split was also approved at the ratio of 150,000 shares to 1.
Pursuant to the Company’s bylaws, each common share entitles its holder to one (1) vote.The movement of the share capital is as follows:

	Value		Quantity
Description	Issued capital	AFAC	Common shares

On December 31, 2025	7,131,859	—	6,163

Capital increase	—	1,087	—
Conversion into shares – Senior notes (a)	7,364,320	—	121,518
Issuance of shares – Senior notes – Cash	77,231	—	1,274
Conversion into shares – Convertible debt instruments	1,037,771	—	9,074,454
Conversion into shares – Senior notes (a)	1,152,289	—	52,197,206
Conversion into shares – DIP (a)	1,782,272	—	108,352,246
Issuance of shares – Senior notes – cash	6,336	—	287,013
Issuance of shares – ERO – Cash	2,671,040	—	162,384,407
Issuance of shares – ERO – Capital reserve	533,734	—	32,448,065
Issuance of shares – MIP (b)	—	—	3,685,579

On June 30, 2026 (Unaudited)	21,756,852	1,087	368,557,924
(a) Conversion of debt into share capital.
(b) The corresponding capital increase is not presented, as it amounts to R$0.70 cents.
The Company’s shareholding structure is presented below:

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)

June 30, 2026 (Unaudited)
Shareholder	Common shares

Readystate Asset Management	8.8%
BlackBarn	8.1%
United Airlines Inc	8.7%
VR Global	5.2%
Others	69.2%

Total	100.0%
The Company is authorized, upon the Board of Directors’ resolution, to increase its share capital, regardless of any amendment to the bylaws, by the total amount of $30 billion. The Board of Directors will determine the issuance conditions, including price and payment terms.

30.2Treasury shares

Description	Number of shares	Value	Average cost (in R$)

On December 31, 2025	88,679	1,433	16.16

Disposal of shares resulting from a share consolidation (a)	(88,679)	(1,433)	—

On June 30, 2026 (Unaudited)	—	—	—
(a) Number of shares before the reverse stock split at a ratio of 150,000 to 1, effective as from April 20, 2026.

In March 2026, the share buyback plan for up to 9,121,804 common shares was approved, effective for an 18 months period, for the purpose of holding them in treasury for the subsequent fulfillment of obligations under the share-based incentive programs.

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
31.EARNINGS PER SHARE

	Three-month periods ended		Six-month periods ended
Description	June 30, 2026 (Unaudited)	June 30, 2025 (Unaudited)	June 30, 2026 (Unaudited)	June 30, 2025 (Unaudited)

Numerator
Profit (loss) for the period	(1,400,670)	1,467,995	4,619,726	3,121,616

Denominator
Weighted average number of common shares	368,557,924	5,734	315,920,165	5,254
Weighted average number of presumed conversions	28	2,807	28	2,807

Basic profit per common share – R$	(3.80)	1.71	14.62	3.96
Diluted profit per common share – R$	(3.80)	1.71	14.62	3.96

In accordance with IAS 33 - Earnings per Share, the Company retrospectively presented earnings (loss) per share due to the conversion of preferred shares into common shares and the reverse stock split carried out in April 2026. Accordingly, the weighted average number of shares was adjusted for all reporting periods, with no impact on profit, affecting only the denominator of the earnings per share calculation.

32.SHARE-BASED INCENTIVE
Due to the dilution and reverse stock splits, the plans granted before the financial restructuring became immaterial. Accordingly, the tables containing the related assumptions, except for those related to the MIP, are not disclosed in these interim financial statements.

32.1MIP

Grant	Fair value (in reais)	Remaining term (in years)	Purchasing period up to (in years)	Total granted	Total not exercised	Expense June 30, 2026

Mar 26, 2026	16.45	—	—	3,685,579	—	60,614
Jun 15, 2026	16.45	2.8	3.0	16,978,697	16,978,697	18,913
Jun 15, 2026	11.25	2.8	3.0	5,581,090	5,581,090	1,137

				26,245,366	22,559,787	80,664
During the six-month period, the creation of the accelerated vesting share program and the first and second programs under the new restricted share plan grant (“MIP - Management Incentive Plan”) was approved.

The plan is equity-settled and includes service conditions and Company performance targets. The first program provides for the transfer of shares in four tranches, one on the grant date and the remaining tranches in May 2027, 2028 and 2029. The second program includes service conditions and targets related to the Company’s market value and financial leverage, with the final assessment to take place in May 2029.

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
In accordance with CPC 10 (R1) - Share-based Payment, equivalent to IFRS 2, the fair value of the instruments granted was determined at the grant date. The related expenses are recognized over the respective vesting periods, with a corresponding entry to capital reserve, based on Management’s best estimate of the fulfillment of the conditions established under the plan.

33.SALES REVENUE

	Three-month periods ended		Six-month periods ended
Description	June 30, 2026 (Unaudited)	June 30, 2025 (Unaudited)	June 30, 2026 (Unaudited)	June 30, 2025 (Unaudited)

Passenger revenue	4,573,579	4,579,638	9,623,102	9,597,841
Other revenues	452,040	395,890	903,999	803,387

Total	5,025,619	4,975,528	10,527,101	10,401,228

Taxes levied
Passenger revenue (a)	(13,046)	(716)	(13,792)	(1,545)
Other revenues	(33,923)	(32,468)	(63,290)	(62,917)

Total taxes	(46,969)	(33,184)	(77,082)	(64,462)

Total revenue	4,978,650	4,942,344	10,450,019	10,336,766
(a)In April 2026, the PIS and COFINS rate exemption applicable to revenues from scheduled passenger air transportation activities was suspended.
Revenues by geographical location are as follows:

	Three-month periods ended		Six-month periods ended
Description	June 30, 2026 (Unaudited)	June 30, 2025 (Unaudited)	June 30, 2026 (Unaudited)	June 30, 2025 (Unaudited)

Domestic revenue	4,075,657	3,913,259	8,450,513	8,219,014
Foreign revenue	902,993	1,029,085	1,999,506	2,117,752

Total revenue	4,978,650	4,942,344	10,450,019	10,336,766

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
34.FINANCIAL RESULT

	Three-month periods ended		Six-month periods ended
Description	June 30, 2026 (Unaudited)	June 30, 2025 (Unaudited)	June 30, 2026 (Unaudited)	June 30, 2025 (Unaudited)

Financial income
Interest on short and long-term investments	10,969	23,898	25,595	48,611
Fair value of the TAP Bond	—	4,127	—	4,127
Debt to equity conversion	—	734,433	—	734,433
Others	3,342	21,191	18,717	28,067

	14,311	783,649	44,312	815,238
Financial expenses
Interest on loans and financing (a)	(226,228)	(483,052)	715,156	(942,659)
Interest on lease	(432,035)	(710,980)	(890,507)	(1,384,340)
Interest on accounts payable	(45,070)	(54,154)	(84,176)	(164,714)
Interest on convertible instruments	—	(111,103)	(647,150)	(197,431)
Interest on airport taxes and fees	(33,091)	(39,249)	(71,624)	(71,618)
Interest on provisions	(75,290)	(46,163)	(135,116)	(100,314)
Interest on factoring credit card receivables	(66,803)	(111,451)	(163,040)	(220,564)
Amortized cost of loans and financing	(8,922)	(48,128)	(129,484)	(75,307)
Financial operations cost	(35,063)	(37,314)	(101,685)	(76,767)
Fair value of the TAP Bond	—	(3,440)	—	(34,869)
Restructuring of loans and financing	—	—	(108,074)	(552,073)
Fair value adjustment on conversion into shares	—	—	(5,090,093)	—
Loans – GUC – Chapter 11	—	—	800,145	—
Accounts payables – GUC – Chapter 11	—	—	56,825	—
Debentures restructuring of convertible	—	—	—	(334,599)
Other restructuring costs	—	—	—	(215,354)
Others	(15,471)	(83,919)	(42,827)	(157,270)

	(937,973)	(1,728,953)	(5,891,650)	(4,527,879)

Derivative financial instruments, net	14,402	655,849	14,402	860,716

Foreign currency exchange, net	27,096	1,793,716	1,499,867	4,528,935

Financial result, net	(882,164)	1,504,261	(4,333,069)	1,677,010

(a)During the first quarter of 2026, as a result of its emergence from Chapter 11, the Company recognized gains from the reversal of interest on loans and financing.

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)

35.RISK MANAGEMENT
The fair value hierarchy of the Company’s financial instruments, as well as the comparison between carrying amount and fair value, are identified below:

			Book value		Fair value
Description	Note	Level	June 30, 2026 (Unaudited)	December 31, 2025	June 30, 2026 (Unaudited)	December 31, 2025

Liabilities
Loans and financing	19	2	(9,884,027)	(23,059,604)	(9,998,826)	(24,248,794)
Convertible debt instruments – conversion right	21	2	—	(6,448)	—	(6,448)
Financial instruments whose fair value approximates their carrying amount, based on specific conditions, mainly due to the short-term maturity, were not disclosed.

35.1Market risks

35.1.1Interest rate risk
Arises from the possibility of unfavorable fluctuations to which the Company’s cash flows are exposed.

35.1.1.1Sensitivity analysis
As of June 30, 2026, the Company held assets and liabilities pegged to different types of interest rates. In the sensitivity analysis of non-derivative financial instruments, the impact on positions involving amounts exposed to such fluctuations was considered:

	Exposure to CDI		Exposure to SOFR
Description	Rate p.a.	June 30, 2026 (Unaudited)	Weighted Rate (p.a.)	June 30, 2026 (Unaudited)

Exposed assets (liabilities), net	14.2%	(84,304)	3.7%	(1,156,726)

Effect on profit or loss

Interest rate devaluation by -10%	12.7%	2,662	3.3%	4,294
Interest rate devaluation by -25%	10.6%	6,656	2.8%	10,735
Interest rate appreciation by 10%	15.6%	(2,662)	4.1%	(4,294)
Interest rate appreciation by 25%	17.7%	(6,656)	4.6%	(10,735)
35.1.1.2 Aircraft fuel price risk (“QAV”)
Arises from the possibility of unfavorable fluctuations to which the Company’s cash flows are exposed.

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
35.1.1.3Sensitivity analysis
The following table illustrates the sensitivity analysis of fluctuations in the prices of QAV liters:

	Exposure to price
Description	Price (a)	June 30, 2026 (Unaudited)

Aircraft fuel	5.4	(3,301,752)

Effect on profit or loss

Devaluation by -10%	4.9	330,175
Devaluation by -25%	4.1	825,438
Appreciation by 10%	5.9	(330,175)
Appreciation by 25%	6.8	(825,438)

(a)Average price per liter.

35.2Foreign exchange risk
Foreign exchange risk arises from the possibility of unfavorable fluctuations in exchange rates to which the Company’s cash flows are exposed.
The exposure to the main foreign exchange fluctuations is as follows:

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)

	Exposure to US$		Exposure to €
Description	June 30, 2026 (Unaudited)	December 31, 2025	June 30, 2026 (Unaudited)	December 31, 2025

Assets
Cash and cash equivalents	743,419	560,717	13,541	12,237
Accounts receivable	109,577	217,266	1,773	11,469
Deposits	2,537,947	2,588,149	21,448	74,253
Other assets	195,400	60,905	25,121	29,464

Total assets	3,586,343	3,427,037	61,882	127,423

Liabilities
Loans and financing	(8,617,075)	(21,818,077)	—	—
Leases	(11,404,509)	(12,583,452)	—	—
Convertible debt instruments	—	(397,365)	—	—
Accounts payable	(911,166)	(2,847,888)	(995)	(1,516)
Airport taxes and fees	—	(2,203)	—	—
Provisions	(1,493,136)	(1,507,285)	—	—
Other liabilities	(18,908)	(138)	(81)	(84)

Total liabilities	(22,444,794)	(39,156,408)	(1,075)	(1,600)

Net exposure	(18,858,451)	(35,729,371)	60,807	125,823

Net exposure in foreign currency	(3,643,019)	(6,493,416)	10,288	19,450
35.2.1Sensitivity analysis

	Exposure to US$		Exposure to €
Description	Closing rate	June 30, 2026 (Unaudited)	Closing rate	June 30, 2026 (Unaudited)

Exposed assets (liabilities), net	5.2	(18,858,451)	5.9	60,807

Effect on profit or loss

Foreign currency devaluation by -10%	4.7	1,885,845	5.3	(6,081)
Foreign currency devaluation by -25%	3.9	4,714,613	4.4	(15,202)
Foreign currency appreciation by 10%	5.7	(1,885,845)	6.5	6,081
Foreign currency appreciation by 25%	6.5	(4,714,613)	7.4	15,202

35.3Credit risk
Credit risk is inherent to the Company’s operating and financial activities and is primarily associated with cash and cash equivalents, accounts receivable, security deposits and maintenance reserves.
Credit limits are established for customers based on internal credit rating and risk analysis criteria. The carrying amounts of these assets substantially represent the Company’s maximum exposure to credit risks.

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
Accounts receivable are continuously monitored and, where applicable, allowances for expected credit losses are recognized in accordance with the Company´s accounting policy.
The Company’s cash and cash equivalents are held mostly with financial institutions whose creditworthiness is periodically monitored.

35.4Liquidity risk
The maturity schedules of the main consolidated financial liabilities as of June 30, 2026, are as follows:

Description	Carrying amount	Contractual cash flow	Until 1 year	From 2 to 5 years	After 5 years

Loans and financing	9,884,027	14,129,029	1,380,141	12,371,109	377,779
Leases	11,531,853	20,354,424	2,784,822	12,246,692	5,322,910
Accounts payable	2,777,925	2,809,151	2,653,959	155,192	—
Airport taxes and fees	1,624,609	2,237,956	844,201	688,128	705,627

	25,818,414	39,530,560	7,663,123	25,461,121	6,406,316

35.5Capital management
The Company seeks capital alternatives with a view to meeting its operating needs and achieving a capital structure that it considers appropriate for finance costs and the maturity of the funding and related collaterals. The Company’s Management continually monitors its net indebtedness.

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
36.NON-CASH TRANSACTIONS

Description	Acquisition of property and equipment	Acquisition of capitalized maintenance	Acquisition of intangible	Maintenance reserves	Compensation of accounts payable	Addition the ARO	Acquisition of lease	Lease Modifications	Capital increase	Maintenance prepayment	Write-offs	Total

Accounts receivable	—	—	—	168,500	(5,017)	—	34,499	—	—	—	—	197,982
Deposits	—	—	—	(89,285)	—	—	(20,294)	—	—	—	20,901	(88,678)
Property and equipment	147,055	—	—	—	—	—	—	—	—	—	(295,416)	(177,713)
Right-of-use assets	—	344,500	—	—	—	61,215	1,186,618	(108,823)	—	—	—	1,512,862
Intangible assets	—	—	(2,624)	—	—	—	—	—	—	—	—	(2,624)
Other assets	—	—	—	—	—	—	—	—	—	69,444	—	69,444
Loans and financing	—	—	—	—	—	—	(72,864)	—	10,298,882	—	274,515	10,500,533
Convertible debt instruments	—	—	—	—	—	—	—	—	1,037,771	—	—	1,037,771
Leases	—	—	—	—	—	—	(1,137,880)	130,447	—	—	—	(1,007,433)
Accounts payable	(147,055)	(344,500)	2,624	(79,215)	5,017	—	9,921	—	—	(69,444)	—	(622,652)
Provisions	—	—	—	—	—	(61,215)	—	(21,624)	—	—	—	(82,839)
Equity	—	—	—	—	—	—	—	—	(11,336,653)	—	—	(11,336,653)
On June 30, 2026 (Unaudited)	—	—	—	—	—	—	—	—	—	—	—	—

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)

Description	Acquisition of property and equipment	Acquisition of capitalized maintenance	Acquisition of intangible	Maintenance prepayment	Maintenance reserves	Capital increase	Compensation of lease	Compensation of accounts payable	Acquisition of lease	Addition the ARO	DIP Costs	Lease Modifications	Transfers	Execution of letters of credit	Total
Accounts receivable	—	—	—	—	44,857	—	(249,762)	(15,373)	11,773	—	—	—	—	—	(208,505)
Inventories	—	—	—	—	—	—	—	—	—	—	—	—	(17,585)	—	(17,585)
Deposits	—	—	—	—	37,333	—	—	(367,931)	—	—	—	—	—	648,199	317,601
Property and equipment	374,636	—	—	—	—	—	(181,356)	—	—	—	—	—	—	—	193,280
Right-of-use assets	—	468,093	—	—	—	—	—	—	752,844	234,340	—	(668,643)	57,862	—	844,496
Intangible assets	—	—	76,112	—	—	—	—	—	—	—	—	—	—	—	76,112
Other assets	—	—	—	37,050	—	—	(176,990)	—	—	—	342,182	—	(40,277)	76,400	238,365
Loans and financing	(103,136)	(284,671)	—	—	—	878,617	—	—	—	—	(342,182)	—	(38,576)	(724,599)	(614,547)
Leases	—	—	—	—	—	308,265	608,108	—	(764,848)	—	—	246,275	155,250	—	553,050
Accounts payable	(271,500)	(183,422)	(76,112)	(37,050)	(82,190)	7,608	—	383,304	231	—	—	—	(155,250)	—	(414,381)
Derivative financial instruments	—	—	—	—	—	—	—	—	—	—	—	—	38,576	—	38,576
Provisions	—	—	—	—	—	—	—	—	—	(234,340)	—	422,368	—	—	188,028
Equity	—	—	—	—	—	(1,194,490)	—	—	—	—	—	—	—	—	(1,194,490)

On June 30, 2025 (Unaudited)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

AZUL S.A. Notes June 30, 2026 (In thousands of Brazilian reais – R$, unless otherwise stated)
37.COMMITMENTS

37.1Aircraft acquisition
Through agreements with manufacturers and lessors, the Company has undertaken to acquire certain aircraft, as follows:

Description	June 30, 2026 (Unaudited)	December 31, 2025

Lessors	11	9
Manufacturers	49	52

	60	61
The amounts reported below are discounted to present value using the weighted discount rate applicable to leases, equivalent to 17.1% (18.4% as of December 31, 2025), and do not necessarily represent cash outflows, as the Company is evaluating obtaining financing to meet such obligations.

Description	June 30, 2026 (Unaudited)	December 31, 2025

2026	1,305,404	1,297,521
2027	678,119	978,011
2028	899,457	836,170
2029	2,591,691	2,344,423
After 2029	6,308,866	5,419,765

	11,783,537	10,875,890
37.2Letters of credit
The letters of credit currently used by the Company for the following purposes are described below:

	June 30, 2026 (Unaudited)		December 31, 2025
Description	R$	US$	R$	US$

Security deposits and maintenance reserve and others	25,684	4,961	50,816	9,235

	25,684	4,961	50,816	9,235

38.SUBSEQUENT EVENTS
On July 6, 2026, the Company announced that its listing on the New York Stock Exchange LLC ("NYSE") had been approved and that it will voluntarily delist from the NYSE American LLC ("NYSE American").

Up to 363,050,536 common shares, including in the form of ADSs, and up to 9,383,899 common shares, including in the form of ADSs, issuable upon exercise of Warrants

________________________________
Preliminary Prospectus
________________________________

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6.	Indemnification of Directors and Officers
Under Brazilian Law, any provision, whether contained in the bylaws of a company or in any agreement, exempting any officer or director against any liability which by law or otherwise would attach to them in respect of negligence, misfeasance, breach of duty or trust, is void. A company may, however, indemnify an officer or director against any liability incurred by them in defending any proceedings, whether criminal or civil, in which a judgment is given in their favor. We have entered into indemnity agreements with two of our independent directors pursuant to which we agree to indemnify and hold each of them harmless for certain losses arising out of their respective positions as directors excluding any willful misconduct, fraud or severe negligence.

Item 7.	Recent Sales of Unregistered Securities
Set forth below is a certain information in relation to all securities of the Company sold by the Company in the United States within the past three years which were not registered under the Securities Act. The Company has not sold any securities that it reacquired within the past three years.
As described in the prospectus forming part of this registration statement, the Company completed the Conversion of its entire share capital into a single class of common shares effective as of January 15, 2026, and the Company has completed the First Reverse Share Split and the ADS Reverse Share Split. The numbers of common shares and, where applicable, preferred shares, referred to below refer to the number of shares issued on the relevant date and have not been adjusted to reflect the effects of the Conversion or the First Reverse Share Split.
Capitalized terms used but not defined herein have the meaning given to such terms in the prospectus forming part of this registration statement.
Equity Securities
Equitization Offering
(a) Securities sold. The Company sold 723,861,340,715 common shares and 723,861,340,715 preferred shares on January 9, 2026.
(b) Purchasers. Holders of first lien and second lien secured claims against the Debtors that were converted into equity pursuant to the Plan of Reorganization.
(c) Consideration. The common shares and preferred shares were issued in exchange for approximately US$1.6 billion of first lien and second lien secured claims against the Debtors in the Voluntary Restructuring. The offering price was approximately R$0.00013527 per common share and approximately R$0.01014509 per preferred share
(d) Exemption from registration claimed. Section 1145 of the Bankruptcy Code pursuant to the Voluntary Reorganization and Regulation S.
Equity Rights Offering
(a) Securities sold. The Company sold 45,477,707,683,900 common shares on February 20, 2026.
(b) Purchasers. Professional investors in Brazil, the United States and elsewhere, including the Backstop Commitment Parties, the Additional Investment Warrant Holders and United Airlines.
(c) Consideration. The offering price was approximately R$0.00010966 per common share, resulting in a capital increase in the Company of R$4.99 billion. Common shares were required to be subscribed for cash or, for certain creditors under our DIP Financing, by delivering the relevant DIP Financing notes.
(d) Exemption from registration claimed. Section 4(a)(2) of the Securities Act and Regulation S.
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Warrants Exercisable for Common Shares — Additional Investment Warrants, American Warrants and GUC Warrants

(a) Securities sold. On April 14, 2026, the Company issued (i) 1,203,415,375,755 Additional Investment Warrants, exercisable for up to 8,022,769 common shares for an aggregate exercise price of up to US$25.2 million, (ii) 4,814,058,346,854 American Warrants exercisable for 32,093,722 common shares for an aggregate exercise price of US$100.8 million, and (iii) 886,294,565,016 GUC Warrants exercisable for common shares representing up to approximately 2.2% of the outstanding share capital of the Company on a fully-diluted basis for an exercise price of approximately US$10.41 per common share (as adjusted to reflect the effect of the Second Reverse Share Split).
(b) Purchasers. (i) The Additional Investment Warrants were issued to United Airlines, Inc., certain former creditors of the Company and certain investors that exercised preemptive rights to subscribe for Additional Investment Warrants, (ii) the American Warrants were issued to American Airlines, Inc. and certain investors that exercised preemptive rights to subscribe for American Warrants, and (iii) the GUC Warrants were issued to the trust established for the benefit of certain holders of general unsecured claims established pursuant to a general unsecured claims trust agreement dated as of February 19, 2026 (the “GUC Trust”).
(c) Consideration. The Additional Investment Warrants were acquired by United Airlines, Inc. and the other Additional Investment Warrant Holders for a subscription price of R$ 0.00000000001 per Additional Investment Warrant. The American Warrants were acquired by American Airlines, Inc. for a subscription price per American Warrant of R$0.00000000001. The GUC warrants were acquired by the GUC Trust for a subscription price per GUC Warrant of approximately R$ 0.00057729 per GUC Warrant.
(d) Exemption from registration claimed. Section 4(a)(2) of the Securities Act and Regulation S in respect of the sale of all warrants referred to above, except that the GUC Warrants, the exemption from registration claimed is Section 1145 of the Bankruptcy Code pursuant to the Voluntary Reorganization.
Warrants Exercisable for Common Shares — Incremental Warrants
(a) Securities sold. On June 30, 2026, the Company issued 6,904,589 Incremental Warrants, which Incremental Warrants are exercisable for up to 6,904,589 common shares, for an aggregate exercise price of up to US$21.7 million, pursuant to the terms of the Incremental Warrants. Each Incremental Warrant is exercisable for one common share at a fixed exercise price of US$3.14082431894516 per common share, in each case subject to the terms of the Incremental Warrants and the Amended Warrant Agreements.
(b) Purchasers. American Airlines was issued 5,449,247 Incremental Warrants, United Airlines was issued 816,677 Incremental Warrants, the other Additional Investment Warrant Holders were issued 544,453 Incremental Warrants, and investors that exercised preemptive subscription rights to subscribe for the issuance of the Incremental Warrants were issued 94,212 Incremental Warrants.
(c) Consideration. The purchasers referred to above subscribed for the Incremental Warrants at a fixed subscription price of R$ 0.000001 per Incremental Warrant.
(d) Exemption from registration claimed. Section 4(a)(2) of the Securities Act and Regulation S.
Common Shares Issued Upon Exercise of MIP Awards
(a) Securities sold. On March 26, 2026, the Company issued 182,436,172,596 common shares (which is the equivalent of 1,216,241 common shares upon effectiveness of the Second Reverse Share Split) pursuant to the exercise of vested share options awarded pursuant to the Company’s restricted share granting plan (plano de outorga de ações restritas da companhia) (the “MIP”). On June 1, 2026, the Company issued 2,469,338 common shares pursuant to the exercise of vested share options awarded pursuant to the MIP.
(b) Purchasers. David Neeleman, the Company’s Chairman and founder.
(c) Consideration. The share options were granted for with a nominal exercise price of R$1.00.
2

(d) Exemption from registration claimed. Section 4(a)(2) of the Securities Act.
Additional Equity Issuances
In addition to the issuances of equity securities referred to above, during 2025, the Company issued additional equity securities that were primarily issued in satisfaction of certain indebtedness and other obligations owned by the Company and its subsidiaries to professional investors, lessors and OEMs. Such equity securities were offered and sold pursuant to Section 4(a)(2) of the Securities Act and Regulation S and, in respect of certain mandatory equitizations of second lien secured bonds, on reliance on Section 3(a)(9) of the Securities Act. In view of the substantial issuance of equity securities set forth above pursuant to the Plan of Reorganization, the equity issuances carried out by Azul during 2025 are not material.
Debt Securities
Exit Notes
(a) Securities sold. Azul Secured Finance LLP (a wholly-owned subsidiary of the Company) sold US$1.375 billion in aggregate principal amount of its 9.875% senior secured notes due 2031 on February 6, 2026.
(b) Purchasers. Professional investors in the United States and elsewhere in compliance with customary selling restrictions.
(c) Consideration. The issue price to investors was 99.028% of the principal amount of the Exit Notes and was payable in cash.
(d) Exemption from registration claimed. Rule 144A under the Securities Act and Regulation S.
Additional Debt Issuances
In addition to the issuance of the Exit Notes referred to above, in the last three years, the Company or certain of its subsidiaries issued and sold various debt securities outside Brazil to professional investors in reliance on Section 4(a)(2) of the Securities Act and Regulation S. As a result of the Voluntary Reorganization and the implementation of the Plan of Reorganization, such debt securities are no longer outstanding.
Item 8. Exhibits and Financial Statement Schedules
(a)       The following documents are filed as part of this registration statement:
The exhibit index attached hereto is incorporated herein by reference.
(b)       Financial Statement Schedules
No financial statement schedules are provided because the information called for is not applicable or is shown in the financial statements or notes thereto.
Item 9. Undertakings.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the
3

changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that:
(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
(B) Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form SF-1 or Form SF-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) If the registrant is relying on Rule 430B:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the
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registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(iii) If the registrant is relying on Rule 430D:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) and (h) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430D relating to an offering made pursuant to Rule 415(a)(1)(vii) or (a)(1)(xii) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430D, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
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(7) If the registrant is relying on Rule 430D, with respect to any offering of securities registered on Form SF-3, to file the information previously omitted from the prospectus filed as part of an effective registration statement in accordance with Rule 424(h) and Rule 430D.
(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
3.1	Bylaws of the Registrant (estatuto social) (English translation).*
4.1
Deposit Agreement, dated January 5, 2026, entered into among the Registrant, Citibank N.A., as depositary, and all Holders and Beneficial Owners of American Depositary Shares issued thereunder (previously filed as Exhibit (a)(ii) to Post-Effective Amendment No. 1 to Form F-6 (Registration No. 333-292373) as filed with the SEC on January 26, 2026, and incorporated by reference herein).

4.2
Amendment No. 1, dated February 11, 2026, to the Deposit Agreement entered into among the Registrant, Citibank N.A., as depositary, and all Holders and Beneficial Owners of American Depositary Shares issued thereunder (previously filed as Exhibit (a)(ii) to Post-Effective Amendment No. 2 to Form F-6 (Registration No. 333-292373) as filed with the SEC on April 3, 2026, and incorporated by reference herein).

4.3
Amendment No. 2, dated April 23, 2026, to the Deposit Agreement entered into among the Registrant, Citibank N.A., as depositary, and all Holders and Beneficial Owners of American Depositary Shares issued thereunder (the form of which was previously filed as Exhibit (a)(i) to Post-Effective Amendment No. 2 to Form F-6 (Registration No. 333-292373) as filed with the SEC on April 3, 2026, and incorporated by reference herein).

4.4
Registration Rights Agreement (previously filed as Exhibit 4.27 to our annual report on Form 20-F for the year ended December 31, 2025 filed with the SEC on April 3, 2026, and incorporated by reference herein).

5.1	Opinion of Tozzini, Freire, Teixeira e Silva Advogados, Brazilian legal counsel of the Registrant, as to the legality of the common shares.*
10.1
A320 NEO Purchase Agreement, dated as of October 24, 2014, between Airbus S.A.S. and Azul Finance LLC., including Amendment No. 1 to the A320 NEO Purchase Agreement, dated as of December 21, 2015. (previously filed as Exhibit 10.9 of Pre-Effective Amendment No. 1 to our registration statement on Form F-1 (File No. 333-215908) as filed with the SEC on March 3, 2017 and incorporated by reference herein).

10.2
Amendment No. 2 to the A320 NEO Purchase Agreement dated as of July 20, 2018; Amendment No. 3 to the A320 NEO Purchase Agreement, dated as of July 20, 2018 (previously filed as Exhibit 4.6.1 to Form 20-F/A (File No. 001-38049) as filed with the SEC on July 18, 2019 and incorporated by reference herein).

10.3
Amendment No. 4 to the A320 NEO Purchase Agreement, dated as of December 26, 2019, Amendment No. 5 to the A320 NEO Purchase Agreement, dated as of December 26, 2019, Amendment No. 6 to the A320 NEO Purchase Agreement, dated as of August 28, 2020 (previously filed as Exhibit 4.4.2 to Form 20-F (File No.001-38049) as filed with the SEC on April 30, 2021 and incorporated by reference herein).

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10.4
Amendment No. 7 dated as of April 30, 2021 to the A320 NEO Purchase Agreement, dated as of October 24, 2014, between Airbus S.A.S. and Azul Finance LLC (previously filed as Exhibit 4.4 to Form 20-F (File No. 001-38049) as filed with the SEC on April 3, 2026 and incorporated by reference herein).

10.5
Amendment No. 8 dated as of October 28, 2021 to the A320 NEO Purchase Agreement, dated as of October 24, 2014, between Airbus S.A.S. and Azul Finance LLC (previously filed as Exhibit 4.5 to Form 20-F (File No. 001-38049) as filed with the SEC on April 3, 2026 and incorporated by reference herein).

10.6
Amendment No. 9 dated as of July 21, 2022 to the A320 NEO Purchase Agreement, dated as of October 24, 2014, between Airbus S.A.S. and Azul Finance LLC (previously filed as Exhibit 4.6 to Form 20-F (File No. 001-38049) as filed with the SEC on April 3, 2026 and incorporated by reference herein).

10.7
Amendment No. 10 dated as of June 20, 2023 to the A320 NEO Purchase Agreement, dated as of October 24, 2014, between Airbus S.A.S. and Azul Finance LLC (previously filed as Exhibit 4.7 to Form 20-F (File No. 001-38049) as filed with the SEC on April 3, 2026 and incorporated by reference herein).

10.8
Amendment No. 11 dated as of May 24, 2024 to the A320 NEO Purchase Agreement, dated as of October 24, 2014, between Airbus S.A.S. and Azul Finance LLC (previously filed as Exhibit 4.8 to Form 20-F (File No. 001-38049) as filed with the SEC on April 3, 2026 and incorporated by reference herein).

10.9
Amendment No. 12 dated as of October 9, 2024 to the A320 NEO Purchase Agreement, dated as of October 24, 2014, between Airbus S.A.S. and Azul Finance LLC (previously filed as Exhibit 4.9 to Form 20-F (File No. 001-38049) as filed with the SEC on April 3, 2026 and incorporated by reference herein).

10.10
Amendment No. 13 dated as of May 7, 2025 to the A320 NEO Purchase Agreement, dated as of October 24, 2014, between Airbus S.A.S. and Azul Finance LLC (previously filed as Exhibit 4.10 to Form 20-F (File No. 001-38049) as filed with the SEC on April 3, 2026 and incorporated by reference herein).

10.11
Amendment No. 14 dated as of December 19, 2025 to the A320 NEO Purchase Agreement, dated as of October 24, 2014, between Airbus S.A.S. and Azul Finance LLC (previously filed as Exhibit 4.11 to Form 20-F (File No. 001-38049) as filed with the SEC on April 3, 2026 and incorporated by reference herein).

10.12
Amended and Restated Purchase Agreement COM0384-14, dated as of  November 26, 2025, between Embraer S.A. and Azul Finance 2 LLC (previously filed as Exhibit 4.12 to Form 20-F (File No. 001-38049) as filed with the SEC on April 3, 2026 and incorporated by reference herein).

10.13
A330 NEO Purchase Agreement, dated as of October 28, 2022, between Airbus S.A.S. and Azul Finance LLC. (previously filed as Exhibit 4.16 to Form 20-F (File No. 001-38049) as filed with the SEC on April 29, 2025 and incorporated by reference herein).

10.14
Amendment No. 1 to the A330 NEO Purchase Agreement, dated as of January 9, 2023, between Airbus S.A.S. and Azul Finance LLC (previously filed as Exhibit 4.17 to Form 20-F (File No. 001-38049) as filed with the SEC on April 29, 2025 and incorporated by reference herein).

10.15
Amendment No. 2 to the A330 NEO Purchase Agreement, dated as of June 20, 2023, between Airbus S.A.S. and Azul Finance LLC (previously filed as Exhibit 4.18 to Form 20-F (File No. 001-38049) as filed with the SEC on April 29, 2025 and incorporated by reference herein).

10.16
Amendment No. 3 to the A330 NEO Purchase Agreement, dated as of July 19, 2024, between Airbus S.A.S. and Azul Finance LLC (previously filed as Exhibit 4.19 to Form 20-F (File No. 001-38049) as filed with the SEC on April 29, 2025 and incorporated by reference herein).

10.17
Amendment No. 4 to the A330 NEO Purchase Agreement, dated as of October 9, 2024, between Airbus S.A.S. and Azul Finance LLC (previously filed as Exhibit 4.20 to Form 20-F (File No. 001-38049) as filed with the SEC on April 29, 2025 and incorporated by reference herein).

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10.18
Amendment No. 5 dated as of January 24, 2025 to the A330 NEO Purchase Agreement, dated as of October 28, 2022, between Airbus S.A.S. and Azul Finance LLC (previously filed as Exhibit 4.18 to Form 20-F (File No. 001-38049) as filed with the SEC on April 3, 2026 and incorporated by reference herein).

10.19
Amendment No. 6 dated as of December 19, 2025 to the A330 NEO Purchase Agreement, dated as of October 28, 2022, between Airbus S.A.S. and Azul Finance LLC (previously filed as Exhibit 4.19 to Form 20-F (File No. 001-38049) as filed with the SEC on April 3, 2026 and incorporated by reference herein).

10.20
Agreement for the Supply of Petroleum-derived Aviation Products, dated as of September 15, 2022, by and among Raízen S.A., Azul Linhas Aéreas Brasileiras S.A. and Azul Conecta Ltda. (previously filed as Exhibit 4.20 to Form 20-F (File No. 001-38049) as filed with the SEC on April 3, 2026 and incorporated by reference herein).

10.21
Terms and Conditions of the GUC Warrants, the American Warrants and the Additional Investment Warrants (previously filed as Exhibits 99.1, 99.2 and 99.3 of Form 6-K (File No. 001-38049) as filed with the SEC on February 23, 2026, and incorporated by reference herein).

10.22
Warrant Agreement, dated as of February 19, 2026, between Azul S.A. and the General Unsecured Claims Trust Agreement (previously filed as Exhibit 4.22 to Form 20-F (File No. 001-38049) as filed with the SEC on April 3, 2026 and incorporated by reference herein).

10.23
Warrant Agreement dated as of February 17, 2026, among Azul S.A., United Airlines, Inc., and the Additional Investment Warrant Holders parties thereto (previously filed as Exhibit 4.23 to Form 20-F (File No. 001-38049) as filed with the SEC on April 3, 2026 and incorporated by reference herein).

10.24
Warrant Agreement dated as of February 17, 2026, between Azul S.A. and American Airlines, Inc. (previously filed as Exhibit 4.24 to Form 20-F (File No. 001-38049) as filed with the SEC on April 3, 2026 and incorporated by reference herein).

10.25
EBITDAR-Linked Contingent Value Right Agreement, dated as of February 19, 2026, between Azul S.A. and U.S. Bank Trust National Association (previously filed as Exhibit 4.25 to Form 20-F (File No. 001-38049) as filed with the SEC on April 3, 2026 and incorporated by reference herein).

10.26
General Unsecured Claims Trust Agreement, dated as of February 19, 2026, among Azul S.A., the other Debtors parties thereto, and U.S. Bank Trust National Association (previously filed as Exhibit 4.26 to Form 20-F (File No. 001-38049) as filed with the SEC on April 3, 2026 and incorporated by reference herein).

10.27
Registration Rights Agreement, dated as of February 20, 2026, between Azul S.A. and the Holders named therein (previously filed as Exhibit 4.27 to Form 20-F (File No. 001-38049) as filed with the SEC on April 3, 2026 and incorporated by reference herein).

10.28
Amendment Agreement dated July 8, 2025 amending the Agreement for the Supply of Petroleum-derived Aviation Products, dated as of September 15, 2022, by and among Raízen S.A., Azul Linhas Aéreas Brasileiras S.A. and Azul Conecta Ltda. (previously filed as Exhibit 4.28 to Form 20-F (File No. 001-38049) as filed with the SEC on April 3, 2026 and incorporated by reference herein).

10.29
Management Inventive Plan (Restricted Shares Granting Plan) of the Registrant (previously filed as Exhibit 99.2 of Form 6-K (File No. 001-38049) as filed with the SEC on February 20, 2026, and incorporated by reference herein).

10.3	First Amendment dated March 31, 2026 to the Warrant Agreement dated as of February 17, 2026, between Azul S.A. and American Airlines, Inc.*
10.31	First Amendment dated May 21, 2026 to Amended and Restated Equity Investment Agreement dated as of February 17, 2026, between Azul S.A., certain of its subsidiaries and American Airlines, Inc.*
10.32	Amended and Restated Warrant Agreement dated as of May 21, 2026, between Azul S.A. and American Airlines, Inc.*
10.33	Amended and Restated Warrant Agreement dated as of May 21, 2026, among Azul S.A., United Airlines, Inc., and the Additional Investment Warrant Holders parties thereto.*
10.34	Terms and Conditions of the Incremental Warrants.*
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21.1
Subsidiaries of the Registrant (previously filed as Exhibit 8.1 to our annual report on Form 20-F for the year ended December 31, 2025 filed with the SEC on April 3, 2026, and incorporated by reference herein).

23.1	Consent of Grant Thornton Auditores Independentes Ltda., independent registered public accounting firm.**
23.2	Consent of Ernst & Young Auditores Independentes S/S Ltda., independent registered public accounting firm.**
23.3	Consent of Tozzini, Freire, Teixeira e Silva Advogados (included in exhibit 5.1).*
24.1	Power of Attorney (included on signature page to this registration statement).
101.INS	Inline XBRL Instance Document**
101.SCH	Inline XBRL Taxonomy Extension Schema Document**
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document**
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document**
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document**
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document**
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)**
107	Filing Fee Table.*

* Previously filed as an exhibit to this registration statement prior to effectiveness thereof.
** Filed herewith.

3

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Post-Effective Amendment No. 1 to the registration statement on Form F-1to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Barueri, São Paulo, Brazil, on this 28th day of August 2026.

Azul S.A.
By:
/s/ John Peter Rodgerson
Name: John Peter Rodgerson
Title: Chief Executive Officer and Director
i

SIGNATURES

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Peter Rodgerson
John Peter Rodgerson	Chief Executive Officer and Director	August 28, 2026

/s/ Antonio Carlos Garcia
Antonio Carlos Garcia	Chief Financial Officer	August 28, 2026

/s/ Ricardo Luiz Temer Mariano
Ricardo Luiz Temer Mariano	Controller	August 28, 2026

/s/ David Gary Neeleman
David Gary Neeleman	Chairman of the Board of Directors	August 28, 2026

/s/ Sérgio Eraldo de Salles Pinto
Sérgio Eraldo de Salles Pinto	Vice-Chairman of the Board of Directors	August 28, 2026

/s/ Gilberto de Almeida Peralta
Gilberto de Almeida Peralta	Director	August 28, 2026

/s/ Renata Faber Rocha Ribeiro
Renata Faber Rocha Ribeiro	Director	August 28, 2026

ii

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this Post-Effective Amendment No. 1 to the registration statement thereto in New York, NY on August 28, 2026.

Authorized U.S. Representative:
Cogency Global Inc.
By:
/s/ Colleen A. De Vries
Name: Colleen A. De Vries

iii